SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

LIQUEFACTION TOLLING AGREEMENT

between

SOCIÉTÉ NATIONALE DES HYDROCARBURES

and

PERENCO CAMEROON SA

and

GOLAR HILLI CORPORATION

and

GOLAR CAMEROON SASU

Dated 29 November 2017

Table of Contents
1    Definitions, Interpretation and Language    5
2    Term and Effectiveness    20
3    Scope of Services    21
4    Operation Manuals and Measurement    22
5    Compensation for Services    24
6    Invoicing and Payment    26
7    Taxes    28
8    FLNG Facility    29
9    Start-Up    34
10    Receipt of Gas    40
11    Delivery of LNG    42
12    Scheduling    45
13    Interruption to Services    49
14    Inventory Management    52
15    LNG Loading and Transportation    54
16    Force Majeure    63
17    Credit Support    67
18    Termination    67
19    Liabilities and Indemnification    70
20    Insurance    72
21    Representations and Warranties    73
22    Assignment    74
23    Change in Control    75
24    Confidentiality    75
25    Business Principles    77
26    Health and Safety    79
27    Quality Assurance and Quality Control    81
28    ISPS Code    82
29    Choice of Law and Dispute Resolution    82
30    Communications and Notices    83
31    Miscellaneous    85
Annex 1 FLNG Vessel Specifications    90
Annex 2 Project Specifications    92
Annex 3 LNG Specification    97
Annex 5 Acceptance Test Principles    99
Annex 6 Form of Acceptance Certificate    101
Annex 7 Conditions of Use    102
Annex 8 Approved LNG Vessels    106
Annex 9 Allotted Loading Times and Demurrage Rates for LNG Vessels    107

THIS LIQUEFACTION TOLLING SERVICES AGREEMENT (the “Agreement”) is made on 29 November 2017 between:

(1)
SOCIÉTÉ NATIONALE DES HYDROCARBURES, a company established and duly incorporated under the laws of the Republic of Cameroon under company registration number RC Yaoundé J-58 with its registered office at P.O. Box 955, Yaoundé, Cameroon, represented for the purposes of this Agreement by [*****], duly authorised for the purposes hereof (“SNH”);

(2)
PERENCO CAMEROON SA, a limited liability company with a board of directors, with a share capital of [*****], established and duly incorporated under the laws of the Republic of Cameroon under company registration number RC/DLA/1982/B/8367, with its registered office at P.O. Box 1225 Douala, Cameroon, represented for this purpose by [*****], duly authorised for the purposes hereof (“Perenco”);

(3)
GOLAR HILLI CORPORATION, a company established and duly incorporated under the laws of the Marshall Islands, under company registration number 68975, with its registered office located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960, represented for the purposes of this Agreement by Mr Iain Ross, duly authorised for the purposes hereof (“Golar”); and

(4)
GOLAR CAMEROON SASU, a simplified limited company with a sole shareholder, with a share capital of CFA Francs ten million (XAF 10,000,000), established and duly incorporated under the laws of the Republic of Cameroon, under company registration number RC/DLA/2015/B/3350, with its registered office located at Avenue de Gaulle 600. Bonanjo, PO Box 1404, Douala, Cameroon, represented for the purposes of this Agreement by Mr John Johansen, duly authorised for the purposes hereof (“Golar Cam”).

SNH, Perenco, Golar and Golar Cam, and their respective successors and permitted assignees (if any), may sometimes individually be referred to throughout this Agreement as a “Party” and collectively as the “Parties” (and, where the context requires, each of SNH and Perenco may together be referred to as a single Party, and each of Golar and Golar Cam may together be referred to as a single Party).
RECITALS:

(A)
Perenco and SNH (collectively the “Customer”), Golar and Golar Cam are committed to the development of a floating liquefied natural gas (“FLNG”) export project offshore Kribi, in Cameroon (the “Project”).

(B)
The Customer has, pursuant to the Sanaga Sud PSC (as defined below), secured the rights to produce and transport Gas and to export LNG from Cameroon, and, pursuant to the Sanaga Sud PSC, is authorised to provide Feed Gas for the Project.

(C)
The parties have entered into a Binding Term Sheet dated 15 October 2015, as amended and supplemented by Addendum No.1 dated 30 October 2015, pursuant to which the Parties set out the basis on which Golar and Golar Cam would make the Services available to the Customer in order to execute the Project.

(D)
The Parties and the Republic of Cameroon have entered into the Gas Agreement (the “Convention Gaziere”) dated 30 September 2015, in order to establish the technical, legal, financial, customs and economic framework between the Parties on the one hand, and the Republic of Cameroon on the other (including the rights for the Customer to liquefy Gas and export LNG from Cameroon).

(E)
Golar and Golar Cam now wish to make the Services available to the Customer, and the Customer desires to purchase and pay Golar for the Services and to Lift LNG from the FLNG Facility, in accordance with the provisions hereof.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged it is agreed as follows:

1	DEFINITIONS, INTERPRETATION AND LANGUAGE

1.1	Definitions
In addition to any terms or expressions defined elsewhere herein, the terms or expressions set out below shall have the following meanings in this Agreement.
“[*****]-Day Schedule” shall have the meaning set out in Clause 12.4(a).
“[*****]-Day Period” shall have the meaning set out in Clause 12.3(a).
“[*****]-Day Schedule” shall have the meaning set out in Clause 12.3(a)(i).
“Acceptance Date” means the date upon which delivery of the FLNG Facility is accepted or deemed to be accepted by the Customer, as evidenced by the Parties’ execution or deemed acceptance of the Certificate of Acceptance pursuant to Clause 9.4(h) , and “Acceptance” shall be deemed to have occurred upon such acceptance.
“Acceptance Minimum Requirements” means the key functional requirements of the FLNG Facility as further detailed in Annex 5.
“Acceptance Test Protocol” shall have the meaning set out in Clause 9.2(a).
“Acceptance Tests” means the testing of the FLNG Facility further detailed in the Acceptance Test Protocol (the principles of which are set out at Annex 5) and which are required to determine whether the FLNG Facility meets the Acceptance Minimum Requirements.
“Actual Laytime” shall have the meaning set out in Clause 15.7(b).
“Adverse Weather Conditions” means weather and sea conditions actually experienced at or near the FLNG Facility that are sufficiently severe either: (a) to prevent an LNG Vessel from proceeding to berth, or loading or departing from berth, in accordance with one or more of the following: (i) regulations published by a Governmental Authority, (ii) an Approval or (iii) an order of a Pilot or a mooring master; or (b) to cause an actual determination by the Master of an LNG Vessel that it is unsafe for such vessel to berth, load or depart from berth; or (c) to cause an actual determination by the Master of the FLNG Vessel that it is unsafe for an LNG Vessel to berth, load or depart from berth.
“Affiliate” means a Person (other than a Party) that directly or indirectly controls, is controlled by, or is under common control with, a Party, and for such purposes the terms “control”, “controlled by” or other derivatives shall mean the direct or indirect ownership of fifty per cent (50%) or more of the voting rights in a Person or control of the Board of a Person and shall include, for the avoidance of doubt, Golar LNG Partners LP (or its successors in title) and Golar Partners Operating LLC (or its successors in title).
“Agreement” means this agreement, together with the Annexes attached hereto, which are hereby incorporated into and made a part hereof.
“Allotted Berth Time” shall have the meaning set out in Clause 15.11(b).
“Allowed Laytime” shall have the meaning set out in Clause 15.7(a).
“Annual Feed Gas Schedule” means the schedule of Customer’s Daily Feed Gas deliveries for a Contract Year issued by the Parties pursuant to Clause 12.2(d).
“Applicable Amount” [*****].
“Approvals” means all consents, authorisations, licences, waivers, permits, approvals and other similar documents from or by a Governmental Authority.
“Approved Provider” shall have the meaning set out in Clause 20.2(a)(ii).
“ARQ” means the aggregate of the RMQs over a Contract Year.“
Arrival Location” shall mean the pilot boarding station as further described in the Marine Operations Manual.
“Arrival Temperature” shall have the meaning set out in Clause 15.1(d).
“Audit Defects” shall have the meaning set out in Clause 26.4(c).
“Bank Guarantee” shall have the meaning set out in Clause 17.2(a).
“Bar(g)” means bar gauge or gauge pressure measured with reference to atmospheric pressure (1 atm).
“Base Agreement” shall have the meaning set out in Clause 31.5(b).
“Base Capacity” means LNG liquefaction capacity of either:

(1)	1.2 MMTPA; or

(2)	the LNG liquefaction capacity notified by the Customer in the event that the option at Clause 5.1(b) is exercised by the Customer and the required notification has been provided by Golar or pro rata thereof in the first and last Contract Year. In respect of the first Contract Year, the Base Capacity shall be calculated from the Acceptance Date, notwithstanding that the first Contract Year may commence after the Acceptance Date.
“BCF” means billion cubic feet.
“Binding Term Sheet” shall have the meaning set out in Recital (C).
“Brent Crude Price” has the meaning given to it in Clause 5.1(a).
“British Thermal Unit” or “BTU” means the amount of heat required to raise the temperature of one (1) avoirdupois pound of pure water from fifty-nine degrees Fahrenheit (59°F) to sixty degrees Fahrenheit (60°F) at an absolute pressure of fourteen point six nine six (14.696) pounds per square inch.
“Business Day” means any day other than a weekend day or banking holiday in any of Yaoundé, London or New York.
“Cargo” shall mean a quantity of LNG, expressed in MMBTU, to be Lifted onto an LNG Vessel in relation to which Golar and Golar Cam have rendered Services to Customer hereunder.
“Change in Control” means that any of the following events has occurred:

(a)
any Person (other than an Affiliate) becomes the beneficial owner directly or indirectly, of voting securities of a Party representing more than fifty per cent (50%) of the Party’s outstanding voting securities or rights to acquire such securities or acquires control of a majority of the Board or otherwise acquires de facto control;

(b)
any sale, lease, exchange or transfer (in one transaction or a series of transactions) by Golar of the FLNG Facility, other than in respect of specific finance arrangements where Golar retains control and use of the FLNG Facility; or

(c)	[*****].
“Change in Law” means the occurrence of any of the following after 15 October 2015:

(a)	the enactment of any new law;

(b)	the modification, repeal, or withdrawal of any existing law;

(c)	the commencement of any law which had not become effective on 15 October 2015; or

(d)	a change in the interpretation or application by any Governmental Authority having jurisdiction over any of the Parties or the subject matter of this Agreement of any law.
“Claims” means claims, demands, legal proceedings or actions that may exist, arise or be threatened currently or in the future at any time following the Effective Date, whether or not of a type contemplated by any Party, and whether based on federal, provincial, local, statutory or common law or any other applicable law.
“Classification Society” has the meaning given to it in Annex 1.
“Commercial Operations Manual” shall have the meaning set out in Clause 4.2(a).
“Commercial Start Date” has the meaning given to it in Clause 9.4(a).
“Commissioning Activities” means leak testing and flushing, feed gas commissioning and start up activities and liquefaction plant commissioning and start up activities to be further detailed in the Commissioning Programme.
“Commissioning Period” means the period between the Scheduled Commissioning Start Date and Acceptance, during which the Commissioning Activities and the Acceptance Tests are to be carried out by the Parties in accordance with the Commissioning Programme and Acceptance Test Protocol.
“Commissioning Programme” shall have the meaning set out in Clause 9.2(b).
“Commissioning Retainage Limit” means [*****].
“Completion of Loading” means, following loading of a Cargo on the relevant LNG Vessel, (i) the disconnection of all the flange couplings of her cargo manifold from the flange couplings of the loading lines at the FLNG Facility and (ii) the disconnection of the flange coupling of her vapour return line from the flange coupling of the vapour receipt line at the FLNG Facility. In the case an LNG Vessel loads a Cargo in multiple separate parcels and decouples from the FLNG Facility between parcels (due to the additional time required for the FLNG Facility to finish producing the Expected Lifting Quantity after loading the previous parcel), Completion of Loading shall be deemed to occur after the disconnection of the relevant flange couplings mentioned in the prior sentence following the loading of the final parcel.
“Confidential Information” means the terms of this Agreement and the fact of its entry, and all written and oral information directly or indirectly disclosed by Golar, Golar Cam or Customer to each other and shall include, without any limitation being implied, all notes, analyses, compilations, studies and all other documents relating to the FLNG Facility and the Liquefaction Project, including notes, analyses, compilations or documents generated by Golar Golar Cam or Customer having received Confidential Information and which contain or are directly or indirectly or otherwise generated from such information. For the avoidance of doubt, Confidential Information includes operational information related to Customer.
“Consequential Loss” means:

(a)	any indirect, incidental, consequential, exemplary or punitive loss or damages; and

(b)
any direct or indirect: loss of income or profits, loss of anticipated income or profits, loss of goodwill, loss of business, loss of bargain, loss of anticipated saving, loss of use (partial or total), loss and/or deferral of production, loss of contracts, loss of revenues, or loss of reputation.

For the avoidance of doubt Consequential Loss shall not include (i) any compensation for the Services (including the Fee) or compensation payable during suspension of the Commissioning Period pursuant to Clause 9.3; (ii) payment of liquidated damages pursuant to Clause 9.3; (iii) any deduction due as a consequence of Services Unavailability pursuant to Clause 13.3(d); (iv) payment of SPA Costs pursuant to Clause 13.3(d); (v) payment of demurrage pursuant to Clause 15.7(c); or (vi) any termination fees payable pursuant to Clause 18.2.
“Contract Year” means, for the first Contract Year, the period from the day after both the following have occurred: (a) the Acceptance Date and (b) the Lifting Programme is issued pursuant to Clause 12.2(e) to the following 31 December, and then each successive period of twelve (12) months beginning on 1 January. The last Contract Year shall commence on 1 January and end on the last day of the Term as set out in Clause 2.1.
“Contract Year Reconciliation” has the meaning given to it in Clause 13.3(d)(ii).
“Credit Supports” shall mean the Golar Credit Support and the Customer Credit Support.
“Cubic Metre” means a volume equal to the volume of a cube each edge of which is one (1) metre.
“Customer” has the meaning set out in the Recital (A).
“Customer Delay Event” means:
[*****]
in each case, other than due to (i) any fault, negligent act or omission of Golar or Golar Cam or any Golar Indemnified Person or (ii) an event of Force Majeure.
“Customer Indemnified Person” means:

(a)	the Customer and each of its Affiliates;

(b)	any Person selling, supplying or otherwise delivering Feed Gas for or on behalf of Customer to FLNG Facility;

(c)	any Person executing any agreement pursuant to which Customer or any of Customer’s Affiliates sells or agrees to sell LNG (unless such Person has signed the Conditions of Use Agreement);

(d)	any owner and operator of Transport Pipelines delivering Feed Gas for or on behalf of Customer;

(e)	any Transporter (unless such Transporter has signed the Conditions of Use Agreement);

(f)
contractors and subcontractors of any tier of any of the foregoing (including tugs, tug owners and operators, pilot vessels, pilot vessel owners and operators, and security vessels, security vessel owners and operators) in connection with the Customer’s Facilities; and

(g)	the Representatives of each of the foregoing,
provided that it shall not include any member of Golar’s Group.
“Customer Personnel” means those persons designated as such by the Customer to Golar.
“Customer’s Credit Support” means the Perenco Credit Support and the SNH Credit Support.
“Customer’s Facilities” means all fixed and moveable assets and equipment which the Customer uses and/or controls and operates from time to time for the purpose of producing, processing and thereafter providing Feed Gas at the Gas Receipt Point and taking delivery of LNG at the LNG Delivery Point, including but not limited to the subsea facilities, the risers, the offshore facilities (including the Sanaga-1 platform), the Bipaga central process facilities and the pipelines (including the pipelines connecting the Sanaga-1 platform and the Bipaga central process facilities and the pipeline connecting the Bipaga central process facilities and the FLNG Facility).
“Customer’s Group” means Customer’s Indemnified Persons.
“Customer’s Inventory” means, at any given time, the quantity in MMBTUs (whether positive or negative) that represents LNG and Gas held in the custody of Golar at the FLNG Facility on behalf of Customer as recorded in Customer’s Inventory Account.
“Customer’s Proposed Lifting Programme” shall have the meaning set out in Clause 12.2(b).
“Daily Feed Gas Quantity” shall have the meaning set out in Clause 12.3(b)(i).
“Daily LDs” means pre-Acceptance liquidated damages payable by Golar to the Customer for delay or failure in delivery and/or failure of acceptance testing by the Commercial Start Date (for reasons not primarily attributable to a Customer Delay Event or Force Majeure) at the rates specified in Clause 9.4(e).
“Dated Brent” has the meaning given to it in Clause 5.1(a).
“Dated Brent Index” has the meaning given to it in Clause 5.1(a).
“Day” means a period of twenty-four (24) consecutive hours beginning and ending at 00:00 hrs Cameroon time, and “Daily” shall be construed accordingly.
“Definitive Financing Agreements” means, collectively, all contracts executed by the Lenders and sponsors of Golar or its Affiliates in connection with the financing of the Project.
“Demurrage Event” shall have the meaning set out in Clause 15.7(c)(i).
“Discloser” shall have the meaning set out in Clause 24.1(a).
“Dispute” means any dispute, controversy or claim (of any and every kind or type, whether based on contract, tort, statute, regulation or otherwise) arising out of, relating to or connected with this Agreement, including any dispute as to the construction, validity, interpretation, termination, enforceability or breach of this Agreement, as well as any dispute over arbitrability or jurisdiction.
“Downstream Facilities” means (1) all berthing and marine facilities at the FLNG Site for berthing LNG Vessels at the FLNG Facility (including, but not limited to, LNG Vessels, fireboats, tugs and escort vessels), and (2) any receiving facilities at an unloading port (including, but not limited to, those facilities located at the relevant unloading port that are used by the buyer under an LNG SPA for the fulfilment of its obligations thereunder, which include (i) the LNG Vessel berthing facilities and the unloading port facilities, (ii) the LNG unloading, receipt, storage, treatment (if necessary) and regasification facilities, (iii) the Gas (and LNG, if applicable) processing facilities and the transmission pipelines, and (iv) all ancillary equipment), in each case whether or not owned or operated by the Customer.
“Effective Date” shall mean the date on which all Conditions Precedent in Clause 2.3 have been satisfied or waived in accordance with the terms thereof.
“Encumbrance” means any mortgage, pledge, lien, charge, adverse claim, proprietary right, assignment by way of security, security interest, title retention, preferential right or trust arrangement or any other security agreement or arrangement having the effect of security.
“ETA” shall have the meaning set out in Clause 15.4(b)(i).
“Expected Lifting Quantity” means the quantity of LNG (expressed in MMBTUs unless otherwise indicated) to be Lifted in connection with a scheduled Lifting as set out in the Lifting Programme.
“Export Licence” means the export license granted to the Customer pursuant to the Gas Convention.
“Failure to Lift” shall have the meaning set out in Clause 13.5.
“Fee” shall have the meaning set out in Clause 5.1.
“Feed Gas” means Gas delivered to the FLNG Facility in relation to the Services.
“Feed Gas Quantity Delivered” means at any time, the quantity in MMTBUs of Feed Gas actually delivered to the Gas Receipt Point and credited to the Customer’s Inventory, as measured on board the FLNG Vessel.
“Feed Gas Specification” shall have the meaning set out in Clause 10.2.
“Final Notice” shall have the meaning set out in Clause 15.4(b)(iv).
“Firm Feed Gas Schedule” shall have the meaning set out in Clause 12.2(b).
“First Notice” shall have the meaning set out in Clause 15.4(b)(i).
“FLNG Facility” means, collectively, the FLNG Vessel, the Mooring, and other facilities to be provided by Golar and its Affiliates for the liquefaction of LNG for export, including all marine facilities, riser and umbilical, and related equipment between the Gas Receipt Point and the LNG Delivery Point, to be situated at the FLNG Site.
“FLNG Site” is the location set out in Annex 2.
“FLNG Vessel” shall mean the “Hilli Episeyo” floating liquefaction vessel as more precisely described in Annex 1 (FLNG Vessel Specifications).
“Flag State” has the meaning given to it in Annex 1.
“Force Majeure” shall have the meaning set out in Clause 16.1.
“Full Cargo Lot” means the maximum quantity of LNG (expressed in cubic metres) that the particular LNG Vessel can safely load, carry and discharge after taking into account (among other factors) the maximum quantity of LNG that can practically be loaded onto the LNG Vessel at the FLNG Facility, the gross cargo capacity of such LNG Vessel, any port restrictions, allowances for usual operational constraints such as boil-off, the required draft upon arrival at the relevant discharge port, and LNG heel quantity on board, up to a maximum quantity of [*****] m3 Cubic Metres.
“Gas” means any hydrocarbon or mixture of hydrocarbons consisting predominantly of methane which is in a gaseous state.
“Gas Agreement” shall have the meaning set out in Recital (D).
“Gas Receipt Point” shall be the flange connection between the Customer’s hook up spool and Golar’s pipe.
“Golar Credit Support” has the meaning given to it in Clause 17.1(a).
“Golar Indemnified Person” means each of Golar, Golar Cam, Golar LNG Limited, Golar LNG Partners, Golar Partners Operating LLC and their respective Affiliates, personnel and crew at the FLNG Facility, contractors and subcontractors of any tier of any of the foregoing in connection with the FLNG Facility, and Representatives of each of the foregoing, provided that it shall not include any member of the Customer’s Group.
“Golar Notice of Readiness” has the meaning given to it in Clause 9.2(h).
“Governmental Authority” means, in respect of any country, any national, regional, provincial or local government, or any subdivision, agency, commission or authority thereof (including any maritime authorities, port authority or any quasi-governmental agency).
“Gross Heating Value” means, when expressed in BTU/SCF, the quantity of heat produced by the complete combustion in dry air of one SCF of dry ideal natural gas and the condensation of all the water formed, with the initial and final temperature and pressure being fifteen Degrees Celsius (15°C) and one (1) atm respectively calculated according to ISO 6976. Gross Heating Value is equivalent to higher heating value (HHV).
“Gross Negligence” means a negligent act or negligent failure to act of a person, which act or omission would reasonably be perceived as entailing an extreme degree of risk of injury to a person or physical loss of or damage to property (considering the probability and magnitude of the potential injury, loss or damage), coupled with the person’s actual awareness of (and indifference to) such extreme risk.
“Group” means in relation to Customer, the Customer Indemnified Persons, and in relation to Golar or Golar Cam, the Golar Indemnified Persons.
“Heel LNG Quantity” has the meaning set out in Clause 9.6(b)(ii).
“Hook-Up Activities” means the lifting of mooring chains and soft yoke and the connection of the riser and umbilical to be carried out following the FLNG Vessel’s arrival and mooring at site.
“Imbalance” shall have the meaning set out in Clause 12.5(a).
“Insolvency” means:

(a)	a party suspends payment of its debts or is unable or admits its inability to pay its debts as they fall due;

(b)
a party passes a resolution, commences proceedings or has proceedings commenced against it (which proceedings commenced against it are not stayed within twenty-one (21) days of service thereof on that party) in the nature of bankruptcy or reorganization resulting from insolvency, or for its liquidation or for the appointment of a receiver, administrator, trustee in bankruptcy or liquidator of its undertakings or assets;

(c)
a party enters into any composition or scheme of arrangement with its creditors generally (or any class thereof) for the forgiveness or forbearance of debt (in whole or in part) save in the course of reconstructions or amalgamations previously approved in writing by the other party;

(d)	a petition is presented or an order is made by any competent court or other appropriate authority or a resolution is passed for bankruptcy, dissolution or winding up of a party;

(e)
a liquidator, manager, administrator, receiver or trustee is appointed or an encumbrancer takes possession of the undertaking or property of a party or any material part of the undertaking or property of a party and is not paid out or discharged within twenty-eight (28) days unless such appointment or possession is being contested by the party in good faith by appropriate proceedings and is paid out or discharged within forty-five (45) days; and

(f)	a party ceases to carry on its business except for the purposes of corporate restructuring in a way which will shall not affect or interfere with its duties and obligations under this Agreement.
“Insubstantial Non-Conformity” means any minor or insubstantial non-conformity in the FLNG Facility (as required under this Agreement) that does not and shall not (a) affect the FLNG Vessel’s compliance with the rules, regulations and requirements of the Classification Society, Flag State or applicable law; (b) impair the safe and efficient operation of the FLNG Facility; (c) affect the ability of Golar and/or Golar Cam to provide the Services.
“Intellectual Property Rights” shall mean all patents, copyright, database rights, design rights, trade secrets, confidential know how, moral rights, trademarks and service marks (all whether registered or not and including all applications for any of them and all equivalent rights in all parts of the world), and all rights of confidence, whenever and however arising for their full term and including any divisions, reissues, re-examinations, continuations, continuations-in-part and renewals thereof.
“International LNG Terminal Standards” means, to the extent not inconsistent with the express requirements of this Agreement, or applicable Law, the international standards and practices applicable to the ownership, design, construction, equipment, operation or maintenance of a single or multi user floating LNG liquefaction facilities, established by the following (such standards to apply in the following order of priority): (i) a Governmental Authority having jurisdiction over the FLNG Facility; (ii) the FLNG Vessel’s Flag State; (iii) the FLNG Vessel’s Classification Society; and (iv) any other internationally recognised non-governmental agency or organisation, including the International Maritime Organisation (IMO), Society of International Gas Tankers and Terminal Operators (SIGTTO), Oil Companies International Marine Forum (OCIMF), and The International Group of LNG Importers (GIIGNL), with whose standards, practices and guidelines it is customary for Reasonable and Prudent Operators of such floating liquefaction facilities to comply.
“International LNG Vessel Standards” means, to the extent not inconsistent with the express requirements of this Agreement or applicable Law, the international standards and practices applicable to the ownership, design, construction, equipment, operation or maintenance of LNG vessels established by the following (such standards to apply in the following order of priority): (i) a Governmental Authority with jurisdiction over the LNG Vessel; (ii) the LNG Vessel’s flag state; (iii) the LNG Vessel’s classification society pursuant to Clause 15.2(h); and (iv) any other internationally recognised non-governmental agency or organisation, including the International Maritime Organisation (IMO), the Society of International Gas Tankers and Terminal Operators (SIGTTO), Oil Companies International Marine Forum (OCIMF) and the International Group of LNG Importers (GIIGNL), with whose standards, practices and guidelines it is customary for Reasonable and Prudent Operators of LNG Vessels to apply.
“Inventory Account” shall have the meaning set out in Clause 14.2(a).
“ISM Code” shall have the meaning set out in Clause 15.2(b).
“Late Lifting” shall have the meaning set out in Clause 13.3(d)(ix).
“Lender” means (a) any and all banks, financial institutions and other financing parties providing all or a portion of any financing, refinancing or credit support to Golar or its Affiliates related to the FLNG Facility and the general business operations of Golar or its Affiliates, and any trustee or agent acting on behalf of such banks, financial institutions or financing parties, and (b) any provider of any hedging arrangement required under the terms of (a) above, including an interest rate swap transaction, forward interest rate swap transaction, and any trustee or agent acting on behalf of such provider.
“Liabilities” means all liabilities, costs, claims, disputes, demands, suits, legal or administrative proceedings, judgments, damages, losses and expenses (including reasonable attorneys’ fees and other reasonable costs of litigation or defence), and any and all fines, penalties and assessments of, or responsibilities to, Governmental Authorities.
“LIBOR” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars for a period of one (1) month and as displayed on the “LIBOR 01” or “LIBOR 02” page on the Thomson Reuters screen (or any replacement of the Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters at or about 11:00 a.m. (London time) on the day that is two (2) London Banking Days prior to (i) the due date of the payment to bear interest, and thereafter, (ii) the first Business Day of each succeeding calendar month.
“Lift” or derivatives of the same means Customer’s receipt, loading and transport of a quantity of LNG from the FLNG Facility, utilising LNG Vessels.
“Lifting” means the loading of LNG onto an LNG Vessel for the account of Customer, in connection with a Scheduled Arrival Window as specified in the Lifting Programme.
“Lifting Programme” means the schedule of Liftings, Scheduled Arrival Windows and Expected Lifting Quantities for a Contract Year issued and updated by the Parties pursuant to Clause 12.
“Liquefaction License” means the licence to treat and liquefy natural gas and to store and deliver the resultant LNG granted to Golar Cam pursuant to Clause 4 of the Gas Convention.
“Liquids” means liquid hydrocarbons capable of being separated or extracted from Gas, including ethane, propane, butane and longer-chain hydrocarbons.
“LNG” means Gas in a liquid state at or below its boiling point at or near atmospheric pressure.
“LNG Commissioning Heel” shall have the meaning set out in Clause 9.6(b).
“LNG Cool Down Cargo” shall have the meaning set out in Clause 9.6(a).
“LNG Cool Down Cargo Transfer Time” shall have the meaning set out in Clause 9.3(b).
“LNG Delivery Point” shall be the junction point on the flanges connecting the loading manifold on the LNG Vessel with the flange coupling of the LNG loading arms at the FLNG Facility.
“LNG Heel Transfer Date” shall have the meaning set out in Clause 9.6(b)(i)
“LNG SPAs” means any contract between the Customer as seller and a Third Party as buyer for the sale of LNG produced by the FLNG Facility.
“LNG Specification” has the meaning given to it in Clause 11.2.
“LNG Storage Capacity” shall mean the usable storage capacity in the LNG storage tanks at the FLNG Facility within which Golar and Golar Cam stores Customer’s LNG inventory on a temporary basis in accordance with the provisions of this Agreement.
“LNG Vessel” means an ocean-going vessel used or to be used by Customer or its LNG buyer for a Lifting at the FLNG Facility.
“Marine Operations Industry Practice” means those recognized practices in the LNG industry applying to LNG loading and transportation from LNG terminals, including but not limited to the standard of incoming LNG Vessels, LNG Vessel nominations, notice of readiness, berthing assignment, loading time, purging and cool down operations, gas onboard the LNG Vessel, LNG Vessel not ready for loading and excess berth time.
“Marine Operations Manual” shall have the meaning set out in Clause 4.1(a).
“Measurement and Testing Procedures” shall have the meaning set out in Clause 4.2.
“MMBTU” means one million (1,000,000) BTUs.
“MMBTU Base Capacity” shall be the MMBTU equivalent of the Base Capacity, and shall be calculated by multiplying the Base Capacity [*****]
“MMTPA” means one million (1,000,000) metric tonnes per annum.
“MMSCF” means one million (1,000,000) standard cubic feet.
“Maximum Aggregate Amount” shall have the meaning set out in Clause 17.2(a).
“Monthly Base Capacity” means the Base Capacity divided by the Monthly Component.
“Monthly Component” means twelve (12); provided, however, that for the first and last Contract Year, Monthly Component shall mean the number of months in the respective Contract Year with the first and last months in such Contract Year being prorated based upon the number of days in such month (if the first and last months are not full calendar months).
“Monthly Update” shall have the meaning set out in Clause 12.3(a).
“Mooring” means the soft yoke mooring system (together with all associated plant, equipment, facilities and infrastructure) to be designed, constructed and installed at the FLNG Site by Golar.
“Notice of Imbalance” shall have the meaning set out in Clause 12.5(b).
“Notice of Readiness” or “NOR” shall have the meaning set out in Clause 15.5(a).
“OCIMF” means the Oil Companies International Marine Forum.
“Off-Spec Feed Gas” shall have the meaning set out in Clause 10.4(a).
“Off-Spec LNG” shall have the meaning set out in Clause 11.4(a).
“Operations Retainage Limit” has the meaning given to it in Clause 5.2(b).
“P&I Insurance” shall have the meaning set out in Clause 20.2(a)(ii).
“Party” and “Parties” has the meaning given to each term in the Preamble.
“Perenco Credit Support” has the meaning given to it in Clause 17.2(a).
“Person” means any individual, corporation, partnership, trust, unincorporated organization or other legal entity, including any Governmental Authority.
“Pilot” means any Person engaged by a Transporter to come on board an LNG Vessel to assist the Master in piloting, mooring and unmooring such LNG Vessel.
“Port Charges” means all Third Party charges of whatsoever nature in respect of an LNG Vessel entering, leaving or utilizing the FLNG Site and/or the FLNG Facility, including (a) rates, tolls and dues of any description, (b) charges imposed by or otherwise payable to fireboats, tugs and escort vessels, a Pilot and any other Person assisting an LNG Vessel to enter, leave or utilize the FLNG Facility and (c) dockage and mooring fees, port use fees, through-put charges and any other charges imposed by any Governmental Authorities having jurisdiction over the FLNG Site.
“Preliminary Annual Feed Gas Schedule” means the preliminary schedule of Customer’s Daily Feed Gas deliveries for a Contract Year issued by Golar pursuant to Clause 12.2(c).
“Preliminary Commercial Operations Manual” shall have the meaning set out in Clause 4.2(c).
“Preliminary Lifting Programme” shall have the meaning set out in Clause 12.2(c).
“Preliminary Marine Operations Manual” shall have the meaning set out in Clause 4.1(c).
“Progress Reports” shall have the meaning set out in Clause 8.3.
“Project” has the meaning set out in Recital (A).
“Purging and Cool Down Fee” shall have the meaning set out in Clause 5.1(c).
“Reasonable and Prudent Operator” means a Person seeking in good faith to perform its contractual obligations, and in so doing, and in the general conduct of its undertaking, exercising that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced operator complying with all applicable laws and engaged in the same type of undertaking under the same or similar circumstances and conditions.
“Recipient” shall have the meaning set out in Clause 24.1(a).
“Regardless of Cause” means whether or not any Liabilities are asserted to have arisen by virtue of tort (including negligence to any degree), breach of statutory duty, breach of contract (including repudiation of this Agreement), strict liability, breach of representation of warranty (express or implied), breach of any laws, regulations, rules or orders of any Governmental Authority or other authority having jurisdiction, or otherwise, on the part of the Party or other Person seeking indemnity or of any other Person; except where expressly stated to the contrary, Regardless of Cause also means whether or not any Claim is asserted to have arisen by virtue of (i) Gross Negligence, (ii) Wilful Misconduct or (iii) deliberate repudiatory breach of this Agreement or any other contract, on the part of the Party or other person seeking indemnity or of any other person.
“Representatives” means the officers, directors, employees, contractors, consultants, advisers and agents of a Person.
“Retainage” shall mean the amount of LNG and/or Gas (expressed in MMBTUs) that is retained by Golar as compensation for any LNG or Gas that is (i) required by Golar in connection with the operation of the FLNG Facility (including for use as fuel); and/or (ii) lost or unaccounted for as a result of ordinary operational losses during operations at the FLNG Facility.
“RMQ” has the meaning set out in Clause 13.3(d)(i).
“Sanaga Sud PSC” means the “Sanaga-Sud” Production Sharing Agreement entered into by the State, SNH and Perenco on 7 March 2006, as amended on 13 October 2015.
“SCF” or “Standard Cubic Foot” means standard cubic foot, being in relation to Gas, the volume of Gas, free of water vapour, at a temperature of 60 degrees Fahrenheit (60°F) and a base pressure of fourteen point six nine six (14.696) pounds per square inch absolute, contained in a volume of one cubic foot.
“Scheduled Arrival Window” means the [*****] hour period as specified in the Lifting Programme for a particular Lifting.
“Scheduled Commissioning Start Date” means [*****], and as may be extended in accordance with this Agreement, or any other date agreed in writing between the Parties.
“Scheduled Downtime” has the meaning given to it in Clause 13.1
“Scheduling Principles” shall have the meaning set out in Clause 12.1.
“Scheduling Representative” means the individual appointed by Customer in accordance with Clause 12.7.
“Second Notice” shall have the meaning set out in Clause 15.4(b)(ii).
“Services” shall have the meaning set out in Clause 3.1.
“Services Period” shall have the meaning set out in Clause 5.1.
“Services Unavailability” shall have the meaning set out in Clause 13.3(a).
“SIGTTO” means the Society of International Gas Tanker and Terminal Operators.
“SNH Credit Support” has the meaning given to it in Clause 17.2(b).
“Sole and Exclusive Remedy” means that a Party shall not be able to claim any other type of remedy whatsoever, notwithstanding any breach of representation or warranty, either expressed or implied, or the negligence (of any degree) or fault of the other Party or any member of the other Party’s Group, latent defects and any liability based upon any theory of tort, breach of contract or strict liability.
“Sole Opinion” means an opinion, judgment or discretion of a Party, acting as a Reasonable and Prudent Operator.
“SPA Costs” shall have the meaning set out in Clause 13.3(d)(v).
“State” means the Republic of Cameroon, including any Governmental Authority thereof.
“Taxes” means all customs, taxes, royalties, excises, fees, duties, levies, sales and use taxes and value added taxes, charges and all other assessments, which may now or hereafter be enacted, levied or imposed, directly or indirectly, by a Governmental Authority, except Port Charges.
“Term” shall have the meaning set out in Clause 2.1.
“Third Notice” shall have the meaning set out in Clause 15.4(b)(iii).
“Third Party” means any Person other than any Golar Indemnified Person and any Customer Indemnified Person.
“Tolling Fee” has the meaning given to it in Clause 5.1(a).
“Transport Pipelines” means all Gas pipelines transporting Gas for delivery to the Gas Receipt Point at the FLNG Facility.
“Transporter” means any Person who owns or operates an LNG Vessel which receives LNG at the LNG Delivery Point.
“USD” or “US Dollars” or “$” shall mean the lawful currency of the United States of America.
“Vetting Entity” shall have the meaning set out in Clause 26.4(c).
“Wilful Misconduct” means any intentional wrongful act (or intentional wrongful failure to act) with knowledge that such act (or failure to act) is wrongful and which is intended to cause injury to a person or physical loss of or damage to property.

1.2	Interpretation
For purposes of this Agreement:

(a)	The titles, headings, and numbering are included for convenience only and will have no effect on the construction or interpretation of this Agreement.

(b)
References to Clauses, sub-paragraphs and Annexes are to those of this Agreement unless otherwise indicated. References to this Agreement and to any other agreements, contractual instruments or relevant documents will be deemed to include all exhibits, schedules, appendices, annexes, and other attachments thereto and all subsequent amendments and other modifications to such instruments, to the extent such amendments and other modifications are not prohibited by the terms of this Agreement.

(c)	The word “include” or “including” will be deemed to be followed by “without limitation”.

(d)	The word “will” has the same meaning as “shall” and thus imposes an obligation.

(e)	Whenever the context so requires, the singular includes the plural and the plural includes the singular, and the gender of any pronoun includes the other gender.

(f)	Unless otherwise indicated, references to any statute, regulation or other law will be deemed to refer to such statute, regulation or other law as amended or modified, or any successor law.

(g)	All references to a Person shall include such Person’s successors and permitted assigns.

(h)	A “Party” to this Agreement includes its permitted assignees (if any) and/or the successors in title to that part of its undertaking which includes this Agreement.

(i)	The word “writing” includes any methods of representing words in a legible form (other than writing on an electronic or visual display screen) or other writing in non-transitory form.

(j)	Unless otherwise indicated, any reference to currency shall be to the lawful currency from time to time of the United States of America.

(k)	Unless otherwise indicated, any reference to a time of day shall be to West Africa Time Zone (UTC+01:00).

(l)
For the purpose of this Agreement, rounding shall be made to four (4) decimal places according to ISO-80000-1:2009(en), Annex B, related to rules for the rounding of numbers unless otherwise stated herein.

1.3	Contract Language
This Agreement, together with any Annexes hereto, shall be made and originals executed in the English language. In case of any difference in meaning between the English language original version and any translation thereof, the English language original version shall be applicable.

2	TERM AND EFFECTIVENESS

2.1	Term
The term of this Agreement (the “Term”) shall commence on the Effective Date and shall expire on the earlier of:

(a)	the eighth (8th) anniversary of the Acceptance Date;

(b)	receipt and processing of five hundred (500) BCF of Feed Gas at the Gas Receipt Point and delivery of the resultant LNG at the LNG Delivery Point; or

(c)	termination pursuant to Clause 18.
[*****].

2.2	Extension of Term
Save in respect of termination of this Agreement pursuant to Clause 2.1(c) or at law, the Customer may elect to extend the Term for a period that is commensurate with the period of extension of the term of a relevant LNG SPA, where such LNG SPA has been extended to enable the Customer to tender for delivery quantities of LNG scheduled for delivery during the term of such LNG SPA but which were not tendered due to Force Majeure. The Customer shall notify Golar of any such election not later than [*****] days prior to the expiry of the Term failing which the Term shall not be extended unless the Parties otherwise agree in writing.

2.3	Conditions Precedent
The rights and obligations of the Parties under Clause 1 (Definitions, Interpretation and Language), this Clause 2.3 (Conditions Precedent), Clause 17 (Credit Support), Article 21 (Representations and Warranties), Clause 24 (Confidentiality), Clause 25 (Business Principles), Clause 29 (Choice of Law and Dispute Resolution), Clause 30 (Communications and Notices) and Clause 31 (Miscellaneous), save for Clauses 31.11, 31.14, and 31.15, shall be binding and effective as of the date hereof, and all other terms of this Agreement are conditional, and shall only become effective, upon satisfaction or waiver of all of the following conditions precedent (each a “Condition Precedent”):

(a)	provision by Golar to Perenco of the Golar Credit Support;

(b)	provision by the Customer to Golar of the Perenco Credit Support; and

(c)	provision by the Customer to Golar of the SNH Credit Support,
provided that the Condition Precedent under paragraph (a) above may be waived only by the Customer, and the Conditions Precedent under paragraphs (b) and (c) above may be waived only by Golar. Each Party shall use its best endeavours to satisfy the Conditions Precedent for which they are responsible in relation to the foregoing and shall provide reasonable assistance to the other as is required.

3	SCOPE OF SERVICES

3.1	Services to be Provided by Golar and Golar Cam
During the Services Period, Golar and/or Golar Cam shall provide the following services to the Customer utilising the FLNG Facility (the “Services”) in respect of the Base Capacity and in the manner and to the extent set out in this Agreement:

(a)	the receipt of Feed Gas at the Gas Receipt Point;

(b)	the treatment and liquefaction of Gas;

(c)	the temporary storage of Customer’s Inventory;

(d)	the purging and cool down or cool down only of LNG Vessels;

(e)	the delivery of LNG meeting the LNG Specification at the LNG Delivery Point, in accordance with Clause 12; and

(f)	other activities related to performance of the foregoing.
Each of Golar and Golar Cam shall act as a Reasonable and Prudent Operator in performing the Services and their other obligations under this Agreement.

3.2	Activities Outside Scope of Services
The Parties confirm that the following activities are not part of Services to be provided by Golar or Golar Cam (or any of their Affiliates) to the Customer pursuant to the terms of this Agreement:

(a)	the production, purchase or other acquisition of Feed Gas and related activities;

(b)	the delivery of Feed Gas to the Gas Receipt Point and related activities;

(c)	the construction, operation, ownership, maintenance, repair and removal of facilities upstream of the Gas Receipt Point;

(d)	overall security at the FLNG Site, including the provision of any security vessels and services;

(e)
harbour, mooring and escort services to LNG Vessels, including those relating to Pilots, tugs, service boats, fire boats and other escort vessels, provided that Golar and/or Golar Cam will use reasonable efforts to assist Customer in obtaining such services at Customer’s expense if requested by the Customer;

(f)	the construction, operation, ownership, maintenance, repair or servicing of Downstream Facilities;

(g)	the provision of LNG for the purposes of purging and/or cool down of LNG Vessels;

(h)	the provision of nitrogen to LNG Vessels;

(i)	the provision of, or assistance in securing, bunker fuel, vessel repairs or the delivery of ship’s stores or spare parts for LNG Vessels;

(j)
the disposal of waste in any form from an LNG Vessel, light dues, LNG Vessel ballast, bunkering services, fresh water supply, liberty launches for the crews of LNG Vessels, shore leave for LNG Vessels’ crews, port mooring personnel for line handling (if any), independent cargo surveyor services, except as provided in Clause 15.3 any vetting activities or condition assessments in relation to LNG Vessels, any maritime authority fees or any Port Charges in relation to any LNG Vessel; and

(k)	the marketing of Gas and/or LNG and all activities related thereto, and if any costs in connection with the foregoing are incurred by Golar, Golar shall invoice the Customer in accordance with Clause 6.2 and the Customer shall reimburse Golar for the reasonable, actual and documented costs incurred. Golar shall use its reasonable efforts to minimise costs to be borne by the Customer under this Clause 3.2.

3.3	Performance of Services
Golar and/or Golar Cam shall have the right to perform any of the Services itself or through any Affiliate(s), or subject to the Customer’s approval [*****] to cause such performance through another Person (other than an Affiliate), including operating any portion of the FLNG Facility through one or more Persons, provided that (a) such Person has sufficient experience operating and maintaining facilities in the hydrocarbon transportation, processing or terminalling industries, and the financial and operational capability to perform the responsibilities delegated by Golar and/or Golar Cam and (b) Golar and/or Golar Cam remains responsible for the performance of the Services and for the acts and omissions of such Person, notwithstanding any such delegation.

4	OPERATION MANUALS AND MEASUREMENT

4.1	Marine Operations Manual

(a)
General. Golar and Customer shall develop and maintain a marine operations manual for the FLNG Facility, which manual shall contain implementation procedures applicable to LNG Vessels and Transporters in accordance with Marine Operations Industry Practice and in line with the design parameters of the FLNG Facility (excluding matters governed by the Commercial Operations Manual and/or the Measurement and Testing Procedures) (the “Marine Operations Manual”). It is acknowledged that each Party shall be responsible for developing certain sections of the Marine Operations Manual.

(b)	Compliance. The Parties shall comply, and Customer shall cause all LNG Vessels and Transporters utilising the FLNG Facility to comply, with the Marine Operations Manual in all material respects.

(c)
Development. In developing such Marine Operations Manual, Golar shall provide the Customer with a preliminary draft of the same (the “Preliminary Marine Operations Manual”) no later than [*****] days in advance of the Scheduled Commissioning Start Date. If the Customer desires to consult with Golar regarding the contents of the Preliminary Marine Operations Manual, the Customer shall, no later than [*****] days from delivery of the Preliminary Marine Operations Manual by Golar, request to meet with Golar by providing notice thereof to Golar, and Golar shall, no later than [*****] days after receipt of such notice, meet with the Customer to discuss the Preliminary Marine Operations Manual. If the Parties are able during such meeting to arrive at a common approach to revising the draft, then such draft, as so revised (and as amended from time to time), shall constitute the Marine Operations Manual. If the Parties are unable during such meeting to arrive at a common approach upon revisions to the Preliminary Marine Operations Manual, then [*****].

(d)
Amendment. Either Party may request amendments to the Marine Operations Manual and the Parties shall consult with each other in good faith about any such proposed amendments; provided that any amendments shall require the consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed). Golar shall deliver to the Customer a copy of the Marine Operations Manual and any amendments thereto promptly after they have been finalised or amended, as the case may be.

(e)	Priority. In the event of a conflict between the provisions of this Agreement and the Marine Operations Manual, the provisions of this Agreement shall prevail.

4.2	Commercial Operations Manual

(a)
General. Golar and Customer shall develop and maintain a commercial operations manual for the FLNG Facility, which manual shall contain commercial implementation procedures relating to provision of the Services (excluding matters governed by the Marine Operations Manual and/or the Measurement and Testing Procedures) (the “Commercial Operations Manual”).

(b)	Compliance. The Parties shall comply with the Commercial Operations Manual in all material respects.

(c)
Development. In developing such Commercial Operations Manual, Golar shall provide the Customer with a preliminary draft of the same (the “Preliminary Commercial Operations Manual”) no later than [*****] days in advance of the Scheduled Commissioning Start Date. If the Customer desires to consult with Golar regarding the contents of the Preliminary Commercial Operations Manual, the Customer shall, no later than [*****] days from delivery of the Preliminary Commercial Operations Manual by Golar, request to meet with Golar by providing notice thereof to Golar, and Golar shall, no later than [*****] days after receipt of such notice, meet with the Customer to discuss the Preliminary Commercial Operations Manual. If the Parties are able during such meeting to arrive at a common approach to revising the draft, then such draft, as so revised (and as amended from time to time), shall constitute the Commercial Operations Manual. If the Parties are unable during such meeting to arrive at a common approach upon revisions to the Preliminary Commercial Operations Manual, then [*****].

(d)
Amendment. Either Party may request amendments to the Commercial Operations Manual and the Parties shall consult with each other in good faith about any such proposed amendments; provided that any amendments shall require the consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed). Golar shall deliver to the Customer a copy of the Commercial Operations Manual and any amendments thereto promptly after they have been finalised or amended, as the case may be.

(e)
Priority. In the event of a conflict between the provisions of this Agreement and the Commercial Operations Manual, the provisions of this Agreement shall prevail. In the event of a conflict between the provisions of the Commercial Operations Manual and the Marine Operations Manual or the Measurement and Testing Procedures, the provisions of the Commercial Operations Manual shall prevail.

4.3	Measurement and Testing Procedures

(a)
General. Any measurement and/or testing of Feed Gas delivered to Golar at the Gas Receipt Point and LNG delivered to the Customer at the LNG Delivery Point required in the performance of this Agreement, shall be carried out in accordance with the measurement and testing procedures developed by Golar and agreed between the Parties pursuant to this Clause 4.3 (the “Measurement and Testing Procedures”).

(b)
Development. Golar shall provide the Customer with a preliminary draft set of Measurement and Testing Procedures by no later than [*****] days prior to the Scheduled Commissioning Start Date. Golar and the Customer shall agree on the Measurement and Testing Procedures within [*****] days thereafter; provided that if Golar and the Customer are unable to agree on the Measurement and Testing Procedures within such [*****] days, [*****]. The Measurement and Testing Procedures shall comply with applicable International LNG Terminal Standards and any legal requirement in Cameroon applicable in respect of metering.

(c)
Amendment. Subject to the Customer’s consent (not to be unreasonably withheld or delayed), Golar may amend the Measurement and Testing Procedures from time to time. It shall be reasonable for the Customer to withhold or delay its consent where any amendments proposed by Golar are inconsistent, or would conflict, with the measurement and testing procedures agreed in any LNG SPA. Golar shall reasonably consider changes to the Measurement and Testing Procedures that are requested by the Customer and consult with Customer about such changes.

(d)
Priority. In the event of a conflict between the provisions of this Agreement and the Measurement and Testing Procedures, the provisions of this Agreement shall prevail. In the event of a conflict between the provisions of the Measurement and Testing Procedures and the Marine Operations Manual, the provisions of the Measurement and Testing Procedures shall prevail.

5	COMPENSATION FOR SERVICES

5.1	Fees
Customer shall, as compensation for the performance by Golar and Golar Cam of the Services, pay to Golar the sum of the following components (such sum collectively referred to as the “Fee”) in respect of the period from the Acceptance Date until the end of the Term (the “Services Period”):

(a)
A monthly fee (the “Tolling Fee”) payable in arrears in an amount equal to (1) the MMBTU Base Capacity for the applicable Contract Year divided by (2) the Monthly Component and multiplied by (3) the price per MMBTU (based on Gross Heating Value), which shall be calculated as follows:

(i)	Brent Crude Price > [*****].

(ii)	Brent Crude Price > USD60 but [*****].

(iii)	Brent Crude Price < USD60: [*****].
The “Brent Crude Price” shall be the un-weighted arithmetic average (expressed in USD per barrel) of the Dated Brent Index values for the three (3) months immediately preceding (but excluding) the calendar month in respect of which the Tolling Fee is calculated and for which payment is due pursuant to Clause 5.1. “Dated Brent Index” means, for a calendar month, the un-weighted arithmetic average (expressed in USD per barrel) of all Dated Brent values for each quoted day of such calendar month; and “Dated Brent” means the daily arithmetic average of the high and low assessment prices (expressed in USD per barrel) published on a given quoted day in Platts Oilgram Price Report under the heading “Crude price assessments ($/bbl)” under the “International” Clause for the “Brent (DTD)” quotation (Platts code: PCAAS00).
The above Tolling Fee shall be applicable in all circumstances, save only where Customer has exercised the option to increase the liquefaction capacity of the FLNG Facility under Clause 5.1(b) in which case the Tolling Fee shall be calculated in accordance with Clause 5.1(b).

(b)
The Customer shall have [*****] to instruct Golar to increase the LNG liquefaction capacity of the FLNG Facility up to a maximum of [*****] MMTPA Golar shall comply with such instructions within such [*****] month period (or a shorter time period which can be reasonably accommodated given the operational limitations of the FLNG Facility) provided that it is reasonable to do so in accordance with International LNG Terminal Standards, the Gas Agreement and applicable law. Once Golar are able to achieve the LNG liquefaction capacity notified by the Customer, Golar shall notify the Customer in writing, following which the Tolling Fee shall be calculated as follows (commencing on the first day of the calendar month following such notification by Golar):

(i)	Brent Crude Price > [*****].

(ii)	Brent Crude Price >USD60 [*****].

(iii)	Brent Crude Price < USD60: [*****].
Provided always that for the purposes of calculating the MMBTU Base Capacity and the Tolling Fee following the above notification by Golar, the Base Capacity shall be deemed to be [*****] MMTPA.

(c)
Purging and Cool Down Fee. If the Customer receives purging and cool down pursuant to Clause 15.9(a) [*****] (“Purging and Cool Down Fee”). The Purging and Cool Down Fee shall be payable in arrears and invoiced pursuant to Clause 6.2. For the avoidance of doubt, [*****].

5.2	Retainage
Retainage shall be dealt with as follows:

(a)	Retainage during Commissioning Period. Golar shall be entitled to retain, deduct from the Customer’s Inventory, and use without cost, Retainage up to the Commissioning Retainage Limit.
In the event that Retainage exceeds the Commissioning Retainage Limit on an energy basis in all periods that the Customer delivered Feed Gas to the FLNG Facility during the Commissioning Period, Golar shall pay a Retainage allowance for such additional Retainage in the amount of [*****] over the first [*****] years (or to the date on which this Agreement is terminated, if such termination occurs prior to the expiry of the [*****] year) of the Services Period [*****] in accordance with Clause 5.1(a) multiplied by the excess Retainage at the end of the [*****] year of the Services Period or earlier termination of this Agreement.

(b)
Retainage during Services Period. Golar shall be entitled to retain, deduct from the Customer’s Inventory, and use without cost the Retainage in accordance with Annex 4 (the “Operations Retainage Limit”).

In the event that Retainage exceeds the Operations Retainage Limit on an energy basis of the Feed Gas quantity during the Services Period, [*****] multiplied by the excess Retainage at the end of the Services Period or earlier termination of this Agreement.
In the event that Retainage is less than the Operations Retainage Limit on an energy basis of the Feed Gas quantity during the first [*****] years of the Services Period, Golar shall be entitled to deduct from any amount payable in respect of Retainage during the Commissioning Period an amount equal to [*****] over the first [*****] years of the Services Period [*****] multiplied by the difference between the actual Retainage and the Operations Retainage Limit at the end of the first [*****] years of the Services Period or earlier termination of this Agreement.
Golar and Golar Cam shall use their best endeavours to perform the Services using the most efficient train configuration so as to minimise Retainage.

6	INVOICING AND PAYMENT

6.1	Monthly Invoices
Golar will submit an invoice in United States Dollars (USD) for Services within five (5) days of the end of each calendar month in respect of such calendar month.

6.2	Other Invoices
If any other amount is due from one Party to the other hereunder and if provision for the invoicing of that amount due is not made elsewhere in this Clause 6, then the Party to whom such amount is due shall furnish an invoice in USD for that amount to the other Party, along with pertinent information showing the basis for the calculation of the amount due. Upon request, the Party who issued an invoice under this Clause 6 shall provide reasonable supporting documentation to substantiate any amount claimed to be due.

6.3	Payment Due Dates

(a)
Due Date for Monthly Invoice. Each monthly invoice submitted by Golar pursuant to Clause 6.1 shall become due and payable [*****] days after delivery of such monthly invoice, provided that if such day is not a Business Day, it shall become due and payable on the next Business Day. If the amount of the monthly invoice calculated pursuant to Clause 6.1 is a negative amount, such negative amount shall be carried forward to the next monthly invoice until fully applied towards the fees and charges due from the Customer.

(b)
Due Date for Other Invoices. Each invoice submitted pursuant to Clause 6.2 shall become due and payable on the [*****] day after the date on which it is received, provided that if such payment due date is not a Business Day, the due date for such payment shall be extended to the next Business Day.

(c)
Interest. If the full amount of any invoice is not paid when due, the unpaid amount thereof shall bear interest at the rate of [*****] above LIBOR, compounded annually, from and including the day following the due date up to and including the date when payment is received.

6.4	Payment

(a)
Obligation. Each Party shall pay, or cause to be paid, in USD, in immediately available funds, all amounts that become due and payable by such Party pursuant to any invoice issued hereunder, to a bank account or accounts designated by and in accordance with instructions issued by the invoicing Party.

(b)
Payment in Full. Each payment of any amount owing under this Clause 6 shall be in the full amount due without reduction or offset for any reason (except as expressly allowed under this Agreement (including Clause 6.6) or in the case of manifest error, which error the paying Party shall report to the invoicing Party as soon as reasonably practicable), including Taxes, exchange charges, or bank transfer charges. In case of manifest error the incorrect invoice shall be deemed withdrawn and the invoicing Party shall issue a corrected invoice to the paying Party. The due date for payment of such corrected invoice shall be in accordance with Clause 6.3.

6.5	Non-payment

(a)
Right to Suspend Performance. If any amount in excess of [*****] (United States Dollars [*****]) due by Customer under this Agreement remains outstanding for more than [*****] days after Golar notifies Customer of such payment default, Golar may immediately suspend performance of its obligations under this Agreement upon notice to the Customer until such undisputed amount, with interest in accordance with Clause 6.3(c), has been paid in full.

(b)
For the avoidance of doubt, if Golar suspends performance pursuant to Clause 6.5(a), the Customer shall continue to be liable for the Fee and all other amounts owing by the Customer under this Agreement.

(c)
Termination Right. If any amount in excess of [*****] (United States Dollars [*****]) owed by Customer under this Agreement remains outstanding for more than [*****] days after Golar notifies Customer of such payment default, then Golar shall have the right to terminate this Agreement in accordance with Clause 18.1(b)(v).

6.6	Disputed Invoices
In the event of disagreement concerning any invoice, the Customer or Golar (as the case may be) shall make payment of the total amount claimed to be due and owing under such invoice, provided that in the case of a manifest error the correct amount shall be paid disregarding such error. Subject to Clause 6.7, invoices may be contested only if, within a period of two (2) years after a Party’s receipt thereof, such Party serves on the other Party notice questioning their correctness. If no such notice is served, invoices shall be deemed correct and accepted by both Parties. Promptly after resolution of any Dispute relating to an invoice, the amount of any overpayment or underpayment (plus interest as provided in Clause 6.3(c)), if applicable, shall be paid by Golar or the Customer to the other (as the case may be) and if such disagreement related to any allocations or credits to be made or applied under any invoice, the amount of such allocation or credit shall be adjusted in subsequent invoices.

6.7	Final Settlement
Within sixty (60) days after expiration of the Term, Golar and Customer shall determine the amount of any final reconciliation payment. After the amount of the final settlement has been determined, Golar shall send an invoice to the Customer, or the Customer shall send an invoice to Golar, as the case may be, in USD for amounts due under this Clause 6.7, and Golar or the Customer, as the case may be, shall pay such final invoice no later than twenty (20) days after the date of receipt thereof.

7	TAXES
[*****]

(a)
If either Party (for the purpose of this Clause 7, the “indemnified Party”) becomes aware of any circumstance which may result in the indemnified Party having a claim against the other Party (for the purpose of this Clause 7, the “indemnifying Party”) in respect of a Tax liability against which the indemnified Party is indemnified and held harmless under Clause 7(a) or 7(b), as applicable, then:

(i)
the indemnified Party shall promptly notify the indemnifying Party in writing and the indemnifying Party shall be entitled (A) to take and/or require the indemnified Party to take any action the indemnifying Party might reasonably request to resist such Tax liability, in the name of the indemnified Party but at the cost and expense of the indemnifying Party, and (B) to have conduct of any appeal, dispute, compromise of the matter and of any incidental negotiations for the aforesaid purposes; and

(ii)	the indemnified Party shall give the indemnifying Party all co-operation, access and assistance for the purpose of resisting such Tax liability as the indemnifying Party may reasonably require.

8	FLNG FACILITY

8.1	Description
Without prejudice to Clause 8.2 below, Golar shall act as a Reasonable and Prudent Operator to ensure that the FLNG Facility shall at all times during the Services Period comply with the description at Annex 1, save only in respect of an Insubstantial Non Conformity.
In addition, Golar shall act as a Reasonable and Prudent Operator to facilitate any necessary interconnections with Transport Pipeline(s) (or modifications thereto) requested by Customer at the Gas Receipt Point, provided that Customer shall reimburse Golar for the reasonable, actual and documented costs incurred beyond the costs of interconnecting with additional pipeline capacity required to allow delivery by Golar of the Base Capacity. Golar shall use its reasonable efforts to minimise costs to be borne by the Customer under this Clause 8.1. Golar shall invoice the Customer for any such costs in accordance with Clause 6.2.

8.2	Standard of Operation
Golar shall at all times man, operate, maintain and modify (or cause to be manned, operated, maintained and modified) the FLNG Facility as a Reasonable and Prudent Operator and in accordance with International LNG Terminal Standards and applicable laws, requirements and regulations as they may be promulgated, amended or modified from time to time. Without in any way limiting the foregoing:

(a)
Approvals and Documentation. The FLNG Facility shall comply with the regulations of, and obtain all Approvals required by, Governmental Authorities to carry out all operations at the FLNG Site. The FLNG Facility shall at all times have on board valid documentation evidencing all such Approvals. The FLNG Facility shall comply fully with the International Safety Management Code for the Safe Operation of Ships and Pollution Prevention effective 1 July 1998 (the “ISM Code”), and at all times be in possession of a valid safety management certificate issued in accordance with the ISM Code.

(b)
Condition. The FLNG Facility, including its manifold arrangement, shall be in compliance with the Marine Operations Manual and with International LNG Terminal Standards. The FLNG Facility shall be (i) fitted in every way with adequate facilities for the liquefaction of Feed Gas and the storage and unloading of LNG and (ii) otherwise seaworthy.

(c)
Classification Society. The FLNG Vessel shall at all times be maintained in class with DNV-GL or any other member of the International Association of Classification Societies that is agreed in writing by the Parties.

(d)	Construction. The FLNG Facility shall have been constructed to all applicable International LNG Terminal Standards.

(e)	Operation and Maintenance. The FLNG Facility shall comply with, and shall be fully equipped, supplied and maintained to comply with, all applicable International LNG Terminal Standards.

(f)
ISPS Code. The FLNG Vessel shall hold a valid International Ship Security Certificate. Golar shall comply with the guidelines contained in its Ship Security Plan as defined in the ISPS Code to ensure that the appropriate security level is maintained at all times on board the FLNG Vessel.

8.3	FLNG Vessel Personnel

(a)
Training and Qualifications. As of the Commercial Start Date and throughout the Term, and without prejudice to Article 11 of the Gas Agreement Golar shall ensure that the FLNG Vessel shall have a competent operational team onboard at all times with the ability, experience, licences and training commensurate with the performance of their duties in accordance with International LNG Terminal Standards and as required by Governmental Authorities having jurisdiction over the FLNG Vessel or her crew. Without in any way limiting the foregoing:

(i)
All marine personnel shall possess valid and current certificates of competence and/or documents issued or approved by the Flag State and in accordance with the requirements of any applicable Cameroon law;

(ii)
the senior marine personnel shall be trained and certified to a standard customary for Reasonable and Prudent Operators of such floating liquefaction facilities and in compliance with the relevant provisions of the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1978 (as amended in 1995) or any additions, modifications or subsequent versions thereof and SIGTTO publication “Crew Safety Standards and Training for Large LNG Carriers”;

(iii)
within the operational team there shall be a master mariner who shall have documented previous experience with side-by-side LNG operations (in the capacity of being the Master of an LNG vessel or an FSRU vessel);

(iv)
the operational team onboard shall be fluent in written and oral English and shall maintain all records and provide all reports with respect to the FLNG Vessel in English; and there shall otherwise be on board sufficient personnel with a good working knowledge of the English language to enable, loading, and liquefaction of Gas and cargo handling and discharge of LNG, as well as bunkering operations, to be carried out efficiently and safely and to enable communications between the FLNG Vessel and those loading the LNG Vessel or accepting discharge therefrom to be carried out quickly and efficiently; and

(v)
none of the FLNG Vessel’s Master, officers or crew shall, while serving on the FLNG Vessel, abuse the use of drugs or alcohol, and Golar shall maintain a written policy to such effect, such policy to meet or exceed the standards of the Oil Companies International Marine Forum’s Guidelines for the Control of Drugs and Alcohol Aboard Ship, 1995, as amended from time to time. If any Master, officer or crew member abuses the use of drugs or alcohol, such individual shall be dismissed from service on the FLNG Vessel.

(b)
Professional Histories. Prior to the Commercial Start Date, Golar shall provide the Customer with professional histories of the key marine personnel onboard, who shall have a minimum of twelve (12) months’ seagoing experience.

8.4	Conversion Progress Reports
Each month until the Acceptance Date, Golar shall furnish to Customer a report on conversion progress (collectively, the “Progress Reports”). Each Progress Report shall include the status and progress of conversion activity (including any events of Force Majeure affecting the conversion or otherwise claimed by any contractor), an update of the conversion schedule and any other information which the Customer has reasonably requested to enable the Customer to evaluate the status and progress of said conversion, testing and operational start-up.

8.5	Modifications to FLNG Facility

(a)
Should modifications to the FLNG Facility be required following the Effective Date by the FLNG Vessel’s Classification Society or by the Flag State or as a result of implementation or application of any international convention or regulation by any Governmental Authority to whose rules the FLNG Vessel is or may become subject, the costs of or arising from such modifications shall be for the account of Golar. If such modifications occur after the Acceptance Date, the Fee shall not be payable for the period of time taken to implement such modifications and any resulting undelivered LNG quantities shall not count towards a Services Unavailability. If the modifications required pursuant to this Clause 8.5(a) can be accomplished during Scheduled or Unscheduled Downtime then Golar shall use reasonable endeavours to carry out the modifications at that time, failing which the Customer shall have the right to make changes to the Lifting Programme in accordance with Clause 12.4(c), to take into account the reasonable requirements of any LNG buyer under an LNG SPA.

(b)
If, following the Effective Date, modifications to the FLNG Facility are required as a result of local law or regulations of Cameroon (other than those which implement international conventions or regulations pursuant to Clause 8.5(a) above) Golar shall promptly notify [*****] If the modifications required pursuant to this Clause 8.5(b) can be accomplished during Scheduled or Unscheduled Downtime then Golar shall use reasonable endeavours to carry out the modifications at that time, failing which the Customer shall have the right to make changes to the Lifting Programme in accordance with Clause 12.4(c), to take into account the reasonable requirements of any LNG buyer under an LNG SPA.

(c)
If, following the Effective Date, modifications to the FLNG Facility are reasonably required by the Customer, Customer shall promptly notify Golar and the cost of such modifications shall be for the account of Customer. It is agreed by Golar that it shall be reasonable for Customer to require such modifications in consequence of a modification of an LNG Vessel pursuant to a change in International LNG Vessel Standards or applicable law with which an LNG Vessel is required to comply. [*****] the Fee shall continue to be payable for the period of any reasonable time taken to implement such modifications and any resulting undelivered LNG quantities shall not count towards a Services Unavailability, provided, however, that any modifications required under this Clause 8.5(c) shall only be undertaken if they do not jeopardise the FLNG Vessel’s compliance with the applicable requirements of its Classification Society and/or Flag State. If the modifications required pursuant to this Clause 8.5(c) can be accomplished during Scheduled or Unscheduled Downtime then, subject to Golar’s own maintenance requirements, Golar shall use reasonable endeavours to carry out the modifications at that time, failing which the Parties shall meet to discuss any modifications to the Lifting Programme to be agreed in accordance with Clause 12.4(a).

(d)
Notwithstanding the foregoing provisions of this Clause 8.5, Golar shall at any time after the Effective Date have the right, but not the obligation, from time to time to modify the FLNG Facility, including its specifications or the type or location of its facilities for any reason; provided that the costs of or arising from such modifications shall be for the account of Golar. Any such modifications shall be subject to (i) such modifications not rendering the FLNG Facility incompatible with an LNG Vessel that was previously compatible with the FLNG Facility, (ii) such modifications not reducing the Services except as allowed in Clause 13.1 and (iii) such modifications not resulting in the FLNG Facility failing to comply with Clause 8.1. Notwithstanding (i) but subject to (ii) and (iii) in the foregoing sentence, Golar may make such modifications in a manner that would render the FLNG Facility incompatible with an LNG Vessel that was previously compatible with the FLNG Facility, provided that:

(i)	such modification is made pursuant to a change in International LNG Terminal Standards; or

(ii)
the LNG Vessel is capable of being modified to maintain compatibility with both the FLNG Facility and the LNG receiving terminal in the LNG Vessel’s normal trade and, in connection with a modification (other than pursuant to sub-paragraph (i) above), Golar reimburses the Customer for the reasonable actual costs incurred by Customer in causing Transporter to modify the LNG Vessel to maintain compatibility with the FLNG Facility as so modified; provided, further, that the Customer shall use its reasonable efforts to cause its LNG buyer or the relevant Transporter to minimise costs to be borne by Golar hereunder, where so informed by its LNG buyer or the relevant Transporter, shall notify Golar as soon as reasonably practicable in advance of the nature and expected cost of all such LNG Vessel modifications by Transporter, and shall invoice Golar in accordance with Clause 6.2 for all costs incurred for which such reimbursement from Golar is requested.

If the modifications required pursuant to this Clause 8.5(d) can be accomplished during Scheduled or Unscheduled Downtime then Golar shall use reasonable endeavours to carry out the modifications at that time, failing which the Customer shall have the right to make changes to the Lifting Programme in accordance with Clause 12.4(c), to take into account the reasonable requirements of any LNG buyer under an LNG SPA. For the avoidance of doubt, if any modifications carried out pursuant to this Clause 8.5(d) reduce the Services, except as allowed in Clause 13.1, any resulting undelivered LNG quantities shall be considered as not made available due to a Services Unavailability.

(e)	Upon becoming aware of the need for any modifications under Clauses 8.5(a) to (d) above, the relevant Party requiring the modification shall promptly notify the other Party in writing of:

(i)	the nature and extent of the modification required;

(ii)	the latest date by which such modification is expected to be reasonably completed;

(iii)	in the case of any modification notified by Golar for which Customer is liable for the cost thereof, the estimated cost of such modification; and

(iv)
in the case of any modification required by either Party, Golar shall notify Customer of the estimated time required for completing such modification taking into account the date requested in sub-paragraph (ii) above.

8.6	Customer Inspection Rights
Upon obtaining Golar’s prior written consent, which consent shall not be unreasonably withheld or delayed, and subject to any applicable restrictions or conditions under any licence or other agreements relating to the design or construction of the FLNG Facility, Customer’s designated representatives, not to exceed a total of two (2), may from time to time (including during the period of conversion of the FLNG Vessel) inspect such construction and the operation of the FLNG Facility so long as such inspection occurs from 8:00 a.m. to 5:00 p.m. on a Business Day. Any such inspection shall be at Customer’s sole risk and expense. The Customer (and its designees) shall carry out any such inspection without any interference with or hindrance to the safe and efficient construction or operation of the FLNG Facility. The Customer’s right to inspect and examine the FLNG Facility shall be limited to verifying Golar’s compliance with Golar’s obligations under this Agreement. Golar shall afford the Customer’s designated representatives all necessary co-operation and accommodation on board the FLNG Vessel for the purposes of this Clause 8.6, and it is agreed that the Customer’s designated representatives may be permanently stationed on the FLNG Vessel during operation. Neither any inspection (or lack thereof) of the FLNG Facility by the Customer hereunder, nor any requests or observations made to Golar or its representatives by or on behalf of the Customer in connection with any such inspection, shall (a) modify or amend Golar’s obligations, representations, warranties and covenants under this Agreement or under any agreement or instrument contemplated by this Agreement or (b) constitute an acceptance or waiver by the Customer of Golar’s obligations under this Agreement. Customer may designate representatives of its Transporters or LNG purchasers as its representatives under this Clause 8.6.
Any cost incurred by or in connection with such permanent stationing of the Customer’s designated representatives on board the FLNG Vessel and/or their inspection hereunder shall be for the Customer’s account.
Golar shall provide information about its current and past operations as may be reasonably requested by the Customer, a Transporter or an LNG purchaser for purposes of conducting inspection under this Clause 8.6, provided that the provision of such information (other than to Customer) may be subject to the recipient’s execution of a confidentiality agreement that is reasonably acceptable to Golar and such recipient.

8.7	Removal of the Mooring
The Customer shall at the end of the Term use reasonable endeavours to undertake the removal of the Mooring [*****].

9	START-UP

9.1	Commissioning Start Date

(a)	The Commissioning Period will commence on the Scheduled Commissioning Start Date. The Parties shall use reasonable endeavours to agree a Scheduled Commissioning Start Date earlier than [*****].

(b)
Delay Caused by Force Majeure. Should an event of Force Majeure occur that has the effect of delaying the acceptance of the FLNG Facility, then, upon notice of such effect from Golar, the Scheduled Commissioning Start Date shall be postponed or delayed to fully address the effects of such event. For greater certainty, Golar shall take all such actions required under Clause 16 to address any such event of Force Majeure delaying the Scheduled Commissioning Start Date, including notice of such event to be provided in accordance with Clause 16.3.

9.2	Commissioning Period

(a)
The Commissioning Period shall be limited to one hundred and eighty (180) days from the Scheduled Commissioning Start Date, subject to any extension of up to an additional [*****] days in accordance with Clause 9.2(k) below, and any extensions pursuant to Clause 9.4(a).

(b)
No later than [*****] days before the Scheduled Commissioning Start Date Golar shall deliver to the Customer (1) a draft programme for the site commissioning of the FLNG Facility, including the carrying out of the Commissioning Activities (other than the Acceptance Tests) during the Commissioning Period (the “Commissioning Programme”) and (2) a draft proposal regarding acceptance testing of the FLNG Facility in order to ascertain whether or not the FLNG Facility meets the Acceptance Minimum Requirements (the “Acceptance Test Protocol”).

(c)	The Commissioning Programme shall include, in reasonable detail, operational information relevant to the production and delivery of LNG during the Commissioning Period, including but not limited to:
[*****]
provided always that any estimates contained in the Commissioning Programme, including the estimates at (i)-(iv) above, and any information stated to be “for informational purposes only” shall be provided to the Customer for informational purposes only and shall not be binding on Golar.

(d)
Golar shall provide the Customer with an updated Commissioning Programme at least [*****] days before the Scheduled Commissioning Start Date (or such alternative date as the Parties otherwise agree). If the Customer desires to consult with Golar regarding the contents of the Commissioning Programme, the Customer shall, no later than [*****] days from delivery of the draft proposal by Golar, request to meet with Golar by providing notice thereof to Golar, and Golar shall, no later than [*****] days after receipt of such notice, meet with the Customer to discuss the Commissioning Programme. Subject to Clause 9.2(e), [*****].

(e)
The Parties shall co-operate to schedule lifting of commissioning cargoes and Golar shall use reasonable endeavours to provide Customer with at least [*****] days’ notice of each commissioning cargo (or otherwise as much advance notice as possible given the increased level of uncertainty regarding LNG production, loading rates and laytimes during the Commissioning Period). In each notice to Customer identifying an available commissioning cargo Golar shall specify:

[*****]
provided always that any estimates contained in the notice pursuant to this Clause 9.2(e), including the estimates at (i)-(v) above, and any information stated to be “for informational purposes only” shall be provided to the Customer for informational purposes only and shall not be binding on Golar. [*****]

(f)
The Acceptance Test Protocol shall include, in reasonable detail, technical and operational information relevant to the Acceptance Tests and shall meet the principles detailed at Annex 5. The Parties shall use all reasonable endeavours to agree and conclude the Acceptance Test Protocol at least [*****] days before the Scheduled Commissioning Start Date (or such alternative date as the Parties otherwise agree) and shall comply with the Acceptance Test Protocol thereafter.

(g)
Any periods of delay primarily attributable to a Customer Delay Event or to an event of Force Majeure properly notified and reported in accordance with Clause 16 shall not count towards the Commissioning Period, and the Commissioning Period shall be suspended during such periods of delay.

(h)
Golar shall tender a notice of readiness to Customer upon arrival and mooring of the FLNG Vessel at the FLNG Site and completion of the Hook-Up Activities (a “Golar Notice of Readiness”) and shall, after using all reasonable endeavours to make operational any equipment for flushing and leak testing in advance, ensure that the FLNG Facility is ready to commence Commissioning Activities by the later of (a) tender of Golar Notice of Readiness or (b) the Scheduled Commissioning Start Date. If Golar becomes aware that the FLNG Vessel is not going to reach the FLNG Site by the Scheduled Commissioning Start Date, Golar shall provide the Customer with a notice stating when it expects the FLNG Vessel to arrive at the site, the reasons for the delay and the steps which Golar is taking to minimise the delay.

(i)	Following installation of the Mooring (which shall include Golar’s connection pipe), Customer shall securely interconnect its hook-up spool with Golar’s connection pipe at the Gas Receipt Point.

(j)
Customer shall be responsible for ensuring that by the Scheduled Commissioning Start Date the Customer’s Facilities are of a specification envisaged by this Agreement and compatible for the safe operation of the FLNG Facility and the carrying out of the Services as envisaged by this Agreement.

(k)
If, except where due to Golar’s Gross Negligence or Wilful Misconduct, the production and offloading operations test specified in the Acceptance Test Protocol has not been successfully completed by the date that is [*****] days before the end of the Commissioning Period, then Golar shall have the right to notify the Customer of the extension of the Commissioning Period for an additional period as is necessary to complete such production and offloading operations test but not exceeding [*****] days and the Commercial Start Date shall be adjusted accordingly.

(l)
The Customer shall use reasonable endeavours to ensure that any relevant LNG Vessel loading commissioning cargoes arrives at the FLNG Facility with the temperature in its tanks sufficiently cold to permit the continuous loading of LNG at the rate required by the Customer. If any such LNG Vessel arrives at the FLNG Facility with sufficiently cold tanks Golar shall nonetheless provide cool down services where required by the Customer due to any delays occurring during the loading of the relevant commissioning cargo (without the Purging and Cool Down Fee or reduction in the Customer’s Inventory Account under Clause 15.9 in circumstances where such delays have been caused primarily by the negligence or fault of Golar).

(m)
Golar shall give the Customer reasonable notice of the scheduled time of the Acceptance Tests performed during the Commissioning Period. If, pursuant to any right granted to the Customer or the Customer’s Representative(s) under this Agreement to participate in or witness any testing contemplated by this Clause 9.2 or retesting contemplated by Clause 9.4(f), the Customer or the Customer’s Representative is unavailable to attend a test or retest at the scheduled time, Golar shall proceed with the testing or retesting without unreasonable delay and shall report the results of the testing or retesting promptly to the Customer.

9.3	Compensation During Commissioning Period

(a)
The applicable calculation mechanism for the monthly compensation fee payable to Golar in arrears during the Commissioning Period, as further defined in Clauses 9.3(b) to 9.3(d) below, shall be (1) the MMBTU Base Capacity divided by (2) the Monthly Component and multiplied by (3) the price per MMBTU (based on Gross Heating Value), which shall be calculated as follows:

(i)	Brent Crude Price [*****];

(ii)	Brent Crude Price > USD60 but [*****];

(iii)	Brent Crude Price < USD60: [*****]; or

(iv)	as otherwise specified in Clause 9.3(c);
where “Brent Crude Price” has the meaning given in Clause 5.1(a).

(b)
Compensation shall be payable by the Customer to Golar for the [*****] of the Commissioning Period or, if Golar Notice of Readiness has not been tendered by the Scheduled Commissioning Start Date, for the [*****] from tender of Golar Notice of Readiness plus, in the event that Golar has exercised its option at clause 9.6(a)(ii), the time taken for transferring the LNG Cool Down Cargo, being the time taken from when the LNG carrier starts pumping LNG until the earlier of (x) the transfer of the LNG Cool Down Cargo is completed and it stops pumping or [*****] after the LNG carrier starts pumping LNG (the “LNG Cool Down Cargo Transfer Time”) (or up to Acceptance, if Acceptance occurs prior to the [*****] of the Commissioning Period from tender of Golar Notice of Readiness plus any LNG Cool Down Cargo Transfer Time), save for any period of delay primarily attributable to a Customer Delay Event, in respect of all LNG made available for delivery in an amount per MMBTU (based on Gross Heating Value) set out in Clause 9.3(a), payable in arrears. For the avoidance of doubt, if Golar has exercised its option at clause 9.6(a)(ii) and the transfer of the LNG Cool Down Cargo is not completed by the time which is [*****] after the LNG carrier starts pumping LNG Golar shall continue to carry out the Commissioning Activities in accordance with this Agreement but without completing the transfer of the LNG Cool Down Cargo, except as the Customer may otherwise agree in its sole discretion.

(c)
Following expiry of the [*****] period referred to at Clause 9.3(b) above (together with any applicable LNG Cool Down Cargo Transfer Time), monthly compensation shall be payable by the Customer to Golar for the [*****] of the Commissioning Period, save only in respect of LNG Cool Down Cargo Transfer Time in the event that Golar transfers the LNG Cool Down Cargo in such [*****], (or up to Acceptance, if Acceptance occurs prior to the expiry of such [*****], save for any period of delay primarily attributable to the Customer, at a rate equivalent to [*****] of the amount calculated in accordance with Clause 9.3(a) based on an amount of [*****] (based on Gross Heating Value), together with compensation in respect of all LNG made available for delivery in excess of [*****] of the Base Capacity divided by twelve, in an amount per MMBTU (based on Gross Heating Value) set out in in Clause 9.3(a), payable monthly in arrears.

(d)
Following expiry of the [*****] period referred to at Clause 9.3(c) above, monthly compensation shall be payable by the Customer to Golar in the remainder of the Commissioning Period (save for any period of delay primarily attributable to a Customer Delay Event) [*****].

(e)
Provided that Golar has tendered Golar Notice of Readiness, where the Commissioning Period is suspended due to periods of delay primarily attributable to a Customer Delay Event, the Customer shall pay liquidated damages to Golar in accordance with the following schedule:

Cumulative Days of Suspension	Liquidated Damages Payable (% of the Tolling Fee pro rata for each day (or part thereof) of suspension, based on a unit price of [*****].)
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

The payment of liquidated damages to Golar pursuant to this Clause 9.3(e), together with the termination right at Clause 18.1(b)(vi), shall be Golar’s Sole and Exclusive Remedy for any suspension of the Commissioning Period.

9.4	Commercial Start Date

(a)
The date falling on the earlier of (a) one hundred and eighty (180) days after the Scheduled Commissioning Start Date, or (b) the Acceptance Date, shall be deemed the “Commercial Start Date”, provided that the Commercial Start Date shall be extended by any period of delay primarily attributable to a Customer Delay Event, an event of Force Majeure, or in accordance with Clause 9.2(k).

(b)
The Parties shall use all reasonable endeavours to procure that as soon as reasonably practicable, and in any event no later than the Commercial Start Date, all Acceptance Tests are completed in accordance with the Acceptance Test Protocol.

(c)
Where the FLNG Facility passes the Acceptance Tests on or before the Commercial Start Date, Customer shall accept that the FLNG Facility meets the Acceptance Minimum Requirements and the Parties shall execute and deliver a Certificate of Acceptance in accordance with Clause 9.4(h) below.

(d)
Where the FLNG Facility has not passed the Acceptance Tests by the Commercial Start Date (including as a result of delay or failure in delivery), Daily LDs shall be payable as provided in Clause 9.4(e) below from the Commercial Start Date until and including the date on which the Parties have executed and delivered a Certificate of Acceptance in accordance with Clause 9.4(h) below (subject to the provisions of Clause 9.4(e)).

(e)	In the event that Daily LDs are payable pursuant to Clause 9.4(d) above, Golar shall pay Customer Daily LDs at the following rates, up to a maximum aggregate total of [*****]:

Number of Days of delay in passing Acceptance Tests	Daily LDs amount and Termination Balloon Payment
[*****]	Daily LDs of [*****]
[*****]	Daily LDs of [*****]
[*****]	Daily LDs of [*****]
Termination Balloon Payment on termination pursuant to clause 18.1(c)(ii)	[*****]

[*****]

(f)
In circumstances where the FLNG Facility fails any Acceptance Test, Golar shall correct any defect or nonconformity causing such failure (a “Defect”). Until each Defect has been remedied to a standard that permits the FLNG Facility to pass the relevant Acceptance Test, Customer shall have the right, in its Sole Opinion, to refuse to accept that the FLNG Facility meets the Acceptance Minimum Requirements under this Agreement. Any repairs, modifications or other work required to remedy any Defect pursuant to this Clause 9.4(f) shall be carried out at Golar’s cost. Golar shall keep Customer reasonably informed of the progress of the remediation of all Defects and notify Customer in writing when each Defect has been remedied to a standard that permits the FLNG Facility to pass the relevant Acceptance Test. Customer shall allow retesting immediately following notice that Golar has remedied all Defects to a standard that permits the FLNG Facility to pass the relevant Acceptance Test and is in a position to retest. Where the FLNG Facility passes the outstanding Acceptance Test(s) following retesting, as reported by Golar to Customer, Customer shall accept that the FLNG Facility meets the Acceptance Minimum Requirements and the Parties shall execute and deliver a Certificate of Acceptance in accordance with Clause 9.4(h).

(g)
Notwithstanding 9.4(f) above, Customer retains the right to accept that the FLNG Facility meets the Acceptance Minimum Requirements when an Acceptance Test has been failed. If Customer exercises such right, the Parties shall execute and deliver a Certificate of Acceptance in accordance with Clause 9.4(h) (in which event any Daily LDs otherwise payable by Golar to Customer under this Agreement shall cease to be payable from the date on which the Parties have executed and delivered a Certificate of Acceptance in accordance with Clause 9.4(h)).

(h)
The Parties shall record the date on which Customer accepts the FLNG Facility as meeting the Acceptance Minimum Requirements in a certificate of acceptance (the “Certificate of Acceptance”), which shall be in the form of Annex 6 and signed by or on behalf of the Customer promptly upon the FLNG Facility being accepted by Customer as meeting the Acceptance Minimum Requirements, or Customer being obliged to accept the FLNG Facility, pursuant to this Clause 9.4. A Certificate of Acceptance will be deemed executed if, notwithstanding the passing of the Acceptance Tests, the Customer fails to execute a Certificate of Acceptance.

9.5	Termination for Extended Delay
Termination for extended delay in completing the Acceptance Tests is permitted only in accordance with Clause 18.1(c)(ii).

9.6	Loading LNG Cool Down Cargo

(a)	Subject to giving notice to the Customer at least five (5) days prior to the FLNG Vessel’s arrival at the FLNG Site, Golar shall have the option either:

(i)	to load a cargo of LNG on the FLNG Vessel (the “LNG Cool Down Cargo”) so as to arrive cold at the FLNG Site; or

(ii)
to load the LNG Cool Down Cargo on the FLNG Vessel at the FLNG Site as soon as reasonably practicable within the Commissioning Period following tendering of Golar Notice of Readiness, provided that Golar must obtain in advance all Approvals required by Governmental Authorities to enable such operation to take place at the FLNG Site.

No later than three (3) days prior to the FLNG Vessel’s arrival at the FLNG Site, Golar shall notify the Customer of:

(i)	the expected LNG quality of the LNG Cool Down Cargo;

(ii)	a non-binding estimate of the quantity of the LNG Cool Down Cargo and the Heel LNG Quantity; and

(iii)
if applicable, the status of obtaining all required Approvals for the loading of the LNG Cool Down Cargo onto the FLNG Vessel at the FLNG Site (and Golar shall respond promptly to the Customer’s reasonable requests for information in connection therewith, including providing copies of any required Approvals).

(b)
The Parties shall cooperate in good faith to agree the terms on which a volume of the LNG Cool Down Cargo (the “LNG Commissioning Heel”), shall pass from Golar to the Customer, with the following principles to apply:-

(i)	Golar and the Customer to agree a date for transfer of title in the LNG Commissioning Heel (the “LNG Heel Transfer Date”).

(ii)	The quantity of LNG Commissioning Heel on board as at the LNG Heel Transfer Date (the “Heel LNG Quantity”) to be based on in tank measurements.

(iii)	At the end of the Term, a quantity of LNG equal to the Heel LNG Quantity shall be returned to Golar in accordance with Clause 2.1.

(c)	Any LNG delivered to the LNG Delivery Point in the Commissioning Period which contains LNG Commissioning Heel shall be subject to the provisions of Clause 11.4.

(d)
Notwithstanding any other provision of this Agreement, Golar shall be solely responsible for, and shall protect, defend, indemnify and hold harmless each Customer Indemnified Person from any and all Liabilities (save for any Consequential Loss of any Customer Indemnified Person) arising in connection with the loading, part loading or failure to load, of the LNG Cool Down Cargo on the FLNG Vessel at the FLNG Site.

10	RECEIPT OF GAS

10.1	Upstream Arrangements

(a)
The Customer shall design, build and operate production facilities (or cause the same to be done) to ensure the supply of Feed Gas to enable Golar to deliver the Base Capacity in accordance with this Agreement, no later than the Scheduled Commissioning Start Date, subject to any delay or postponement of such date in accordance with Clause 9.1(b).

(b)
The Customer shall exercise due diligence acting as a Reasonable and Prudent Operator to maintain, or procure the maintenance of, all facilities in connection with the Project which are upstream and downstream of the FLNG Facility at the FLNG Site.

10.2	Feed Gas Quality and Specification
Customer shall ensure that all Feed Gas delivered at the Gas Receipt Point shall conform to the feed gas specification and the feed gas inlet conditions appearing in Annex 2 (the “Feed Gas Specification”).

10.3	Measurements and Testing
Golar shall maintain and operate facilities onboard the FLNG Vessel to monitor the quantity and quality of Feed Gas at the Gas Receipt Point. Customer’s Feed Gas shall be measured and tested in accordance with the Measurement and Testing Procedures.

10.4	Off-Spec Feed Gas

(a)	General. Any Feed Gas not conforming to the Feed Gas Specification shall be “Off-Spec Feed Gas”.

(b)
Notice. Each Party shall provide notice to the other Parties as soon as reasonably practicable if it becomes aware of any existing or anticipated delivery of Off-Spec Feed Gas, such notice to include, to the extent known or ascertainable, details of the nature and expected magnitude of the variance, the cause of the non-compliance and the probable duration thereof. If notified by Customer, or if Golar otherwise becomes aware that Off-Spec Feed Gas is being or could be delivered at the Gas Receipt Point, Golar shall as soon as reasonably practicable but within forty-eight (48) hours (i) inform Customer whether it intends to reject any such Off-Spec Feed Gas (or any further delivery if Off-Spec Feed Gas has already been received at the Gas Receipt Point) (but shall if so requested by the Customer use its reasonable endeavours to accept such Off-Spec feed Gas) and (ii) if Golar intends to accept any such Off-Spec Feed Gas, Golar shall inform Customer of Golar’s good-faith estimate of the reasonable and actual incremental costs and other Liabilities that Golar or any of Golar’s Affiliates may incur in connection with receiving and treating Off-Spec Feed Gas by such means as are appropriate. As soon as practicable after receiving an estimate in accordance with (ii) above, Customer shall instruct Golar either (1) to proceed to accept such Off-Spec Feed Gas or (2) to reject such Off-Spec Feed Gas. Golar shall reject any Off-Spec Feed Gas which it is instructed to reject by Customer.

(c)
Effect. Without prejudice to any other rights and remedies of Golar hereunder, subject to Clause 10.4(b), Golar shall have the right (but not the obligation) to reject delivery of any or all Off-Spec Feed Gas.

(d)
No Continuing Waiver. Acceptance of Off-Spec Feed Gas shall not prevent Golar from refusing future receipts of Off-Spec Feed Gas. No waiver by Golar of any default by Customer of the Feed Gas Specification in this Clause 10 shall ever operate as a continuing waiver of such Feed Gas specification or as a waiver of any subsequent default, whether of a like or different character.

(e)
Delivery of Off-Spec Feed Gas. If Golar receives delivery of Off-Spec Feed Gas for the Customer’s account which it would otherwise be entitled to reject, (including, for the avoidance of doubt, where Golar accepts Off-Spec Feed Gas at the request of the Customer) Customer shall bear the financial responsibility for all reasonable and actual incremental costs and other Liabilities incurred by Golar or any of Golar’s Affiliates in connection with receiving and treating such Off-Spec Feed Gas by such means as are appropriate, with Golar using reasonable efforts to minimise such costs and Liabilities.

(f)	Sole and Exclusive Remedy. The remedy set out in Clause 10.4(e) shall be Golar’s Sole and Exclusive Remedy for delivery of Off-Spec Feed Gas for the Customer’s account.

11	DELIVERY OF LNG

11.1	LNG Delivery Point
LNG shall be delivered by Golar to Customer at the LNG Delivery Point, and Customer shall cause such LNG to be Lifted in accordance with Clause 13.

11.2	LNG Quality and Specification
Provided always that the Customer has delivered Feed Gas at the Gas Receipt Point in accordance with the Feed Gas Specification, Golar shall ensure that all LNG delivered at the LNG Delivery Point for Customer’s account shall conform to the specification appearing in Annex 3 (the “LNG Specification”).

11.3	Measurements and Testing
LNG delivered to Customer at the LNG Delivery Point shall be measured and tested in accordance with the Measurement and Testing Procedures.

11.4	Off-Spec LNG

(a)	General. Any LNG delivered to the LNG Delivery Point in relation to the Services that does not conform to the LNG Specification shall be “Off-Spec LNG”.

(b)
Notice. Each Party shall provide notice, as soon as reasonably practicable, to the other Parties if it has information reasonably indicating that any Off-Spec LNG is to be loaded, is being loaded, or has been loaded, onto an LNG Vessel; such notice to include, to the extent known or ascertainable, details of the nature and expected magnitude of the variance from the specifications, the cause of such non-compliance and the probable duration of such variance.

(c)
Effect. Without prejudice to any other rights and remedies of Customer hereunder, subject to Clauses 11.4(d) and 11.4(f), Customer shall have the right (but not the obligation) to reject delivery of any or all Off-Spec LNG.

(d)	Reasonable Efforts to Accept. The Customer shall use reasonable efforts to accept any Off-Spec LNG to be loaded onto an LNG Vessel where:
[*****]

(e)
No Continuing Waiver. Acceptance of Off-Spec LNG shall not prevent Customer from refusing future receipts of Off-Spec LNG. No waiver by Customer of any default by Golar of the LNG Specification in this Clause 11 shall ever operate as a continuing waiver of such LNG Specification or as a waiver of any subsequent default, whether of a like or different character.

(f)	Rejection; Suspension of Loading. Without limitation to Clause 11.4(h):

(i)
if a notice under Clause 11.4(b) of Off-Spec LNG occurs before commencement of loading of the LNG Vessel, Customer shall notify Golar as soon as reasonably practicable (but in no event later than forty-eight (48) hours after receiving such notice, failing which Customer shall be deemed to have rejected delivery of the Off-Spec LNG) whether Customer will, after using its reasonable efforts in accordance with Clause 11.4(d)(i), either: (x) take delivery of the Off-Spec LNG; or (y) reject delivery of the Off-Spec LNG; and

(ii)
if a notice under Clause 11.4(b) of Off-Spec LNG occurs after commencement of LNG loading but before Completion of Loading, Golar shall immediately suspend loading after Golar becomes aware thereof or receives such notice from Customer, as the case may be, and Customer shall notify Golar as soon as reasonably practicable thereafter (but in no event later than forty-eight (48) hours after suspension of loading, failing which Customer shall be deemed to have rejected further delivery of the Off-Spec LNG, the loading of the Off-Spec LNG shall be discontinued and, if possible, the Off-Spec LNG shall be unloaded) whether Customer will, after using reasonable efforts in accordance with Clause 11.4(d)(ii), either: (x) take further delivery of the Off-Spec LNG and complete loading; or (y) not take further delivery of the Off-Spec LNG, discontinue loading the Off-Spec LNG and, if possible, unload the Off-Spec LNG.

(g)	Effect of Rejection of Off-Spec LNG.

(i)
If, despite using reasonable efforts to do so in accordance with Clause 11.4(d), Customer does not take delivery of Off-Spec LNG or otherwise rejects Off-Spec LNG in accordance with Clause 11.4(f), any undelivered quantities (including any quantities unloaded from the receiving LNG Vessel and returned to the FLNG Vessel) shall be considered as not made available due to Services Unavailability, and will not be deemed as a Failure to Lift. Title to and risk of loss in such undelivered quantities of Off-Spec LNG remaining onboard the FLNG Vessel shall pass to Golar on receipt of Customer’s notification of rejection (or on deemed notification of rejection) in accordance with Clause 11.4(f)(i). Title to, possession and control of and risk of loss in any quantities of Off-Spec LNG that are to be unloaded from an LNG Vessel shall pass to Golar on completion of such unloading. At its own cost Golar shall comply with any reasonable request from Customer or the Master of the receiving LNG Vessel to facilitate any such unloading from an LNG Vessel. For the avoidance of doubt, Golar shall be solely responsible for dealing with any Off-Spec LNG to which it takes title pursuant to this sub-clause (i), including any and all costs, expenses and other Liabilities incurred by Golar in connection with offloading, disposing and/or otherwise dealing with such Off-Spec LNG (including for the avoidance of doubt all costs and expenses in connection with additional unloading and storage arrangements for any quantities of Off-Spec LNG unloaded from the receiving LNG Vessel) and Golar shall hold Customer harmless in respect of any such costs, expenses and other Liabilities.

(ii)
Notwithstanding the foregoing, if such Off-Spec LNG is due to delivery of Off-Spec Feed Gas by or on behalf of Customer or due to ageing of the LNG on board the FLNG Vessel (where such ageing is primarily attributable to the fault or negligence of the Customer), then such quantities (including any unloaded Off-Spec LNG) shall not constitute a Services Unavailability and title shall not pass to Golar pursuant to sub-clause (i) above. In such circumstances, the Parties shall cooperate in good faith regarding arrangements for removal and/or disposal of such Off-Spec LNG quantities rejected by Customer, provided always that Customer shall be solely responsible for and shall hold Golar harmless in respect of any and all costs, expenses and other Liabilities in connection with offloading, disposing and/or otherwise dealing with such Off-Spec LNG following rejection of same by Customer, including for the avoidance of doubt all costs and expenses in connection with additional unloading and storage arrangements for any quantities of Off-Spec LNG unloaded from the receiving LNG Vessel. In the event of a shutdown, or any other event or circumstance, affecting the FLNG Facility which is not primarily attributable to the fault or negligence of the Customer, and such shutdown or other event or circumstance may result in the LNG on board the FLNG Vessel becoming Off-Spec LNG due to ageing, then, as soon as practicable after the cessation of such shutdown or other event or circumstance affecting the FLNG Facility, the Customer shall use reasonable endeavours to (a) Lift the LNG (even where such LNG is not an Expected Lifting Quantity and/or in connection with a Lifting), and Golar shall use reasonable endeavours to provide solutions to enable the Customer to Lift such LNG, including but not limited to the provision by Golar of LNG Vessels to Lift the LNG, and (b) supply Feed Gas of a quantity and specification to seek to avoid the LNG already on board the FLNG Facility becoming Off-Spec LNG.

(h)
Adjustments to Allowed Laytime. Customer agrees that Golar will make an appropriate adjustment to the Allowed Laytime to accommodate the time taken by Customer to provide its response in accordance with Clause 11.4(f)(i) or 11.4(f)(ii).

(i)	Reimbursement of Costs for Off-Spec LNG.

(i)
If Customer receives Off-Spec LNG which it would otherwise be entitled to reject (including, for the avoidance of doubt, any Off-Spec LNG which cannot be offloaded from an LNG Vessel following Customer’s notification (or deemed notification) of rejection in accordance with Clause 11.4(f)(ii)), Golar shall bear the financial responsibility for all reasonable and actual incremental costs and other Liabilities incurred by Customer in connection with receiving and treating Off-Spec LNG by such means as are appropriate, with Customer using reasonable efforts to minimise such costs and Liabilities provided that Golar’s aggregate liability under this sub-paragraph (i) during the Term shall not exceed [*****] per MMBTU multiplied by the volume of the Off-Spec LNG, Regardless of Cause; and

(ii)
Notwithstanding sub-paragraph (i), no indemnity and/or reimbursement shall be due in respect of Off-Spec LNG that is due to delivery of Off-Spec Feed Gas by or on behalf of Customer or due to ageing of the LNG on board the FLNG Vessel, where such ageing is primarily attributable to the fault or negligence of Customer.

(j)	Sole and Exclusive Remedy. [*****].

12	SCHEDULING

12.1	Scheduling Principles
All scheduling activities under this Clause 12 shall be in accordance with the following principles (the “Scheduling Principles”):

(a)	the Expected Lifting Quantity for each Lifting shall be not more than [*****] Cubic Metres;

(b)
based upon the Customer’s Proposed Lifting Programme, and assuming Retainage of no greater than the Operations Retainage Limit for the Expected Lifting Quantity, the Annual Feed Gas Schedule or the relevant Firm Feed Gas Schedule, as applicable, shall be issued by Golar;

(c)
Scheduled Arrival Windows and Allowed Laytimes for the Customer will be scheduled on a reasonably rateable basis throughout the Contract Year (excluding any periods of Scheduled Downtime to or modification of the FLNG Facility as permitted under Clause 8.5), and with a period between the end of a Scheduled Arrival Window and the start of the following Scheduled Arrival Window of at least [*****] days);

(d)
sufficient Scheduled Arrival Windows will be made available to permit the Customer to Lift the Base Capacity for the Contract Year utilising the LNG Vessels proposed by the Customer, subject to rounding up or rounding down the Base Capacity so as to schedule the last Lifting of a Contract Year in a Full Cargo Lot;

(e)	the Parties’ issuance of the Lifting Programme shall be determined, inter alia, by the capacity of the FLNG Facility;

(f)	neither Party shall be obligated to accommodate a request which may violate any Approval or result in the shutdown of the FLNG Facility; and

(g)	such other principles as the Parties agree are appropriate, acting as a Reasonable and Prudent Operators and which are included in the Commercial Operations Manual pursuant to Clause 4.2(a).

12.2	Lifting Programme and Annual Feed Gas Schedule

(a)
Golar Forecast. No later than [*****] days prior to the first day of each Contract Year, Golar shall issue to the Customer a non-binding written forecast of Scheduled Downtime for such Contract Year. Golar shall consult with Customer in scheduling downtime for maintenance and act as a Reasonable and Prudent Operator to accommodate the requests of Customer in respect thereto, including using reasonable endeavours not to plan maintenance during the months of January, February, June, July, August and December. No later than [*****] days prior to the first day of each Contract Year, Golar shall issue to the Customer a good faith written estimate of the available LNG production capacity of the FLNG Facility each day during such Contract Year (expressed in cubic metres of LNG and MMBtu), together with an updated non-binding written forecast of Scheduled Downtime for such Contract Year.

(b)
Customer’s Proposed Lifting Programme. According to the Scheduling Principles and no later than [*****] days prior to the beginning of each Contract Year, the Customer shall submit in writing to Golar a proposal (“Customer’s Proposed Lifting Programme”) which includes the following:

[*****]
Under such forecast, all Liftings proposed by Customer shall be scheduled on a generally rateable basis over the Contract Year, except for periods of Scheduled Downtime identified by Golar pursuant to Clause 12.2(a), and Customer shall take into consideration the Scheduling Principles.

(c)
Preliminary Lifting Programme and Preliminary Annual Feed Gas Schedule. Golar shall take into consideration the Customer’s Proposed Lifting Programme and shall no later than [*****] days prior to the beginning of each Contract Year, issue to the Customer Golar’s preliminary Lifting Programme for such Contract Year (the “Preliminary Lifting Programme”) showing all Liftings for the Customer and any open lifting windows, along with a preliminary Feed Gas schedule for such Contract Year (the “Preliminary Annual Feed Gas Schedule”) determined in accordance with Clause 12.3(b) and taking into account Golar’s current forecast of when Scheduled Downtime will occur in the relevant Contract Year. In preparing the Preliminary Lifting Programme, Golar shall act as a Reasonable and Prudent Operator to accommodate the Customer’s Proposed Lifting Programme, including the Customer’s proposed Expected Lifting Quantity for each Lifting.

(d)
Issuance of Lifting Programme and Annual Feed Gas Schedule. No later than [*****] days prior to the beginning of each Contract Year, the Parties shall issue the Lifting Programme and the Annual Feed Gas Schedule for such Contract Year, each of which shall incorporate any revisions to the Preliminary Lifting Programme and the Preliminary Annual Feed Gas Schedule made pursuant to Clause 12.2(c) and/or the Scheduling Principles.

(e)	Initial Contract Year. For the initial Contract Year, development of the Lifting Programme shall be conducted pursuant to the provisions of this Clause 12.2, provided that:

(i)
Golar shall provide the information required by Clause 12.2(a), Customer shall provide the Customer’s Proposed Lifting Programme and the Parties shall use their reasonable endeavours to discuss in good faith the setting of a Preliminary Lifting Programme and Preliminary Feed Gas Schedule during the period which is reasonably anticipated by Golar to be not less than [*****] days prior to the expected Acceptance Date;

(ii)
where the Parties agree such Preliminary Lifting Programme pursuant to sub-paragraph (i) above, they shall use their reasonable endeavours to agree and determine the Lifting Programme for such first Contract year as soon as reasonably practicable after the Scheduling Time commences pursuant to sub-paragraph (iii) below;

(iii)	the Scheduling Time for such Lifting Programme shall begin on the day after the earlier of: (i) the day after the Acceptance Date and (ii) [*****] and end no later than [*****] days thereafter;

(iv)	Golar shall update the information required by Clause 12.2(a) within [*****] Business Days following commencement of the Scheduling Time;

(v)	the Customer shall update the Customer’s Proposed Lifting Programme within [*****] Business Days following commencement of the Scheduling Time;

(vi)	Golar shall update the Preliminary Lifting Programme within [*****] Business Days following commencement of the Scheduling Time; and

(vii)	the Parties shall update the Lifting Programme within [*****] days following commencement of the Scheduling Time.
In any event, the Lifting Programme for the initial Contract Year shall be finalised by no later than [*****] days prior to the start of the Scheduled Arrival Window for the first Cargo to be delivered in such Contract Year.

12.3	Rolling Schedule

(a)
Monthly Update. No later than [*****] days prior to the first day of each month, the Parties shall issue an updated Lifting Programme (the “Monthly Update”) for the [*****] days beginning on the first day of such month (the “[*****]-Day Period”). The Monthly Update shall consist of:

(i)
a firm schedule of all Liftings in such [*****]-Day Period (the “[*****]-Day Schedule”), reflecting the Lifting Programme and any revisions made thereto pursuant to Clause 12.4 (which shall supersede the provisions of the applicable Lifting Programme and any previous [*****]-Day Schedule for the days specified in such [*****]-Day Schedule);

(ii)	any updates on the expected availability of Services (including Scheduled Downtime and Unscheduled Downtime) and any additional excess quantity projected to be available; and

(iii)	such additional information as the Parties may agree.

(b)
Firm Feed Gas Schedule. Along with each Monthly Update, Golar shall issue to the Customer a firm schedule of the Feed Gas quantity to be delivered by or on behalf of the Customer to the Gas Receipt Point for each Day in the [*****]-Day Period (the “Firm Feed Gas Schedule”), of which:

(i)
the Feed Gas quantity for each Day in the first month of the [*****]-Day Period constitutes the quantity that the Customer shall deliver, or cause to be delivered, to Golar rateably over such Day (as may be further adjusted pursuant to Clause 12.6, the “Daily Feed Gas Quantity”); and

(ii)	the Feed Gas quantity specified in the Firm Feed Gas Schedule for each Day in the remainder of the [*****]-Day Period is provided for planning purposes only.
The Firm Feed Gas Schedule shall reflect the Annual Feed Gas Schedule, adjusted as appropriate to reflect any changes made to the Lifting Programme.

12.4	Modifications to the Lifting Programme

(a)
Modifications by Agreement. Subject to Clause 12.5, the Customer may propose reasonable changes to the Lifting Programme, including revision of an Expected Lifting Quantity, rescheduling or cancellation of a Lifting, [*****], provided that Golar:

(i)
may condition its agreement to any change on appropriate adjustments to the Daily Feed Gas Quantity for one or more Days prior to the applicable Scheduled Arrival Window to fully accommodate such change, and shall not be obligated to approve any request for which corresponding adjustments to the Daily Feed Gas Quantity are not possible;

(ii)	shall not be obligated to accommodate a request which does not comply with the Scheduling Principles;

(iii)	shall not be obligated to accommodate a request which may violate any Approval;

(iv)	shall have the right to reject any request from Customer which may require Golar to shut down or reduce production at the FLNG Facility; and
[*****]
For the avoidance of doubt, a modification of the Lifting Programme pursuant to this Clause 12.4(a) shall not be deemed a Failure to Lift or a Services Unavailability.

(b)
Additional Rights of Golar. Notwithstanding the foregoing provisions, Golar shall have the right at any time to modify the Lifting Programme pursuant to Clause 13.3(c) (but without prejudice to any liability that may arise with respect thereto pursuant to this Agreement).

(c)
Additional Rights of Customer. Notwithstanding the foregoing provisions, Customer shall have the right at any time to modify the Lifting Programme pursuant to Clauses 8.5(a), 8.5(b) or 8.5(d) (but without prejudice to any liability that may arise with respect thereto pursuant to this Agreement).

12.5	Imbalances

(a)
Creation of an Imbalance. If, as a result of (i) a request by the Customer pursuant to Clause 12.4(a) or (ii) a Failure to Lift, there is a modification to the Lifting Programme such that the Customer does not Lift the Expected Lifting Quantity as originally stated in the Monthly Update for a particular month, the difference between (1) the amount of LNG actually Lifted and (2) the Expected Lifting Quantity in the Monthly Update, shall be recorded as an imbalance (expressed in MMBTUs) in Customer’s Inventory Account (an “Imbalance”).

(b)
Elimination of Imbalance. Upon the occurrence of an Imbalance, Golar shall send the Customer a notice informing the Customer of the amount of such Imbalance (the “Notice of Imbalance”). The Customer shall eliminate its Imbalance position as soon as reasonably practicable and in any event by the end of the [*****] month following the month in which the Notice of Imbalance is received. Subject to available LNG Storage Capacity and operational constraints, the Customer may request to eliminate the prior month’s Imbalance through a further modification to the Lifting Programme pursuant to Clause 12.4 or adjustments of the Daily Feed Gas Quantity pursuant to Clause 12.6, as applicable, for the following month.

12.6	Adjustments to Daily Feed Gas Quantity
The Daily Feed Gas Quantity for any given Day may be adjusted (upward or downward) for the following:

(a)
a change in quantity requested by one Party and approved by the other Party, such approval not to be unreasonably withheld so long as such change will not require the other Party to incur any material additional costs; and

(b)	pursuant to Clauses 12.5(b) and 13.3(c).

12.7	Scheduling Representative
By no later than one (1) month prior to the Commercial Start Date, the Customer shall appoint an individual to act as Scheduling Representative for the purposes of this Clause 12; provided, however, that Customer shall have the right to change the identity of the Scheduling Representative at any time by notice to Golar. Unless otherwise stated herein, the Customer hereby authorizes the Scheduling Representative to do and perform any and all acts for and on behalf of Customer with regard to scheduling matters provided for in this Clause 12.

12.8	Communications
All communications or exchanges of information between the Parties relating to the provisions of this Clause 12 shall be in compliance with the Commercial Operations Manual.

13	INTERRUPTION TO SERVICES

13.1	Scheduled Curtailment or Temporary Discontinuation of Services
Golar shall have the right to curtail or temporarily discontinue the Services, in whole or in part, during the allotted time period specified in the applicable Lifting Programme for maintenance to or modification of the FLNG Facility (“Scheduled Downtime”), but only to the extent required by such maintenance or modification and provided that Scheduled Downtime (i) shall last no more than [*****] days in the aggregate during each Contract Year, and (ii) shall not affect Golar’s obligation to schedule and make available the Base Capacity. During any period of Scheduled Downtime, Golar shall use reasonable efforts to update Customer, from time to time, on the expected progress towards completing the maintenance or modification, whichever is applicable. The Parties shall use reasonable endeavours to discuss and agree a mutually convenient time for Scheduled Downtime to occur, save that where the Parties cannot agree, Golar shall in its Sole Opinion determine when it shall occur.

13.2	Unscheduled Curtailment or Temporary Discontinuation of Services
In addition to the rights set out in Clause 13.1, Golar shall have the right to curtail or temporarily discontinue the Services, in whole or in part, at any time in order to (a) repair any portion of the FLNG Facility or (b) protect persons and property, including the FLNG Facility, from harm or damage due to operational or safety conditions (“Unscheduled Downtime”). Golar shall use reasonable efforts to provide Customer with as much advance notice of Unscheduled Downtime as is reasonable under the circumstances, and such notice may be issued for a specific period of time or until further notice is given. Golar shall use reasonable efforts to minimise the impact of any Unscheduled Downtime on Services to the Customer and the Customer shall use reasonable efforts to accommodate any requests from Golar pursuant to Clause 12.4 or Clause 12.6; however, if, as a result of any Unscheduled Downtime, Golar fails to make the Expected Lifting Quantity (or any part thereof) available for any Lifting in accordance with the Lifting Programme, the terms of Clause 13.3 shall apply. The provisions of this Clause 13.2 shall have no effect on Golar’s obligations under Clauses 15.7(c) and 15.7(d).

13.3	Services Unavailability

(a)
Defined. If Golar fails to make the Expected Lifting Quantity (or any part thereof) available for any Lifting in accordance with the Lifting Programme for any reason, and such failure is not primarily attributable to a Customer Delay Event, a request for purging and cool down operations or cool down only operations pursuant to Clause 15.9, or an event of Force Majeure, then such failure constitutes a “Services Unavailability” without regard to whether Golar gives Customer notice thereof, provided that no Services Unavailability shall be deemed to occur if the quantity of LNG actually delivered in a Lifting is at least [*****].

(b)
Notice. Golar shall give Customer notice of a Services Unavailability, or an expected Services Unavailability as soon as reasonably practicable. If requested by Customer, Golar shall hold a meeting with Customer to sufficiently explain the cause of any Services Unavailability and discuss measures Golar is taking to mitigate such Services Unavailability. Such meeting shall be held in Douala or any alternative location that is mutually agreeable to the Parties.

(c)
Actions Available to Address Services Unavailability. To address the expected effects of any Services Unavailability, Golar may, subject to the final paragraph of this Clause 13.3(c), take one or more of the following actions (not necessarily in the following priority of order):

(i)	require Customer to reduce deliveries of Feed Gas at the Gas Receipt Point or, in the absence of such reduction, reject deliveries of Feed Gas at the Gas Receipt Point; and/or

(ii)	any such other actions as a Reasonable and Prudent Operator would take under such circumstances, including actions which are aimed at maintaining operational integrity of the FLNG Facility.
Golar shall act as a Reasonable and Prudent Operator to (A) consult with the Customer in advance of taking any such action (except in the event of an emergency threatening the safety or security of persons or property, as determined by Golar, in which case such consultation is not required), (B) accommodate the Customer’s requests as to the nature and timing of such actions and (C) minimise the costs incurred by the Customer as a result of such actions.

(d)	Consequences of Services Unavailability.

(i)
If Golar delivers to the Customer, in a calendar month, less than [*****] of the lesser of (a) the Monthly Base Capacity or (b) the quantity of LNG actually required by Customer to be delivered (the lesser of the Monthly Base Capacity or actual required quantity in a calendar month being the “RMQ”), and such failure is primarily attributable to Services Unavailability, then, subject to Clauses 13.3(ii), (iii) and (iv) below, the Customer shall be entitled to make a deduction from the Tolling Fee for the applicable calendar month which is [*****].

(ii)
Within thirty (30) days of the end of each Contract Year, there shall be a reconciliation undertaken to calculate the extent to which Services Unavailability over the Contract Year resulted in a shortfall against the aggregated Customer’s RMQs over a Contract Year (the “Contract Year Reconciliation”), and a balancing amount shall be due from Golar to the Customer, or from the Customer to Golar, as the case may be, and shall be invoiced in accordance with Clause 6.2.

(iii)
If the aggregate delivered quantity of all Liftings (or part thereof) in a calendar month or over a Contract Year is equal to or greater than [*****] of the RMQ or ARQ for that calendar month or Contract Year respectively, no deduction shall be made against the Tolling Fee in respect of the relevant calendar month or the Contract Year, as the case may be.

(iv)
If the aggregate delivered quantity of all Liftings (or part thereof) in a calendar month or over a Contract Year is below [*****] of the RMQ or ARQ for that calendar month or Contract Year respectively, no Tolling Fee shall be paid by the Customer in respect of the relevant calendar month or the Contract Year, as the case may be.

(v)	[*****]

(vi)	[*****].

(vii)
A termination fee shall be payable by Golar to the Customer in the event of termination pursuant to Clause 18.1(c)(iv) below for substantial and prolonged Service Unavailability [*****], in accordance with Clause 18.2(a). For the avoidance of doubt, in the event that the Customer is entitled to terminate under both Clause 18.1(c)(iv)(a) and Clause 18.1(c)(iv)(b) only one termination fee is payable, pursuant to Clause 18.2(a).

(viii)
Save in respect of termination pursuant to Clause 18.1(c)(iv) and the termination fee payable by Golar to the Customer pursuant to Clause 18.2(a), the remedies set out in Clause 13.3(d)(i), Clause 13.3(d)(iii), Clause 13.3(d)(iv) and Clause 13.3(d)(v) shall be the Customer’s Sole and Exclusive Remedy for Services Unavailability

(ix)
For the avoidance of doubt, in the event that any Lifting scheduled in the Lifting Programme for a relevant calendar month occurs (wholly or partially) in the subsequent calendar month (a “Late Lifting”), and such Late Lifting is not primarily attributable to a Services Unavailability, then such Late Lifting shall count towards the quantity of LNG delivered to the Customer in the relevant calendar month, and shall not result in a deduction from the Tolling Fee for the relevant calendar month.

(e)	[*****]

13.4	Failure to Deliver Feed Gas
In the event of any failure by the Customer to deliver the Daily Feed Gas Quantity in accordance with the terms of this Agreement and provided that such failure is not primarily due to any fault, negligent act or omission of Golar or any Golar Indemnified Person, Golar shall have the right to make a corresponding reduction in the Expected Lifting Quantity of one or more Liftings.

13.5	Failure to Lift

(a)
Defined. If the Customer fails to Lift the Expected Lifting Quantity of any Lifting (or part thereof) in accordance with the Lifting Programme and such failure is not due to Services Unavailability or Force Majeure, then such failure constitutes a “Failure to Lift”. The Customer shall be deemed to have failed to Lift the Expected Lifting Quantity if (i) the Customer notifies Golar of a Failure to Lift or expected Failure to Lift pursuant to Clause 13.5(b) or (ii) Golar cancels or terminates a Lifting pursuant to Clause 13.5(d).

(b)	Notice. The Customer shall give Golar notice as soon as reasonably practicable of a Failure to Lift or an expected Failure to Lift.

(c)	Effects. In the event of a Failure to Lift the Customer shall pay the Tolling Fee for the relevant month as though the Failure to Lift had not occurred.

(d)	[*****]

14	INVENTORY MANAGEMENT

14.1	Inventory Management Principles
Golar shall manage the Customer’s Inventory to enable the Lifting of LNG in accordance with the Lifting Programme and Scheduling Principles.

14.2	Customer’s Inventory Account

(a)
Golar shall maintain for the Customer a current inventory account (expressed in MMBTUs) (“Inventory Account”) for the purpose of balancing (i) the amount of Feed Gas delivered at the Gas Receipt Point for the account of the Customer; (ii) the amount of LNG Lifted at the LNG Delivery Point for the account of the Customer; (iii) Retainage; (iv) return Gas from an LNG Vessel to the FLNG Facility (with measurement to be supplied by the Customer), in each case without double counting; and (v) any quantities of rejected Off-Spec LNG to which Golar takes title pursuant to Clause 11.4(g); and

(b)	Golar shall provide the Customer with a daily report on aggregate LNG and Gas inventory levels at the FLNG Facility and on the Customer’s Inventory Account.

14.3	Title, Custody and Risk of Loss

(a)
Title to the Customer’s Inventory. Save in respect of (i) the Heel LNG Quantity and any Customer’s Inventory (excluding the Heel LNG Quantity) remaining on board at expiry of the Term, which shall pass to Golar in accordance with Clause 2.1, and (ii) any quantities of rejected Off-Spec LNG to which Golar takes title pursuant to Clause 11.4(g), title to the Customer’s Inventory will not transfer to Golar or Golar Cam during periods when it is in the possession and control of Golar (including while held in storage at the FLNG Facility), and, subject to Clause 5.2, neither Golar nor Golar Cam shall at any time whatsoever suffer, permit or cause Golar, Golar Cam, any Lender or any other legal or natural person to create or acquire any rights, title or interest in, or Encumbrance or any other right or interest whatsoever, in or over the Customer’s Inventory or any part thereof.

(b)
Possession, Risk of Loss and Control. Possession, risk of loss and control of the Customer’s Feed Gas shall pass from the Customer to Golar upon delivery of same at the Gas Receipt Point. Save in respect of any quantities of rejected Off-Spec LNG to which Golar takes title in accordance with Clause 11.4(g), possession, risk of loss and control of the Customer’s Inventory shall pass from Golar to the Customer upon proper delivery of same at the LNG Delivery Point.

14.4	No Encumbrance

(a)
Customer’s Covenants. The Customer warrants to Golar that the Customer has title to all Feed Gas delivered to the Gas Receipt Point for Customer’s account. The Customer covenants that the Customer’s Inventory shall remain free of all encumbrances therefor, and that no circumstances will exist which could give rise to any encumbrances relating thereto other than those that may be caused by acts or omissions of any Golar Indemnified Person. The Customer agrees to fully defend, indemnify and hold Golar and its Affiliates harmless against all Encumbrances regarding the Customer’s Inventory, except to the extent that any Encumbrances are caused by acts or omissions of Golar.

(b)
Golar’s Covenants. Golar and Golar Cam warrant to the Customer that they will deliver to the Customer, at the LNG Delivery Point, the Customer’s Inventory free from all Encumbrances relating thereto. Golar and Golar Cam covenant that the Customer’s Inventory, while in Golar’s possession or control, shall remain free of all Encumbrances, and that no circumstances will exist which could give rise to any Encumbrances relating thereto other than those that may be caused by the Customer’s acts or omissions. Golar and Golar Cam agree to fully defend, indemnify and hold the Customer and its Affiliates harmless from and against all Encumbrances regarding the Customer’s Inventory delivered to the Customer, except to the extent that any Encumbrances are caused by the acts or omissions of the Customer.

(c)	Each warranty and covenant in Clause 14.4(b) is subject to the provisions of Clause 5.2.

14.5	Annual Statement
No later than sixty (60) days following the end of each Contract Year, Golar shall deliver to the Customer an annual statement setting forth the following:

(a)	the total quantity of Feed Gas received from the Customer during such Contract Year;

(b)	the total quantity of LNG Lifted by the Customer during such Contract Year;

(c)	Retainage during such Contract Year;

(d)	the total quantity of return Gas from LNG Vessels to the FLNG Facility during such Contract Year (with measurement to be supplied by the Customer);

(e)	the total quantity of Off-Spec LNG (if any) to which Golar has taken title pursuant to Clause 11.4(g); and

(f)	the end of Contract Year balance of the Customer’s Inventory Account.

15	LNG LOADING AND TRANSPORTATION

15.1	General

(a)
Downstream Arrangements. Subject to the terms and conditions of this Agreement, the Customer shall be responsible for Lifting of all LNG made available for lifting by Golar hereunder in accordance with each Lifting Programme and shall cause LNG Vessels to be provided for the transportation of all such LNG. The Customer shall be responsible for the marketing or other disposition of all LNG hereunder and all contractual and other arrangements relating to the Lifting, marketing or other disposition of LNG lifted or to be lifted from the FLNG Facility.

(b)
LNG Vessel Capacity. At the commencement of loading at the FLNG Facility, each LNG Vessel shall have sufficient empty LNG cargo containment capacity to Lift the Expected Lifting Quantity scheduled for such Lifting. Any inability to Lift the Expected Lifting Quantity as a result of insufficient LNG cargo containment capacity shall be deemed a Failure to Lift but shall not constitute grounds for rejection of the LNG Vessel by Golar. Regardless of the LNG cargo containment capacity of the LNG Vessel, in no event shall Golar have any obligation to permit the Lifting of more than the Expected Lifting Quantity.

(c)
Fireboats, Tugs, Escort Vessels, Security Vessels and Port Charges. The Customer shall arrange for, or cause the appropriate Person to arrange for, such number and types of fireboats, tugs, escort vessels and security vessels as are required by Governmental Authorities in Cameroon and the Marine Operations Manual to attend the LNG Vessel so as to permit safe and efficient movement of the LNG Vessel within the maritime safety areas located in the approaches to and from the FLNG Facility and to permit safe and efficient berthing of the LNG Vessel at the FLNG Facility. The Customer shall pay, or cause to be paid, all Port Charges directly to the appropriate Person. If Customer or Transporter fails to pay Port Charges when properly due, and Golar makes payment of such Port Charges on behalf of the Customer, the Customer shall reimburse and hold harmless Golar for any such Port Charges and Golar shall invoice the Customer pursuant to Clause 6.1 or Clause 6.2 for any such payment by Golar.

(d)	[*****]

15.2	LNG Vessels

(a)
Customer to Cause LNG Vessels to Comply. The Customer shall cause each LNG Vessel to comply with the requirements of this Clause 15 in all material respects. Golar acknowledges that the LNG Vessels listed in Annex 8 have been identified by the Customer as LNG Vessels intended for Customer’s use for the transportation of LNG under this Agreement.

(b)
Approvals and Documentation. Each LNG Vessel shall comply with the regulations of, and obtain all Approvals required by, Governmental Authorities to enable such LNG Vessel to enter, leave and carry out all operations at the FLNG Facility. Each LNG Vessel shall at all times have on board valid documentation evidencing all such Approvals. Each LNG Vessel shall comply fully with the applicable provisions of the International Safety Management Code for the Safe Operation of Ships and Pollution Prevention effective 1 July 1998 (the “ISM Code”), and at all times be in possession of a valid safety management certificate issued in accordance with the ISM Code.

(c)	Compatibility with FLNG Facility.

(i)	Except as otherwise agreed in writing by the Parties, each LNG Vessel shall be compatible with the FLNG Facility in all material respects.

(ii)
In the event an LNG Vessel meets the requirements under sub-paragraph 15.2(c)(i) above, but a Governmental Authority or Pilot prohibits or otherwise hinders the utilisation of such LNG Vessel, the Customer’s obligations under this Agreement shall not be excused or suspended by reason of the Customer’s inability (pursuant to the foregoing) to use such a vessel as an LNG Vessel.

(d)
Condition of the LNG Vessel. Each LNG Vessel, including its manifold arrangement, shall be in compliance with the Marine Operations Manual and International LNG Vessel Standards. The location of the loading manifold shall allow a safe margin for movement of the arms within the operating envelope. Each LNG Vessel shall be (i) fitted in every way for the loading, unloading, handling and carrying of LNG in bulk and (ii) tight, staunch, strong and otherwise seaworthy with cargo handling and storage systems (including instrumentation) necessary for the loading, unloading, handling, carrying and measuring of LNG in good order and condition.

(e)	Adequate Facilities. Each LNG Vessel shall be equipped with adequate facilities for mooring, unmooring and handling cargo consistent with the recommendations of OCIMF and SIGTTO.

(f)
Compression of Boil-Off Gas. Each LNG Vessel shall compress boil-off gas to the extent required to maintain the Gas pressure in its tanks as well as any vapour return lines within allowable operating limits during loading.

(g)
SIRE. Unless otherwise agreed by Golar, each LNG Vessel shall have a valid and current (not older than twelve (12) months) Vessel Inspection Report (VIR) and an accurate updated Harmonised Vessel Particulars Questionnaire (HVPQ) on file and available for download from the OCIMF Ship Inspection Report Programme (SIRE) database. Such VIR shall demonstrate that there are no material deficiencies in the safety or operability of such LNG Vessel.

(h)	Classification Society. Each LNG Vessel shall at all times be maintained in class with a classification society being a member of the International Association of Classification Societies.

(i)
Construction. Each LNG Vessel shall have been constructed to all applicable International LNG Vessel Standards (including the International Code For the Construction and Equipment of Ships Carrying Liquefied Gases in Bulk).

(j)
Operation and Maintenance. Each LNG Vessel shall comply with, and shall be fully equipped, supplied and maintained to comply with, all applicable International LNG Vessel Standards. Unless approved by Golar in writing, an LNG Vessel shall be prohibited from engaging in any maintenance, repair or in-water surveys while berthed at the FLNG Facility.

(k)
ISPS Code. Each LNG Vessel shall hold a valid International Ship Security Certificate. The Customer shall ensure that each Transporter complies with the guidelines contained in its Ship Security Plan as defined in the ISPS Code to ensure that the appropriate security level is maintained at all times on board the LNG Vessel.

(l)
Crew. The officers and crew of each LNG Vessel shall have the ability, experience, licences and training commensurate with the performance of their duties in accordance with internationally accepted standards as adopted on first-class LNG vessels and as required by Governmental Authorities and any labour organisation having jurisdiction over the LNG Vessel or her crew. Without in any way limiting the foregoing:

(i)	all shipboard personnel shall hold valid certificates of competence in accordance with the requirements of the law of the flag state of the LNG Vessel and any applicable requirements of Cameroon laws;

(ii)
the senior officers, including the Master, chief officer, chief engineer, chief mate and cargo engineer (and such other officers of the LNG Vessel having responsibilities associated with the preparation of the LNG Vessel for loading), shall be trained and certified to a standard customary for an operator of a first-class LNG vessel of the type and tonnage of the LNG Vessel and in compliance with the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1995 and SIGTTO publication “Crew Safety Standards and Training for Large LNG Carriers”;

(iii)
the Master of each LNG Vessel shall have documented previous experience with side-by-side LNG operations (in the capacity of being the Master of an LNG vessel) and have undergone simulator training relevant for this FLNG Facility.

(iv)
the Master, chief officer, chief engineer, all cargo engineers, and all deck officers shall be fluent in written and oral English and shall maintain all records and provide all reports with respect to the LNG Vessel in English, and there shall otherwise be on board sufficient personnel with a good working knowledge of the English language to enable cargo handling and loading to be carried out efficiently and safely and to enable communications between the LNG Vessel and those Persons engaged in loading the LNG Vessel to be carried out quickly and efficiently; and

(v)
none of the LNG Vessel’s Master, officers or crew shall, while serving on the LNG Vessel, abuse the use of drugs or alcohol, and Transporter shall maintain a written policy to such effect, such policy to meet or exceed the standards of the Oil Companies International Marine Forum’s Guidelines for the Control of Drugs and Alcohol Aboard Ship, 1995, as amended from time to time. If any Master, officer or crew member abuses the use of drugs or alcohol, such individual shall be dismissed from service on the LNG Vessel.

(m)
Communications. Each LNG Vessel shall have communication equipment complying with applicable regulations of Governmental Authorities and permitting such LNG Vessel to be in constant communication with the FLNG Facility and with other vessels in the area (including fireboats, tugs, escort vessels and other vessels employed in port operations), including an approved vessel automatic identification system.

(n)
Pumping Rate; Back Pressure. Each LNG Vessel shall be designed, equipped and manned so as to safely and reliably accept loading of a full cargo at a steady pumping rate of not less than [*****] Cubic Metres per hour at a normal operating pressure as defined in the Marine Operations Manual, with three loading arms, subject to the FLNG Facility being capable of receiving all return vapour from an LNG Vessel that may be generated when loading the LNG Vessel at the minimum bulk transfer rate. Time for connecting, cooling, stripping and disconnecting, and cooling of liquid arms shall not be included in the computation of the pumping rate.

(o)	Capacity: Each LNG Vessel shall have a minimum cargo capacity of [*****] Cubic Metres.

15.3	LNG Vessel Inspections; Right to Reject LNG Vessel

(a)
Inspections. During the Term, on prior reasonable notice to the Customer, Golar and/or Golar Cam may, at its sole risk, send its representatives (including an independent internationally recognised maritime consultant) to inspect during normal working hours any LNG Vessel which the Customer has indicated it intends to or may use to Lift cargoes at the FLNG Facility as Golar may consider necessary to ascertain whether the LNG Vessel complies with the provisions of this Agreement. Golar or Golar Cam shall bear the costs and expenses in connection with any inspection conducted hereunder. Any such inspection may include, as far as is practicable having regard to the LNG Vessel’s operational schedule, examination of the LNG Vessel’s hull, cargo and ballast tanks, machinery, boilers, auxiliaries and equipment; examination of the LNG Vessel’s deck and engine fair copy/official log books; review of records of surveys by the LNG Vessel’s classification society and relevant Governmental Authorities; and review of the LNG Vessel’s operating procedures and performance of surveys, both in port and at sea. Any inspection carried out pursuant to this Clause 15.3(a): (i) shall not interfere with, or hinder, any LNG Vessel’s safe and efficient construction or operation; and (ii) shall not entitle Golar or Golar Cam or any of its representatives to make any request or recommendation directly to Transporter except through the Customer. No inspection (or lack thereof) of an LNG Vessel hereunder shall (x) modify or amend the Customer’s obligations, representations, warranties and covenants under this Agreement or under any agreement or instrument contemplated by this Agreement or (y) constitute an acceptance or waiver by Golar of the Customer’s obligations under this Agreement.

(b)	Right to Reject LNG Vessel. Golar shall have the right to reject any LNG Vessel if such LNG Vessel does not comply materially with the provisions of Clause 15.2, provided that:

(i)
neither the exercise nor the non-exercise of such right shall reduce the responsibility of the Customer to Golar in respect of such vessel and her operation, nor increase Golar’s responsibilities to the Customer or third parties for the same; and

(ii)
the Customer’s obligations under this Agreement shall not be excused or suspended by reason of the Customer’s inability (pursuant to the foregoing provisions of this Clause 15.3(b)) to use a vessel as an LNG Vessel.

If Golar rejects an LNG Vessel the Parties shall meet to discuss any such rejection and co-operate to develop an agreed action plan for Customer to rectify the concerns. Once a rejected LNG Vessel’s failure to comply has been cured, such LNG Vessel shall be eligible to be berthed at the FLNG Facility.

15.4	Advance Notices Regarding LNG Vessel and Cargoes

(a)
LNG Vessel Nomination. As soon as practicable prior to arriving at the FLNG Facility, the Customer shall notify Golar, or cause its LNG buyer to notify Golar, of the name of the LNG Vessel that the Customer intends to use for a Lifting and to the extent not previously provided, in reasonable detail, the age, dimensions, specifications, operator, safety record and condition of such LNG Vessel. Customer shall use its reasonable endeavours to ensure that such notice is given within [*****] hours of the departure of the relevant LNG Vessel from its last port of call. In the event the Customer has a reason to foresee a change in the foregoing information, the Customer shall promptly provide notice thereof to Golar. However, if the vessel that the Customer proposes to use as an LNG Vessel has not, within the two Contract Years immediately preceding the Contract Year of the Scheduled Arrival Window, transported LNG to or from the FLNG Facility, the Customer shall endeavour to notify Golar thereof as soon as possible but in no event later than [*****] days prior to the first day of the applicable Scheduled Arrival Window.

(b)
LNG Vessel Movements. With respect to each cargo of LNG to be Lifted hereunder, the Customer shall give, or cause the Master of the LNG Vessel to give, Golar notice upon the departure of the LNG Vessel from the unloading port, dry-dock, repair port or other point of departure en-route to the FLNG Facility and the following notices:

(i)
a first notice (“First Notice”), which shall be sent [*****] hours prior to the estimated time of arrival of the LNG Vessel at the Arrival Location (“ETA”). If, thereafter, such ETA changes by more than six (6) hours, the Customer shall give promptly, or cause the Master of the LNG Vessel to give promptly, to Golar, notice of the corrected ETA;

(ii)
a second notice (“Second Notice”), which shall be sent [*****] hours prior to the ETA set out in the First Notice (as corrected), confirming or amending such ETA. If, thereafter, such ETA changes by more than six (6) hours, the Customer shall give promptly, or cause the Master of the LNG Vessel to give promptly, to Golar, notice of the corrected ETA;

(iii)
a third notice (“Third Notice”), which shall be sent [*****] hours prior to the ETA set out in the Second Notice (as corrected), confirming or amending such ETA. If, thereafter, such ETA changes by more than one (1) hour, the Customer shall give promptly, or cause the Master of the LNG Vessel to give promptly, to Golar, notice of the corrected ETA;

(iv)	a final notice (“Final Notice”), which shall be sent by email [*****] hours prior to the LNG Vessel’s arrival at the Arrival Location; and

(v)	an NOR, which shall be given at the time prescribed in Clause 15.5 below.
The notice under this Clause 15.4(a) must also contain the following information and changes thereof:

(1)	a statement of tank condition, including the estimated Arrival Temperature, tank pressure and heel quantity;

(2)	any deficiencies in the LNG Vessel that may affect its operation at the FLNG Facility including any need for purging and/or cool down operations;

(3)	the arrival and expected departure draft of the LNG Vessel;

(4)	other relevant information reasonably required by Golar and specified in the Marine Operations Manual; and

(5)	the earliest possible ETA of the LNG Vessel.

15.5	Notice of Readiness

(a)
Issuance. The Master of an LNG Vessel or its agent shall give to Golar its notice of readiness to load (berth or no berth) (“Notice of Readiness” or “NOR”) upon arrival of such LNG Vessel at Arrival Location and after all necessary clearances required for the LNG Vessel to proceed to berth have been obtained.

(b)	Effectiveness. An NOR given under Clause 15.5(a) shall become effective as follows:

(i)	for an NOR given at any time before the start of the relevant Scheduled Arrival Window, the NOR shall be deemed effective at the earlier of [*****]; or [*****];

(ii)	for an NOR given at any time during the Scheduled Arrival Window, the NOR shall become effective [*****]; or

(iii)	without limitation to Clause 15.6(c), for an NOR given at any time after the expiration of the Scheduled Arrival Window, the NOR shall become effective [*****].

15.6	Berthing Assignment

(a)
General Rule. Golar shall determine the berthing sequence of all LNG Vessels and other vessels at the FLNG Facility in order to ensure compliance with the Lifting Programme, with priority given to on-time LNG Vessels and other vessels and among (i) on-time LNG Vessels and other vessels in order of their respective Scheduled Arrival Windows, and (ii) LNG Vessels and other vessels that arrive after their respective Scheduled Arrival Windows on a first-come-first-served basis. Subject to Clause 15.9, if an LNG Vessel arrives not ready to load for any reason (including arriving with its tanks above the Arrival Temperature), Golar may refuse to allow it to berth.

(b)
Night-time Berthing Operations. In no event shall Golar be obligated to allow night-time berthing operations at the FLNG Facility if Golar determines that such operations during night-time hours could pose safety or operational risks to the FLNG Facility, an LNG Vessel or another Person.

(c)
Late Arrival. If an LNG Vessel arrives or is expected to arrive after its Scheduled Arrival Window, Golar shall act as a Reasonable and Prudent Operator to accommodate the late arrival of such LNG Vessel, including consideration of any reasonable request from the Customer to reschedule the Scheduled Arrival Window in accordance with Clause 12.4. If Golar (acting as a Reasonable and Prudent Operator) is unable to accommodate the arrival of such late LNG Vessel, Golar shall have the right to reject such LNG Vessel in accordance with Clause 13.5(d), and the late arrival shall constitute a Failure to Lift. If Golar does not exercise its right of rejection, Golar will berth the LNG Vessel at the first opportunity that Golar reasonably determines such LNG Vessel will not interfere with loading or unloading by any other scheduled vessel at the FLNG Facility, in accordance with normal shipping industry practice and priority arrangements as included in the Marine Operations Manual.

15.7	Laytime

(a)	Allowed Laytime. The allowed laytime for each LNG Vessel (“Allowed Laytime”) shall be as stated in Annex 9, subject to extensions for:

(i)	reasons primarily attributable to the Customer, a Pilot, a Governmental Authority, Customer’s LNG buyer, the LNG Vessel or its Master, crew, owner or operator;

(ii)	an LNG Vessel that is directed to vacate the berth pursuant to Clause 15.11(a);

(iii)	Adverse Weather Conditions;

(iv)	Force Majeure;

(v)	night time berthing or transit restrictions in force at the FLNG Facility; and

(vi)
the time used to undertake and complete any purging and cool down operations or cool down only operations for such LNG Vessel pursuant to Clause 15.9 or for reasons primarily attributable to the Customer.

(b)	Actual Laytime. The actual laytime for each LNG Vessel (“Actual Laytime”) shall commence:

(i)	if the LNG Vessel arrives at the Arrival Location and notifies NOR during the Scheduled Arrival Window, on the earlier of (1) [*****] hours after the NOR is issued; or (2) the time at which [*****];

(ii)	if the LNG Vessel arrives at the Arrival Location and tenders the NOR before the Scheduled Arrival Window, at such time as the [*****];

(iii)	if the LNG Vessel arrives at the Arrival Location and tenders the NOR after the Scheduled Arrival Window, at such time as the [*****], and shall end on [*****].

(c)	Demurrage at the FLNG Facility.

(i)
In the event Actual Laytime exceeds Allowed Laytime (including any extension in accordance with Clause 15.7(a)) (“Demurrage Event”), Golar shall pay to the Customer, the lower of (A) demurrage per day as stated in Annex 9 (pro rated for any partial day) and (B) [*****], in each case solely in respect of the Demurrage Event, provided that, to the extent that demurrage is not payable to [*****] arising out of a Demurrage Event, no demurrage shall be payable hereunder.

(ii)
Subject to the proviso expressed in Clause 15.7(c)(i) above, if a Demurrage Event occurs, and provided that the Customer has provided Golar with documentary evidence that demurrage has been paid to [*****], the Customer shall invoice Golar for such demurrage pursuant to Clause 6.2 and, subject to Clause 15.7(d), such demurrage shall be the Customer’s Sole and Exclusive Remedy with respect to a Demurrage Event unless the provisions of Clause 13.3(e) apply.

(d)
Failure to Meet Arrival Temperature. If an LNG Vessel arrives at the Arrival Location meeting the Arrival Temperature, but is delayed in berthing at the FLNG Facility or in commencement of loading due to an event occurring at the FLNG Facility and for a reason that would not result in an extension of Allowed Laytime under Clause 15.7(a), and if, as a result thereof, the LNG Vessel no longer meets the Arrival Temperature, then Golar shall act as a Reasonable and Prudent Operator to berth and provide cool down of such LNG Vessel [*****] as soon as is practicable.

15.8	Loading at the FLNG Facility

(a)	Efficiency. Golar shall co-operate with Transporters (or their agents) and with the Master of each LNG Vessel to facilitate the continuous and efficient loading of LNG hereunder.

(b)
Vapour Return Line. During loading or cool down operation of each cargo of LNG, Golar shall accept return Gas from the LNG Vessel to the FLNG Facility in such quantities as are necessary for the safe loading of the LNG at such rates, pressures and temperatures as may be required by the design of the LNG Vessel.

15.9	Purging and Cool Down Operations and Cool Down Only Operations

(a)
Purging and Cool Down; Cool Down Only. The Customer may submit to Golar requests for purging and cool down operations or cool down only operations for any LNG Vessel that will be arriving at the FLNG Facility, any such requests to be submitted promptly after receiving notification from an LNG buyer that an LNG Vessel requires such operations. Golar and/or Golar Cam [*****].

(b)	LNG Quantities for Purging and Cool Down or Cool Down Only. [*****]
[*****]

15.10	Gas Onboard LNG Vessel
Golar shall have the right to dispose of Gas returned to the FLNG Facility during loading and make any corresponding increase or reduction in the Customer’s Inventory Account.
Notwithstanding the above, Golar will act as a Reasonable and Prudent Operator in re-liquefying such Gas or using it as fuel. If such Gas does not conform to the quality specifications in the Marine Operations Manual (“Off-Spec Return Gas”), the Customer shall bear the financial responsibility for all reasonable and actual incremental costs and other Liabilities incurred by Golar in connection with accepting, treating, handling, disposing or using such Off-Spec Return Gas by such means as are appropriate, with Golar using reasonable efforts to minimise such costs and Liabilities.

15.11	LNG Vessel Not Ready for Loading; Excess Berth Time

(a)
Vessel Not Ready for Loading. If any LNG Vessel, previously believed to be ready for loading, is determined to be not ready after being berthed, and this would disrupt the operation of the FLNG Facility, Golar may direct the LNG Vessel’s Master to vacate the berth and proceed to anchorage, whether or not other LNG vessels are awaiting the berth, and the LNG Vessel shall promptly vacate the berth unless the Master determines that it would be unsafe to do so. When an unready LNG Vessel at anchorage becomes ready for loading, its Master shall so notify Golar. Such LNG Vessel may only re-berth with Golar’s consent, which consent shall not be unreasonably withheld subject to ability to load and berth availability. Upon the reberthing of any LNG Vessel previously required to vacate the berth pursuant to this Clause 15.11(a), the Customer shall be responsible for any reasonable actual incremental operating costs incurred by Golar as a result of such LNG Vessel not being ready for loading, with Golar using reasonable efforts to minimise such costs, and Golar shall invoice the Customer for such costs pursuant to Clause 6.2.

(b)	Berth Limitations.

(i)
An LNG Vessel shall complete loading and vacate the berth as soon as possible but not later than [*****] hours after completion of loading a parcel of Cargo (if not Completion of Loading) or Completion of Loading (in each case, the “Allotted Berth Time”), subject to extension for: (1) reasons attributable to any Golar Indemnified Person; (2) reasons attributable to a Pilot or to a Governmental Authority; (3) Adverse Weather Conditions; (4) Force Majeure; (5) night-time transit restrictions; (6) not used; and (7) the time used to undertake and complete any purging and/or cool-down operations pursuant to Clause 15.7(d) or Clause 15.9.

(ii)	For purposes of determining compliance with the Allotted Berth Time, the actual berthing time for each LNG Vessel shall commence when [*****] and shall end [*****].

(iii)
Subject to any extensions granted under Clause 15.11(b)(i), if an LNG Vessel fails to depart at the end of its Allotted Berth Time and such delay would disrupt the operation of the FLNG Facility, Golar may (subject to the safety of the LNG Vessel) direct the LNG Vessel to vacate the berth and proceed to sea at utmost dispatch.

(iv)
If an LNG Vessel fails to vacate the berth after expiration of its Allotted Berth Time after receipt of Golar’s notice to do so under this Clause 15.11, the Customer shall reimburse Golar, pursuant to Clause 6.2, for any and all reasonable costs incurred by Golar as a result thereof, and Golar shall not be liable for any excess Retainage caused by the failure of the LNG Vessel to vacate the berth.

16	FORCE MAJEURE

16.1	Definition

(a)
The term “Force Majeure” shall mean any event or circumstance or combination of events or circumstances that materially and adversely affects the performance by a Party (the “Affected Party”) of its obligations in accordance with the terms of this Agreement (including preventing, hindering or delaying such performance), but only if and to the extent that such events and circumstances are not within the Affected Party’s reasonable control and the effects of which the Affected Party could not have prevented by acting as a Reasonable and Prudent Operator.

(b)	Force Majeure circumstances and events shall include, but not be limited to, the following events to the extent that they or their consequences satisfy the requirements of Clause 16.1(a):

(i)	flood, lightning, named hurricane/tornado/cyclone, earthquake, tsunami or other natural physical disasters;

(ii)
wars, blockades (of countries, ports or airports), public international trade sanctions, embargoes, insurrections, riots, civil disturbances, terrorism, sabotage, or seizure of power by non-legal means;

(iii)
strike, lockout or industrial disturbance (unless only related to the crew of the FLNG Vessel or affecting only or caused solely by Golar or Golar Cam or their contractors (or their subcontractors of any tier and persons employed by the Customer for the purposes of the Project) at a port or other facility at which the FLNG Vessel is moored or to which or from which the FLNG Vessel transits;

(iv)	chemical or radioactive contamination or ionising radiation;

(v)	seizure of the FLNG Vessel or cargo under legal process where security is promptly furnished to release the FLNG Vessel or cargo, but the FLNG Vessel or cargo is not released;

(vi)	fire, accident, structural collapse or explosion;

(vii)	shipwreck, navigational and maritime perils;

(viii)	the nationalisation, confiscation, expropriation, compulsory acquisition, arrest or restraint of any assets by any Governmental Authority of Cameroon;

(ix)
any delay, modification, revocation, withdrawal, cancellation, termination, denial, or refusal to issue, renew or re-issue or amend, any Approval, unless such action by any Governmental Authority was due to the default of the Affected Party and such default could be expected by a Reasonable and Prudent Operator to result in the above action or inaction by a Governmental Authority;

(x)	epidemic, plague or quarantine;

(xi)
changes to, or changes to the interpretation or implementation of, any general or local statute, ordinance, decree, or other law, or any regulation or bye-law of any local or other duly constituted authority or the introduction of any such statute, ordinance, decree, law, regulation or bye-law; and

(xii)	evacuation of the FLNG Vessel.

(c)
Subject to Clauses 16.1(d) and 16.1(e), any event or circumstance which affects a Third Party, and which prevents, impedes or delays the performance by a Party of its obligations under this Agreement, shall constitute Force Majeure affecting such Party only to the extent that:

(i)	such event or circumstance is of a kind or character that, had it primarily affected such Party, would have come within the definition of Force Majeure under Clauses 16.1(a) and 16.1(b); and

(ii)	such Party is rendered unable by such event or circumstance from carrying out all or a material part of its obligations under this Agreement; and
such event or circumstance affects the Third Parties set out in Clauses 16.1(d) and 16.1(e).

(d)
Any Force Majeure affecting facilities or a Third Party in accordance with Clause 16.1(c) shall constitute Force Majeure affecting the Customer only if such event or circumstance affects the following facilities and Third Parties:

(i)	the FLNG Site; or

(ii)
any contractors or subcontractors involved in the engineering, procurement, and/or construction, or for the operation and/or maintenance, of Customer’s Facilities (including Pilots, tugs, service vessels, fire vessels, security vessels and escort vessels); or

(iii)	Customer’s Facilities.

(e)
Any event or circumstance affecting facilities or a Third Party in accordance with Clause 16.1(c) shall constitute Force Majeure affecting Golar or Golar Cam only if such event or circumstance affects the following facilities and Third Parties:

(i)	the FLNG Facility; or

(ii)	any contractors or subcontractors involved in the engineering, procurement, and/or conversion, or for the operation and/or maintenance, of the FLNG Facility.

16.2	Events not constituting Force Majeure

(a)	No Force Majeure relief shall be available in respect of:

(i)	a Party’s inability to finance its obligations or unavailability of funds;

(ii)	ability of either Party to obtain preferential economic terms for the Services;

(iii)	changes in either Party’s market factors or other commercial, financial or economic conditions;

(iv)	breakdown of the FLNG Facility or the Customer’s Facilities caused by a failure to properly maintain, operate or design the FLNG Facility or the Customer’s Facilities;

(v)	[*****].

16.3	Notice and Reporting Requirements

(a)	A Party intending to seek relief under this Clause 16 shall as soon as reasonably practicable after it becomes aware of the relevant Force Majeure event:

(i)	notify the other Party of the event and furnish reasonable full particulars thereof, if available;

(ii)	give a bona fide good faith estimate of when it will be able to resume full performance of its obligations;

(iii)	give the particulars of the programme to be implemented to resume full performance hereunder, and

(iv)	provide interim reports concerning the event for continued invocation of this Clause 16 and an estimate of the anticipated duration of the Force Majeure relief which it seeks.

(b)
The Affected Party shall, throughout the period during which it is prevented from performing its obligations under this Agreement, allow the other Party (at such other Party’s risk and cost) to have access to such information, facilities, sites and personnel in the possession, control or employment of the Affected Party as the other Party may reasonably request in connection with such Force Majeure event.

16.4	Consequences of Force Majeure

(a)
The obligations of the Parties under this Agreement to the extent performance thereof is prevented or impeded by the event of Force Majeure, shall be suspended and the Parties shall not be liable for the non-performance thereof for the duration of the period of Force Majeure. Notwithstanding the foregoing, during the [*****] Tolling Fee shall continue to be payable, without deduction, unless the FLNG Facility is otherwise unavailable due to an event of Services Unavailability.

(b)
Where a Force Majeure has been continuing for a [*****], either Party shall have the option to terminate this Agreement on written notice with immediate effect. In case of Force Majeure, the FLNG Vessel shall have liberty to comply with any directions or recommendations as to departure, arrival, routes, ports of call, stoppages, destinations, zones, waters, delivery or in any other way whatsoever given by a Governmental Authority of the Flag State or any other Governmental Authority having, under the terms of the war risks insurance on the FLNG Vessel, the right to give any such directions or recommendations.

16.5	Obligations Following Force Majeure

(a)
To the extent either Party is entitled to relief from its obligations under this Agreement on grounds that an event or circumstance constitutes Force Majeure, the Affected Party shall, as soon as reasonably possible, take the measures which a Reasonable and Prudent Operator would take to bring the Force Majeure event to an end and to overcome and/or minimise the effects and consequences thereof which prevent, impede or delay such Affected Party’s ability to resume performance hereunder. An Affected Party shall not be entitled to relief hereunder or, having become entitled, shall cease to be so entitled, and an event or circumstance originally constituting Force Majeure shall cease to be treated as Force Majeure, to the extent that the Affected Party claiming Force Majeure relief fails to comply with this Clause 16.5, unless such failure is itself caused by an event of Force Majeure.

(b)	As soon as an Affected Party ceases to be so affected by Force Majeure and is no longer prevented from complying with its obligations under this Agreement, such Affected Party shall:

(i)	notify the other Party accordingly; and

(ii)	use all reasonable endeavours to recommence performance of such obligations as soon as reasonably practicable.

17	CREDIT SUPPORT

17.1	Golar Credit Support

(a)
Golar shall provide a bank guarantee issued by an internationally recognised bank and acceptable to the Customer, guaranteeing the obligations of Golar to pay Daily LDs and the Termination Balloon Payment under Clause 9.4(e) above, [*****], and termination fees under Clause 18.2(a), capped at a maximum of USD300,000,000 (United States Dollars Three Hundred Million), and which reduces in accordance with the termination fees set out at Clauses 18.2(a)(ii) and 18.2(a)(iii) below (the “Golar Credit Support”).

17.2	Customer Credit Support

(a)
Perenco shall provide bank guarantees issued by three (3) or more internationally recognised banks acceptable to Golar (each a “Bank Guarantee” and together the “Perenco Credit Support”), guaranteeing (on a pro-rated basis) the obligations of Perenco to pay termination fees under Clause 18.2(b) below, capped at a maximum aggregate amount of [*****] (the “Maximum Aggregate Amount”). Both the Maximum Aggregate Amount and the maximum amount of each Bank Guarantee shall reduce (on a pro-rated basis) in accordance with the termination fees at Clause 18.2(b) below. Golar undertakes that it shall not make a demand for payment under some but not all of the Bank Guarantees, and that the amount of any demand pursuant to an individual Bank Guarantee will be calculated by Golar on a pro rata basis, meaning such amount shall bear the same proportion to the aggregate total amount demanded under the Perenco Credit Support in respect of the termination event or repudiatory breach in question, as the maximum amount of the relevant Bank Guarantee bears to the Maximum Aggregate Amount (each as amended from time to time).

(b)
SNH shall provide a guarantee guaranteeing SNH’s obligations to pay termination fees under Clause 18.2(b) below, [*****], and which reduces in accordance with the termination fees at Clause 18.2(b) below, or alternative security reasonably acceptable to Golar (the “SNH Credit Support”).

18	TERMINATION

18.1	Early Termination Events

(a)	Not Used.

(b)	Termination by Golar. Golar may terminate this Agreement by notice to Customer for any of the following events and as further provided below:

(i)
(1) any of the Customer’s Credit Supports ceases to be in full force and effect or (2) if a bank which issued a bank guarantee forming part of the Perenco Credit Support gives notice of election not to extend the bank guarantee in question, unless replacement security acceptable to Golar, acting reasonably, is provided (x) within [*****] days of the relevant Perenco Credit Support ceasing to be in full force and effect or (y) no later than [*****] days prior to the expiry of notice period set out in the relevant bank’s notice of election not to extend the relevant bank guarantee, as the case may be;

(ii)	for Perenco or SNH, or Perenco’s or SNH’s guarantor’s, Insolvency;

(iii)	if Perenco or SNH is in breach of Clause 22 or Clause 23;

(iv)
if the State withdraws the Customer’s LNG Export Licence pursuant to the Gas Convention, or otherwise terminates the Gas Convention, for breach by the Customer, and the cause of the withdrawal of the LNG Export Licence and/or breach by the Customer of the Gas Convention is not primarily attributable to any member of Golar’s Group or Force Majeure;

(v)	as provided in Clause 6.5(c);

(vi)	the Commissioning Period is suspended for more than [*****] months due to periods of delay primarily attributable to the Customer or any member the Customer’s Group; or

(vii)	Force Majeure has been declared by either Party and has continued uninterrupted for [*****].

(c)	Termination by Customer. The Customer may terminate this Agreement by notice to Golar for any of the following events and as further provided below:

(i)
if (1) the Golar Credit Support ceases to be in full force and effect, or (2) if the bank which issued the Golar Credit Support gives notice of election not to extend the Golar Credit Support, unless replacement security acceptable to the Customer, acting reasonably, is provided (x) within [*****] days of the Golar Credit Support ceasing to be in full force and effect or (y) no later than [*****] days prior to the expiry of notice period set out in the relevant bank’s notice of election not to extend the Golar Credit Support, as the case may be;

(ii)
if no Certificate of Acceptance is executed and delivered (or deemed executed) in accordance with Clause 9.4(h) within [*****] months beyond the Commercial Start Date, save that any period of delay due to Customer’s failure to fulfil its obligations under this Agreement (including as a result of a Customer Delay Event) or as a result of Force Majeure shall not count for the purposes of calculating the [*****] months beyond the Commercial Start Date;

(iii)	if Force Majeure has been declared by either Party and has continued uninterrupted for [*****];

(iv)
on [*****] days’ notice by the Customer to Golar after the Acceptance Date, if (a) a Services Unavailability has occurred and continued uninterrupted for [*****], and such Services Unavailability has resulted in Golar making available less than [*****] of the Expected Lifting Quantity on average throughout such period, or (b) [*****];

(v)	if Golar or Golar Cam is in breach of Clause 22 or Clause 23;

(vi)
if the State withdraws Golar Cam’s Liquefaction License pursuant to the Gas Convention or otherwise terminates the Gas Convention for breach by Golar or Golar Cam, and the cause of the withdrawal of the Liquefaction License and/or breach by Golar or Golar Cam of the Gas Convention is not primarily attributable to any member of the Customer’s Group or Force Majeure; or

(vii)	for Golar or Golar Cam or Golar’s guarantor’s Insolvency.

18.2	Consequences of Termination

(a)
Termination Fees for Golar’s and Golar Cam’s Liability for Default. In the event that the Customer terminates this Agreement pursuant to Clause 18.1(c)(i), 18.1(c)(iv), 18.1(c)(v), 18.1(c)(vi), or 18.1(c)(vii) or at law in the event of Golar’s or Golar Cam’s repudiatory breach, a termination fee shall be payable by Golar to the Customer as follows:

(i)
Termination occurs before the FLNG Vessel has produced 1.2 million tonnes of LNG (including, for the avoidance of doubt, LNG produced during the Commissioning Period) —USD 400,000,000, less [*****] (including the Termination Balloon Payment);

(ii)
Termination occurs at a time when the FLNG Vessel has produced between 1.2 million tonnes and 3.6 million tonnes of LNG (including, for the avoidance of doubt, LNG produced during the Commissioning Period) —[*****]; or

(iii)	Termination occurs at a time when the FLNG Vessel has produced over 3.6 million tonnes of LNG (including, for the avoidance of doubt, LNG produced during the Commissioning Period) —[*****];
The above termination fee shall be the Customer’s Sole and Exclusive Remedy on termination for Golar’s or Golar Cam’s default pursuant to Clause 18.1(c)(i), 18.1(c)(iv), 18.1(c)(v), 18.1(c)(vi), or 18.1(c)(vii) or at law in the event of Golar’s or Golar Cam’s repudiatory breach.

(b)
Termination fees for the Customer’s Liability for Default. In the event that Golar terminates this Agreement pursuant to Clause 18.1(b) (but excluding Clause 18.1(b)(vii)) or at law in the event of the Customer’s repudiatory breach, a termination fee shall be payable by the Customer to Golar as follows:

(i)	Until the second (2nd) anniversary of the Acceptance Date: USD 400,000,000 payable by Perenco; and

(ii)	Until the second (2nd) anniversary of the Acceptance Date: 100,000,000 payable by SNH;

(iii)
As from the second (2nd) anniversary of the Acceptance Date: the amount specified in Clause 18.2(b)(i) will [*****] (as at the time of termination) payable for the remaining duration of this Agreement; and

(iv)
As from the second (2nd) anniversary of the Acceptance Date: the amount specified in Clause 18.2(b)(ii) will [*****] (as at the time of termination) payable for the remaining duration of this Agreement.

The above termination fee shall be the Golar and Golar Cam’s Sole and Exclusive Remedy on termination for the Customer’s default pursuant to Clause 18.1(b) (but excluding Clause 18.1(b)(vii)) or at law in the event of the Customer’s repudiatory breach.

(c)
Previously Accrued Rights and Remedies. All rights or remedies which may have accrued to the benefit of either Party pursuant to this Agreement (and any of this Agreement’s provisions necessary for the exercise of such accrued rights or remedies) prior to the termination or expiration of this Agreement shall survive such termination or expiration.

(d)
Survival Clauses. The provisions of Clause 6 (Invoicing and Payment), Clause 7 (Taxes), this Clause 18 (Termination), Clause 19 (Liabilities and Indemnification), Clause 29 (Choice Law and Dispute Resolution), Clause 24 (Confidentiality), Clause 30 (Communications and Notices) and Clause 31 (Miscellaneous) shall survive the termination or expiration of this Agreement.

19	LIABILITIES AND INDEMNIFICATION

19.1	General

(a)
Save as otherwise expressly agreed in this Agreement, Golar shall be solely responsible for, and shall protect, defend, indemnify and hold harmless each Customer Indemnified Person for any Liabilities (save for any Consequential Loss of any Customer Indemnified Person) arising as a result of:

(i)	physical loss or damage to the FLNG Facility and any property owned, leased, chartered, hired or borrowed by any Golar Indemnified Person; and

(ii)	the sickness, death of, or personal injury suffered by, any Golar Indemnified Person as a result of an event in connection with the performance or non-performance of this Agreement, in each case, Regardless of Cause.

(b)
Save as otherwise expressly agreed in this Agreement, the Customer shall be solely responsible for, and shall protect, defend, indemnify and hold harmless each Golar Indemnified Person for any Liabilities (save for any Consequential Loss of any Golar Indemnified Person) arising as a result of:

(i)
physical loss or damage to the Customer’s Facilities and any property owned, leased, chartered, hired or borrowed by any Customer Indemnified Person (except the FLNG Facility in whole or in part) and, in each case, used in connection with the performance of this Agreement; and

(ii)	the sickness, death of, or personal injury suffered by, any Customer Indemnified Person as a result of an event in connection with the performance or non-performance of this Agreement, in each case, Regardless of Cause

19.2	Exclusions of Liability

(a)
Except as otherwise expressly provided in this Agreement, neither Party (nor any member of its Group) shall be liable to the other Party (or any member of its Group), and shall be indemnified by the other Party in respect of any Consequential Loss suffered by the other Party or any member of its Group, whether or not foreseeable at the time of entering into this Agreement and Regardless of Cause.

(b)
The Parties intend that their respective rights, obligations and liabilities as provided for in this Agreement shall be exhaustive of the rights, obligations and liabilities between them arising out of or in connection with this Agreement. Accordingly, the remedies expressly stated in this Agreement shall be the Sole and Exclusive Remedies of the Parties for liabilities to one another arising out of or in connection with this Agreement, Regardless of Cause and notwithstanding any remedy otherwise available at law or in equity, other than termination at law for repudiatory breach.

(c)
Subject to Clause 19.1(b), Golar shall be responsible for the raising, removal, destruction or marking of the FLNG Facility, or any equipment, bunkers or cargo owned by or contracted to Golar or any Golar Indemnified Person and lost as a result of a casualty, insofar as the raising and other operations are compulsory by law or necessary to avoid or remove a hazard or obstruction to navigation.

(d)
Subject to Clause 19.1(b), Golar shall be solely responsible for, and shall protect, defend, indemnify and hold harmless all Customer Indemnified Persons from and against any and all Liabilities (excluding Consequential Losses of any Customer Indemnified Person), arising as a result of any pollution or contamination originating from the FLNG Facility in respect of this Agreement, Regardless of Cause, provided that the Golar’s aggregate liability for each accident or occurrence under this Clause 19.2(d) shall not exceed the Applicable Amount.

(e)
Subject to Clause 19.1(a), Customer shall be responsible for and shall protect, defend, indemnify and hold harmless all Golar Indemnified Persons from and against any and all Liabilities (excluding Consequential Loss of any Golar Indemnified Person), Regardless of Cause, arising as a result of any pollution or contamination created by or arising or emanating from or directly related to the operation of the Customer’s Facilities (excluding the FLNG Facility) or any LNG Vessel(s), and any pollution or contamination originating from the FLNG Facility over and above the Applicable Amount.

19.3	Mitigation of Loss
A Party establishing or alleging a breach of contract or a right to be indemnified in accordance with this Agreement shall take all necessary measures to mitigate the loss that has or may occur, provided that it can do so without unreasonable inconvenience or unreasonable cost.

20	INSURANCE

20.1	Golar Insurance

(a)	Golar shall be responsible for obtaining and maintaining, directly or through its Affiliates:

(i)
insurance for the FLNG Facility to the extent required by applicable law and the Definitive Financing Agreements (but always to a level and extent not less than would generally be taken out by a Reasonable and Prudent Operator on vessels of its type, including hull and machinery protection and indemnity, pollution and such other coverage as is customary and usual in the LNG shipping industry); and

(ii)	additional insurance, as is reasonably necessary and available on reasonable commercial terms, against such other risks and at such levels as a Reasonable and Prudent Operator would obtain.

(b)
Evidence of Insurance. Golar shall furnish to Customer evidence of all insurance required under Clause 20.1(a) for the FLNG Facility prior to the commencement of Lifting from the FLNG Facility and thereafter at least once each Contract Year. The receipt of such information shall not impose any obligation on Customer.

20.2	Customer’s Insurance

(a)
LNG Vessel Insurance. The Customer shall ensure that each LNG Vessel procures and maintains insurance consistent with the standards which a shipowner operating reputable LNG vessels, as a Reasonable and Prudent Operator, should observe in insuring LNG vessels of similar type, size, age and trade as such LNG Vessel, and to include:

(i)	Hull and Machinery Insurance placed and maintained with reputable marine underwriters;

(ii)
Protection & Indemnity Insurance (“P&I Insurance”) placed and maintained as an unlimited entry, if such entry is available, with and subject to and on the basis of the rules of any of the reputable P&I insurance associations who are members of the International Group of P&I Clubs and experienced in providing P&I Insurance for LNG vessels (“Approved Provider”); and

(iii)	to the extent not provided under clause 20.2(a)(ii) above, coverage for pollution liability in the maximum coverage amount per incident made available by an Approved Provider.

(b)
Evidence of Insurance. Customer shall furnish to Golar evidence of all insurance required under Clause 20.2(a) for each LNG Vessel prior to the commencement of Lifting from the FLNG Facility and thereafter at least once each Contract Year. The receipt of such information shall not impose any obligation on Golar.

20.3	Conditions of Use Agreement

(a)
Notwithstanding any other provision of this Agreement and any rights that a Transporter may have under applicable law in relation to Liabilities for incidents involving an LNG Vessel occurring at the FLNG Facility, the Customer:

(i)
shall, provided the Conditions of Use Agreement is acceptable to the International Group of P&I Clubs into which the LNG Vessel is entered, cause the Transporter to duly sign the Conditions of Use Agreement in the form set out at Annex 7; or

(ii)
in the event a Transporter fails to duly execute and deliver such Conditions of Use Agreement prior to the LNG Vessel’s arrival at the FLNG Facility, Golar shall not be obliged to deliver any LNG to such LNG Vessel until the Transporter has duly executed and delivered such Conditions of Use Agreement.

(b)
If Golar proposes to amend the Conditions of Use Agreement, Golar shall promptly give notice to the Customer and, as soon as reasonably practicable thereafter, Golar and the Customer shall discuss the effect of any such proposed change may have on the Customer. Golar agrees not to amend the Conditions of Use Agreement to the extent Customer demonstrates to Golar that an LNG Vessel’s Approved Provider will not accept such amendment (such acceptance not to be unreasonably withheld or delayed). Subject to the foregoing, Customer shall cause each Transporter to duly execute and deliver the amended Conditions of Use Agreement.

21	REPRESENTATIONS AND WARRANTIES

21.1	Representations and Warranties of Perenco and SNH
As of the date hereof and until the expiration of this Agreement, each of Perenco and SNH represents, undertakes and warrants that:

(a)
it is and shall remain duly organised and in good standing under the laws of the place of its incorporation and registration, duly qualified to do business in those jurisdictions where the nature of its activities or property requires such qualification and to perform its obligations under this Agreement;

(b)	it has taken all necessary action to authorise the execution, delivery and performance of its obligations hereunder; and

(c)
neither the execution, delivery nor performance of this Agreement, nor the consummation of any action contemplated herein, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under, any provision of its constitutive instruments or any law, judgment, order, decree, rule or regulation of any court, administrative agency or other instrumentality of any Governmental Authority (except to the extent as may have been agreed in the Gas Agreement) or of any other agreement or instrument to which it is a party.

21.2	Representations and Warranties of Golar and Golar Cam
As of the date hereof and until the expiration of this Agreement, each of Golar and Golar Cam represents, undertakes and warrants that:

(a)
it is and shall remain duly organised and in good standing under the laws of the place of its incorporation and registration, duly qualified to do business in those jurisdictions where the nature of its activities or property requires such qualification and to perform its obligations under this Agreement;

(b)	it has taken all necessary action to authorise the execution, delivery and performance of its obligations hereunder; and

(c)
neither the execution, delivery nor performance of this Agreement, nor the consummation of any action contemplated herein, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under, any provision of its constitutive instruments or any applicable law, judgment, order, decree, rule or regulation of any court, administrative agency or other instrumentality of any Governmental Authority (except to the extent as may have been agreed in the Gas Agreement) or of any other agreement or instrument to which it is a party.

22	ASSIGNMENT

22.1	Restrictions on Assignment and Novation
Except as otherwise provided in this Clause 22, neither this Agreement nor any rights or obligations hereunder may be assigned or novated by any Party without the prior written consent of the other Parties.

22.2	Permitted Assignments

(a)
Affiliates of Parties. Notwithstanding the provisions of Clause 22.1, a Party may novate its rights and obligations under this Agreement in whole (but not in part) to one or more Affiliates (including, in the case of Golar and Golar Cam, one or more Affiliates of Golar LNG Limited) with the requisite financial and technical capacity to perform the obligations of the assigning Party under this Agreement (including the provision of Credit Support) upon notice to, but without requiring the consent of the other Parties.

(b)
Financing by Golar. Notwithstanding the provisions of Clause 22.1, Golar may assign, mortgage, or pledge all or any of its rights, interests, and benefits under this Agreement to one or more Lenders to secure payment of any indebtedness or working capital incurred or to be incurred in connection with the conversion, procurement, financing, refinancing and operation of any portion of the FLNG Facility or any modifications thereto, provided that such an assignment to Lenders shall not relieve Golar of any Liabilities or obligations hereunder. In relation to the foregoing, Customer shall provide and/or enter into any reasonably required consent letters, acknowledgements and direct agreements, subject to their approval, not to be unreasonably withheld or delayed.

(c)
Financing by the Customer. Notwithstanding the provisions of Clause 22.1, Customer may assign, mortgage, or pledge all or any of its rights, interests, and benefits under this Agreement to one or more Lenders to secure payment of any indebtedness or working capital incurred or to be incurred in connection with the Project, provided that such an assignment to Lenders shall not relieve Customer of any Liabilities or obligations hereunder. In relation to the foregoing, Golar and Golar Cam shall provide and/or enter into any reasonably required consent letters, acknowledgements and direct agreements, subject to their approval, not to be unreasonably withheld or delayed.

23	CHANGE IN CONTROL
No Party shall be entitled to undergo a Change in Control without the written consent of the other Parties, such consent not to be unreasonably withheld or delayed, save that it is hereby acknowledged and agreed, for the avoidance of doubt, that Golar and/or Golar Cam may become a direct or indirect subsidiary of Golar LNG Partners LP after the Effective Date. For the avoidance of doubt, it shall be deemed to be a reasonable withholding of consent if in the opinion of a Party, acting reasonably,

(a)
following a proposed Change in Control, the Credit Support of the Party proposing the Change in Control would be prejudiced in any way, without such Party providing alternative and adequate replacement security at least equal to the relevant Credit Support in its place; or

(b)	following a proposed Change in Control, the Gas Convention may be terminated, cancelled, cease to be in full force and effect or would otherwise be prejudiced in any way.

24	CONFIDENTIALITY

24.1	Confidentiality Obligation

(a)
Confidential Information that comes into the possession of a Party (the “Recipient”) by means of, or on behalf of, the other Party (the “Discloser”) shall not be used by the Recipient except in connection with the performance of activities to be conducted pursuant to or for the purposes of this Agreement.

(b)
The Recipient agrees to keep Confidential Information strictly confidential and shall not sell, trade, publish or otherwise disclose to any Persons (other than the Parties) in any manner whatsoever, including by, but not limited to, means of photocopy or reproduction, without the prior consent written of the Discloser.

(c)	The provisions of this Clause 24 shall not apply to Confidential Information which:

(i)	is already in possession of the public or becomes available to the public other than through the act or omission of the Recipient in breach hereof;

(ii)	is developed independently by the Recipient without reliance on the Confidential Information disclosed by the Disclosing Party and such fact can be reasonably demonstrated by the Recipient; or

(iii)
is required to be disclosed in order to comply with the requirements of any law, rule or regulation of any Governmental Authority or regulatory body having jurisdiction over this Agreement or the parties hereto, or of any relevant stock exchange (provided that the Recipient shall give written notice to the Disclosing Party prior to such disclosure unless restricted from doing so by any applicable law or governmental decree, regulation or rule).

(d)
Notwithstanding the provisions of Clause 24.1(a) and Clause 24.1(b), and subject to Clause 24.1(e), either Party shall have the right to disclose Confidential Information without obtaining the other Party’s prior consent to the following Persons if and to the extent such Persons need to know such Confidential Information and provided that such Persons are informed of the confidential nature of the Confidential Information:

(i)	to accountants, auditors, advisers, legal counsel, other professional consultants, or underwriters, provided such disclosure is solely to assist the purpose for which the aforesaid were so engaged;

(ii)	to the Party’s employees, officers and directors provided they have a bona fide business need for such information;

(iii)	financial advisers, investment bankers, underwriters, brokers, lenders or other financial institutions advising on, providing or considering the provision of financing to a Party or its Affiliates;

(iv)	a Lender’s potential transferee of an interest in its financing arrangements to enable such potential transferee to conduct due diligence;

(v)	to bona fide prospective purchasers of all or a part of a Party’s or its Affiliate’s business and bona fide prospective assignees of all or part of a Party’s interest in this Agreement;

(vi)
to the operator of a Transport Pipeline, suppliers of Feed Gas, Transporters and LNG purchasers, in each case only in respect of such Confidential Information as necessary and to the extent required for the administration of the disclosing Party’s contracts with such Persons;

(vii)
to its Affiliates and their employees, officers and directors , provided that such Affiliate and, as applicable, their employees, officers and directors, has a bona fide business need for such information;

(viii)	to any Governmental Authorities to the extent such disclosure assists Golar and/or Golar Cam and/or Customer in obtaining Approvals;

(ix)	to an arbitration tribunal in connection with the resolution of a Dispute under Clause 29.2.

(e)
The Recipient shall be responsible for ensuring that any Person to whom Confidential Information is disclosed pursuant to Clause 24.1(d) shall keep such information confidential in accordance with the terms of this Agreement and shall not disclose, divulge or use such Confidential Information in violation of this Agreement, and the Recipient shall be liable to the Disclosing Party for any failure in this regard.

(f)
The Disclosing Party hereby represents and warrants that it has the right and authority to disclose the Confidential Information to the Recipient. The Disclosing Party, however, makes no representations or warranties, express or implied, as to the quality, accuracy and completeness of the Confidential Information disclosed hereunder unless expressly represented or warranted pursuant to any other agreement. The Disclosing Party, its Affiliates, and their officers, directors and employees shall have no liability whatsoever with respect to the use of or reliance upon the Confidential Information by the Recipient.

(g)	The obligations of this Clause 24 shall terminate three (3) years after the termination or expiration of this Agreement.

24.2	Public Announcements

(a)
General. No Party may issue or make any public announcement, press release or statement regarding this Agreement unless, prior to the release of the public announcement, press release or statement, such Party furnishes the other Party with a copy of such announcement, press release or statement, and obtains the written approval of the other Party (such consent not to be unreasonably withheld or delayed), provided that, notwithstanding any failure to obtain such approval, no Party shall be prohibited from issuing or making any such public announcement, press release or statement if it is necessary to do so in order to comply with the applicable laws or legal proceedings of any Governmental Authority, legal proceedings or stock exchange having jurisdiction over such Party.

(b)
Promotional Materials. Notwithstanding any provision in Clause 24.2(a) to the contrary, either Party may, provided the other Parties have given their prior written consent (such consent not to be unreasonably withheld or delayed) use the following in external announcements and publications: (i) information concerning the signing of this Agreement; (ii) the general nature of the Services; and (iii) the general nature of Customer’s involvement in the FLNG Facility project; provided, however, that the Party making such external announcement or publication shall not, in doing so, use the trademark, service mark and trade name of the another Party without such other Party’s prior written consent (such consent not to be unreasonably withheld or delayed).

24.3	Intellectual Property
Neither Golar, Golar Cam nor the Customer shall have the right of use other than for the purposes of this Agreement, whether directly or indirectly, of any Intellectual Property Rights or related information disclosed hereunder or otherwise in connection with this Agreement. It is expressly agreed that no Intellectual Property Rights relating to the Liquefaction Project shall be or become the property of or shall be or become licensed to Customer by operation of this Agreement; and Golar hereby indemnifies and undertakes to keep indemnified the Customer against any Liabilities the Customer might incur as a result of the FLNG Facility or any part thereof or the operation or maintenance of the FLNG Facility infringing the Intellectual Property Rights of any Third Party or any claim of such infringement unless such infringement results from the Customer’s breach of this Clause or this Agreement.

25	BUSINESS PRINCIPLES

25.1	Compliance with Laws
Each Party, in the performance of this Agreement and the business resulting therefrom, shall comply, and ensure compliance by their Affiliates, with all laws and regulations which apply to such Party.

25.2	Anti-Bribery and Anti-Corruption

(a)
No Party shall pay any fee, commission, rebate or anything of value to or for the benefit of any employee of any other Party, nor will any Party do business with any Persons knowing the results might directly benefit an employee of another Party. All Parties shall use their best efforts not to permit any of its employees, servants, agents or representatives to engage in any activities contrary or detrimental to the best interests of another Party.

(b)
The Parties mutually agree that, in connection with this Agreement and the activities contemplated herein, none of them nor any of their respective employees, servants, agents, representatives or Affiliates will take action, or omit to take any action, that would cause another Party to be in violation of any applicable anti-bribery laws related to the other Party’s business practices, including but not limited to the U.S Foreign Corrupt Practices Act, the UK Bribery Act 2010, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any similar laws of any Governmental Authority.

(c)
Each Party mutually warrants and undertakes to the other Parties that, in connection with this Agreement and the activities contemplated herein, it shall comply and cause its respective employees, servants, agents, representatives or Affiliates to comply with all applicable laws, regulations, rules and requirements of any country having jurisdiction over it relating to anti-bribery and anti-money laundering, including but not limited to the U.S Foreign Corrupt Practices Act, the UK Bribery Act 2010, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any similar laws of any Governmental Authority, (together “Anti-Bribery Laws”) and that neither it nor its respective employees, servants, agents, representatives or Affiliates shall take any action, or omit to take any action, which would subject another Party to fines or penalties under Anti-Bribery Laws.

(d)
Notwithstanding the generality of the foregoing, each Party represents, warrants and undertakes to the other Parties that in connection with this Agreement neither it nor any officer, director, commissioner, shareholder, employee, servant, agent or representative thereof shall, directly or indirectly:

(i)	make or cause to be made any payment, loan, or gift of any monies or other things of value to:

(A)	any officials, officers or employees of a Government Authority or any department, agency or instrumentality of any Government Authority;

(B)	an officer or employee of a public international organisation;

(C)	any person acting in an official capacity for or on behalf of any government or department, agency, or instrumentality of such government or of any public international organisation;

(D)	any political party or official thereof, or any candidate for political office;

(E)	any director, officer, employee or agent/representative of any of its actual or prospective counterparty, supplier or customer; or

(F)	any other Person at the suggestion, request or direction or for the benefit of any of the above-described Persons; or

(ii)	engage in such other acts or transactions in violation of or inconsistent with Anti-Bribery Laws.

25.3	Compliance with Standards
Each Party shall at all times during the Term act as a Reasonable and Prudent Operator and comply with and shall ensure compliance by its Affiliates, its officers, employees and agents and the officers, employees and agents of its Affiliates with all applicable operating and safety rules and procedures of Golar as set out in the Commercial Operations Manual and the Marine Operations Manual, with Marine Operations Industry Practice and with all applicable international standards and applicable laws.

26	HEALTH AND SAFETY

26.1	Compliance
Golar and Golar Cam shall strictly comply with applicable laws and regulations pertaining to health, safety and environmental protection applicable to the FLNG Vessel’s operations and comply with International LNG Terminal Standards.

26.2	HSSE Policy

(a)
Golar and Golar Cam shall establish a health, safety and environmental policy (the “HSSE Policy”) in respect of the FLNG Vessel’s operations, along with related standards on environmental management, pollution, health and safe working procedures.

(b)
Golar warrants that the HSSE Policy meets or exceeds the standards set out in the “Guidelines for the Control of Drugs and Alcohol On Board Ship” as published by the Oil Companies International Marine Forum (OCIMF) dated June 1995 (or any subsequent modification, version, or variation of these guidelines).

26.3	HSSE Management System

(a)	Throughout the Agreement Period, Golar and Golar Cam will operate a Health, Safety and Environment (HSSE) Management System (“HSSE Systems”) which is certified to comply with the ISM Code.

(b)	The HSSE System will address all phases of the contract including:

(i)	pre-mobilisation and mobilisation of crew;

(ii)	operation of the FLNG Vessel;

(iii)	re-positioning of the FLNG Vessel; and

(iv)	decommissioning.

(c)	The HSSE System will include and develop at a minimum the following topics:

(i)	leadership and commitment;

(ii)	policy and strategic objectives;

(iii)	organisation, responsibilities, resources, standards and documentation;

(iv)	evaluation and risk management;

(v)	planning and procedures;

(vi)	implementation and performance monitoring;

(vii)	auditing and review;

(viii)	compliance with local rules and regulations; and

(ix)	compliance with local rules and regulations.

(d)	The Customer may monitor compliance with the HSSE System and perform routine check up and audits to verify such compliance at any point in time.

(e)	Golar will submit quarterly HSSE reports to the Customer.

26.4	Audit Rights

(a)
Golar and Golar Cam shall maintain HSSE records sufficient to demonstrate compliance with the requirements of their HSSE System and this Agreement. The Customer reserves the right to confirm compliance with HSSE requirements specified in this Agreement by audit of Golar and Golar Cam.

(b)
During the course of the Agreement and for a period ending two (2) years thereafter, the Customer shall have the right to audit at all reasonable times and, upon reasonable request, take copies of all of Golar and Golar Cam’s records, books, accounts, correspondence, memoranda, receipts, vouchers and other papers of every kind relating to any provision of this Agreement under which Golar or Golar Cam has obligations, the performance of which is capable of being verified by audit. Notwithstanding this provision, Golar or Golar Cam shall not be obliged to comply with a request from the Customer pursuant to this Clause if to do so would breach any applicable data protection laws and/or regulations.

(c)
The Customer shall have the right following the Acceptance Date, at its own cost, to audit Golar’s and Golar Cam’s management system not more than two (2) times per annum on the provision of fourteen (14) Days’ notice. The vetting standards which the Customer shall apply shall be equivalent to those applied by a first class operator in the oil and gas industry, and the entity used by the Customer (the “Vetting Entity”) to conduct such vetting on its behalf shall be an internationally recognised member of the oil and gas industry. The Customer shall require such Vetting Entity to act solely in its capacity as a vetting entity without regard to the interests of any Affiliates of the Vetting Entity and shall use all reasonable endeavours to ensure that execution of the audit does not adversely affect the operations and/or management of the FLNG Vessel. Golar and Golar Cam shall provide all cooperation reasonably necessary to enable such audit to be carried out to the satisfaction of the Vetting Entity. Should the audit reveal any defects in the management system which prevents safe operation of the FLNG Vessel, the Customer (by itself or by the Vetting Entity) will serve a list of such defects (“Audit Defects”) on Golar and Golar and Golar Cam shall within a reasonable time period from receipt of such notice make such alterations to the management system as are required.

(d)	Emergency Response
The organisational details and names of personnel together with their relevant telephone/facsimile/e-mail/telex numbers, including the names and contact details of individuals who may be contacted on a twenty four (24) hour basis in the event of oil spills or emergencies are as follows:

(i)	Golar Contact Details
Name:                John Johansen

Address:	Fridtjof Nansens Plass 4, NO-0160 Oslo, Norway
Telephone:            +47 911 80 718
Mobile:            +47 911 80 718
Fax :                + 47 23 11 41 21
Email:                john.johansen@golar.com
24 hour emergency number:     +47 911 80 718

(ii)	Customer Contact Details
Name:                [*****]

Address:	[*****]
Telephone:            [*****]
Mobile:            [*****]
Fax:                [*****]
Email:                [*****]
24 hour emergency number:     [*****]

27	QUALITY ASSURANCE AND QUALITY CONTROL
Golar and Golar Cam shall implement, comply with and maintain throughout the Service Period a quality assurance and quality control system (the “QA/QC System”), to be in accordance with International LNG Terminal Standards and the ISM Code, which system shall be completed, implemented and submitted to Customer by the Scheduled Commissioning Start Date. The QA/QC System shall cover all management activities in relation to the FLNG Vessel and its operation. Golar shall supply documentation sixty (60) Days after the end of each calendar quarter confirming such maintenance of the QA/QC System. Golar and Golar Cam shall procure shall verify compliance with the QA/QC System by way of an internal audit at least every twelve (12) months and by way of an independent audit at least every twelve (12) months.

28	ISPS CODE

(a)
This Clause makes reference to the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS (the “ISPS Code”), in relation to the FLNG Vessel only.

(b)
Golar shall procure that both the FLNG Vessel and “the Company” (as defined by the ISPS Code) shall comply with the requirements of the ISPS Code relating to the FLNG Vessel and “the Company”. Upon request, Golar shall provide documentary evidence of compliance with this Clause 28(b).

(c)
Except as otherwise provided in this Agreement, loss, damage, expense or delay, caused by failure on the part of Golar to comply with the requirements of the ISPS Code or this Clause shall be for Golar’s account.

(d)
Costs or expenses related to security regulations or measures required by the port facility or any relevant authority in accordance with the ISPS Code including, but not limited to, security guards, launch services, tug escorts, port security fees or taxes and inspections, shall be for the Customer’s account, unless such costs or expenses result solely from Golar’s negligence in which case such costs or expenses shall be for Golar’s account. All measures required by Golar to comply with the security plan required by the ISPS Code shall be for Golar’s account.

(e)	If either Party makes any payment, which is for the other Party’s account according to this Clause, the other Party shall reimburse the paying Party in accordance with Clause 6.2.

29	CHOICE OF LAW AND DISPUTE RESOLUTION

29.1	Choice of Law
This Agreement (and any non-contractual obligations which may arise out of or in connection with it) shall be governed by and construed in accordance with English law, without regard to its rules of conflict of laws that would require the application of laws of a different jurisdiction.

29.2	Arbitration
Any Dispute arising out of or in connection with this Agreement shall be referred to and finally resolved by arbitration under the LCIA Rules (the “Rules”) of the LCIA Court (formerly the London Court of International Arbitration), save that the Parties do not waive their right to any form of appeal to any state court or other legal authority.

29.3	Procedure for Arbitration.

(a)
The arbitral tribunal shall consist of three (3) arbitrators. The claimant shall nominate one arbitrator; the respondent shall nominate the second arbitrator; and a third arbitrator, who shall serve as chairman, shall be appointed by the LCIA Court within fifteen (15) days of the appointment of the second arbitrator.

(b)
For the avoidance of any doubt, SNH and Perenco shall only be entitled to collectively appoint one arbitrator, and Golar and Golar Cam shall only be entitled to collectively appoint one arbitrator. If SNH or Perenco commences arbitration otherwise than jointly with the other, the arbitrator appointed by it shall be deemed to have been appointed with the agreement of the other. If Golar or Golar Cam commences arbitration otherwise than jointly with the other, the arbitrator appointed by it shall be deemed to have been appointed with the agreement of the other.

(c)
In the event the claimant or the respondent shall fail to nominate an arbitrator within the time limits specified in the Rules, such arbitrator shall be appointed by the LCIA Court within fifteen (15) days of such failure. In the event that both the claimant and the respondent fail to nominate an arbitrator within the time limits specified in the Rules, all three arbitrators shall be appointed by the LCIA Court within fifteen (15) days of such failure who shall designate one of them as chairman.

(d)	If both parties so agree, there shall be a sole arbitrator appointed by the LCIA Court within fifteen (15) days of such agreement.

(e)	The seat of arbitration shall be Geneva, Switzerland, and the language of the arbitration shall be English.

30	COMMUNICATIONS AND NOTICES

30.1	Form of Notice

(a)	Except as otherwise specifically provided, any notice, invoice or other communication from one Party to another that is required or permitted to be made by the provisions of this Agreement shall be:

(i)	in the English language;

(ii)	made in writing;

(iii)
delivered by hand or sent by courier to the address of the other Party which is shown below, or to such other address as such other Party shall by notice require, or sent by facsimile or electronic mail to the facsimile number or email address of the other Party which is shown below; provided that any notice, invoice or communication sent by electronic mail shall also be delivered in hard copy or by facsimile; and

(iv)	marked for the attention of the Person(s) there referred to or to such other Person(s) as the other Party shall by notice require.

(b)
Oral communication does not constitute notice for purposes of this Agreement, and telephone numbers are listed below as a matter of convenience only. The foregoing notwithstanding, notices given from LNG Vessels at sea may be given by radio.

30.2	Address for Notices
The addresses of the Parties for service of notices (and copies thereof) are as follows:
Société Nationale des Hydrocarbures
[*****]
[*****]
TEL: [*****]
FAX: [*****]
Attention:    [*****]
Perenco Cameroon SA
[*****]
[*****]
TEL: [*****]
FAX: [*****]
Attention: [*****]
Golar Hilli Corporation
c/o Golar Management Ltd
13th Floor, One America Square
17 Crosswall
London EC3N 2LB
TEL: +44 (0) 207.063.79.00
FAX: +44 (0) 207.063.79.01
Attention: Dudley Poston, Representative
Golar Cameroon SASU
c/o Golar Management Ltd
13th Floor, One America Square
17 Crosswall
London EC3N 2LB
TEL: +44 (0) 207.063.79.00
FAX: +44 (0) 207.063.79.01
Attention: Andreas Lavik Lie, General Manager
Each Party shall have the right to change its address at any time or designate that copies of all such notices be directed to another Person at another address, by giving written notice thereof to the other parties.

30.3	Effective Date of Notice
A notice given under any provision of this Agreement shall be deemed delivered only when received by the Party to whom such notice is directed, and the time for such Party to deliver any notice in response to such originating notice shall run from the date the originating notice is received. “Received” for purposes of this Clause 30 shall mean:

(a)	if delivered by hand or by courier, on the day on which it is received at that Party’s address; or

(b)	if sent by facsimile or electronic mail, when actually received by the intended recipient in a readable form; or

(c)	in the event notice was given by radio from an LNG Vessel at sea, actual receipt of the communication by radio, provided, that if any such notice, invoice or other communication would otherwise be deemed, in accordance with sub-paragraph (a) or (b) above, to be received on a day that is not a Business Day, or on a Business Day but outside of normal working hours, then such notice, invoice or other communication shall be deemed to be received on the next Business Day.

31	MISCELLANEOUS

31.1	Amendments and Modifications
This Agreement may not be amended, modified, varied or supplemented except by an instrument in writing signed by the Parties.

31.2	Approvals
Each Party shall maintain in force all of its respective Approvals necessary, and to obtain any Approvals that become necessary, for its performance under this Agreement. The Parties shall co-operate with each other wherever necessary for this purpose.

31.3	Exclusion of Waiver
No failure to exercise or delay in exercising any right or remedy arising from this Agreement shall operate or be construed as a waiver of such right or remedy. Performance of any condition or obligation to be performed hereunder shall not be deemed to have been waived or postponed except by an instrument in writing signed by the Party who is claimed to have granted such waiver or postponement. No waiver by either Party shall operate or be construed as a waiver in respect of any failure or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.

31.4	No Third Party Beneficiaries
The interpretation of this Agreement shall exclude any rights under legislative provisions conferring rights under a contract to Persons not a party to that contract including the Contracts (Rights Of Third Parties) Act 1999. Subject to Clauses 6.1 (Monthly Invoices), 7 (Taxes), Clause 10 (Receipt of Gas), Clause 13 (Interruption to Services), Clause 14 (Inventory Management), Clause 15 (LNG Loading and Transportation) and Clause 19 (Liabilities and Indemnification), the Parties do not intend, and nothing in this Agreement shall otherwise be construed, to create any duty to, or standard of care with reference to, or any obligation or liability to, or any right of action or claim by, any Person other than a Party.

31.5	Rules of Construction

(a)
Drafting. Each provision of this Agreement shall be construed as though all Parties participated equally in the drafting of the same. Consequently, the Parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting Party shall not be applicable to this Agreement.

(b)
Priority. In the event of a conflict between the provisions of this Agreement excluding all Annexes (after such exclusion, the “Base Agreement”) and the provisions of any Annex, all provisions of the Base Agreement shall take precedence over any Annex.

31.6	Rights and Remedies
Except where this Agreement expressly provides to the contrary, the rights and remedies contained in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

31.7	Joint and Several Liability
Save in respect of Clause 17.2 and Clause 18.2(b), SNH and Perenco shall be jointly and severally liable for all the Customer’s obligations and Liabilities arising under or in connection with this Agreement.

31.8	Disclaimer of Agency
It is not the intention of the Parties to create, nor shall this Agreement be deemed or construed to create, a partnership, joint venture or other association or a trust. This Agreement shall not be deemed or construed to authorise any Party to act as an agent, servant or employee for the other Party for any purpose whatsoever except as explicitly set out in this Agreement. In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries.

31.9	Severance of Invalid Provisions
If and for so long as any provision of this Agreement shall be deemed to be invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other provision of this Agreement except only so far as shall be necessary to give effect to the construction of such invalidity, and any such invalid provision shall be deemed severed from this Agreement without affecting the validity of the balance of this Agreement.

31.10	Expenses
Each Party shall be responsible for and bear all of its own costs and expenses incurred in connection with the preparation and negotiation of this Agreement.

31.11	Genuine Pre-Estimate of Loss
All amounts payable by way of liquidated damages pursuant to Clause 9.3(e), Clause 13.3(d), Clause 15.7(c), Clause 18.2(a) and Clause 18.2(b) are agreed by both Parties to represent a genuine pre-estimate of the Liabilities which may be sustained by the innocent Party in the event that the other Party fails in its obligations under this Agreement, and not a penalty.

31.12	Waiver of Immunity
Each Party (to the fullest extent permitted by law) irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought against it by the other Party in relation to this Agreement, and to ensure that no such claim is made on its behalf;

(b)	waives all rights of immunity in respect of it and its assets; and

(c)	consents generally in respect of such proceedings to the giving of relief or the issue of any proceeds in connection with such proceedings.

31.13	Indemnity
Wherever in this Agreement a Party is obligated to indemnify and hold the other Party harmless from and against claims and liabilities, then such obligations shall be to indemnify and hold harmless such Party and each of their respective directors, officers, employees, agents and subcontractors.

31.14	Liquefaction Licence
The Parties acknowledge, and Golar Cam hereby confirms, that Golar Cam shall be the holder of the Liquefaction License in accordance with Clause 4.1.1 of the Gas Convention and shall assist Golar, as may be requested by Golar, in the performance of the Services hereunder, provided that Golar acknowledges that it shall at all times remain solely responsible to the Customer for the performance of the Services in accordance with this Agreement. The Customer shall have no obligations or liability to Golar Cam except as expressly set out in this Agreement.

31.15	Entire Agreement

(a)	Subject to Clause 31.18, each Party acknowledges and agrees with the other Party that:

(i)
this Agreement constitutes the entire agreement between the Parties and supersedes and extinguishes all previous agreements, promises, assurances, representations, warranties and understandings between them, whether written or oral, relating to the Project; and

(ii)
no Party has been induced to enter into this Agreement in reliance upon, nor have they been given, any warranty, representations, statement, assurance, covenant, agreement, undertaking, indemnity or commitment of any nature whatsoever other than as are expressly set out in this Agreement and, to the extent that any of them have been, it unconditionally and irrevocably waives any claims, rights or remedies which any of them might otherwise have had in relation thereto, provided that the provisions of this Clause 31.15 shall not exclude any liability which any of the Parties would otherwise have to any other Party or any right which either Party may have to rescind this Agreement in respect of any statements made fraudulently by the other Party prior to execution of this Agreement or any rights which either Party may have in respect of fraudulent concealment by the other Party.

31.16	Counterpart Execution
This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original Agreement for all purposes, provided that no Party shall be bound to this Agreement unless and until both Parties have executed a counterpart.

31.17	Excess Capacity
The Parties agree to cooperate together in good faith in respect of using the FLNG Facility’s spare capacity to process additional gas (beyond five hundred (500) BCF) that is not dedicated to any other project, always within the framework of the Cameroon national gas master plan, and in doing so the Parties recognize that they may all benefit from such efficiencies of scale, subject to further agreement.

31.18	Binding Term Sheet
This Agreement supersedes the Binding Term Sheet which shall terminate on and from the Effective Date but without prejudice to any rights, remedies, obligations or liabilities of the Parties that have accrued under the Binding Term Sheet up to the date of termination.
IN WITNESS whereof, each of the Parties has caused this Agreement to be duly executed and signed by its duly authorised officer as of the date hereof.
EXECUTION PAGE

SIGNED for and on behalf of SOCIÉTÉ NATIONALE DES HYDROCARBURES

By:	[*****]
Name:	[*****]
Position:	[*****]

SIGNED for and on behalf of PERENCO CAMEROON SA

By:	[*****]
Name:	[*****]
Position:	[*****]

SIGNED for and on behalf of GOLAR HILLI CORPORATION

By:	/s/Iain Ross
Name:	IAIN ROSS
Position:	ATTORNEY-IN-FACT

SIGNED for and on behalf of GOLAR CAMEROON SASU

By:	/s/John Johansen
Name:	JOHN JOHANSEN
Position:	GENERAL MANAGER

Annex 1
FLNG Vessel Specifications

Item	Detail
Ships name	Hilli Episeyo
Builder and Yard	Rosenberg Verft (original builder) Keppel Shipyard (FLNG conversion)
Hull No.	198
Year Built	1975 (originally built) 2017 (conversion)
Port of Registry and Flag State	Marshall Islands
IMO Number	7382720
Call Sign	V7VR8
Classification Society	DNV-GL

PRINCIPAL PARTICULARS:
Length Overall	293.74 m
Length Between Perpendiculars	281.25 m
Breadth	62.60 m
Depth Moulded	25.00 m
Draught Scantling	11.7 m

Complement	Max. 118

GENERIC FLNG BASIC OF DESIGN:
Rules and Regulations	[*****]
Design Life/Operational Life	[*****]
Feed Gas Inlet Conditions (at the inlet of the pre-treatment facilities):	[*****]
Liquefaction	[*****]
Pre-Treatment Facilities	[*****]
Power Generation	[*****]
LNG Offloading	[*****]
Vapour Return	[*****]
Storage Tanks	[*****]
LNG Vessels	[*****]
Purging	[*****]
Communications	[*****]
Emergency Shutdown System	[*****]

Annex 2
Project Specifications

FEED GAS SPECIFICATION

Component, Mol%	Minimum	Maximum
CO2	[*****]	[*****]
Nitrogen	[*****]	[*****]
Methane	[*****]	[*****]
Ethane	[*****]	[*****]
Propane	[*****]	[*****]
i-Butane	[*****]	[*****]
n-Butane	[*****]	[*****]
i-Pentane	[*****]	[*****]
n-Pentane	[*****]	[*****]
C6+	[*****]	[*****]
Benzene	[*****]	[*****]
Toluene	[*****]	[*****]
H20	[*****]	[*****]
Eglycol	[*****]	[*****]
m-Mstyrene	[*****]	[*****]
MW	[*****]	[*****]

The above minimum and maximum levels are derived from the following [*****]:

	[*****]		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
CO2	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Nitrogen	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Methane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Ethane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Propane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
i-Butane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
n-Butane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
i-Pentane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
n-Pentane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
n-Hexane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Benzene	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_6*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Toluene	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_7*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_8*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_9*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_10*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_11*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_12*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_13*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_14*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_15*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
C_16*	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
H2O	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
EGlycol	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
n-Heptane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
n-Octane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
n-Nonane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
n-Decane	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
E-Benzene	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
m-MStyrene	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
TOTAL	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
=>C6	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
MW	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]		[*****]

FEED GAS INLET CONDITIONS (GAS RECEIPT POINT)
• Maximum Feed Gas inlet rate: [*****]
• Normal operating pressure: [*****]
[*****][*****][*****]

FLNG SITE
FLNG Site is defined by the following coordinates (with reference point being the FLNG Vessel’s soft yoke mooring swivel):

UTM Zone 32N, CM 9°E, Manoca 1962 Datum	X (m) 593 089
Y (m) 333 292

FLNG
SSA-3
SANAGA-1
SSA-1
BIPAGA PLANT
BAIE DE PANAVIA
12" TO FLNG (NEW)
2 x 12" TO BIPAGA PLANT (NEW)
SANAGA Permit
FLNG
SSA-3
SANAGA-1 PLATFORM
SSA-2
SSA-1
SANAGA SUD FIELD
KPP
(Kribi Power Plant)
Bipaga I
Fourie
Songkwari
Mpolongue II
Mpolongue I
Mpala
Ebouiyie
Elabe
Ndjibo
Bikondo
Bilolo
Bissiang
Dombe
Kribi
Mpango
Lende
Ebome
Bwambe
Mbeka'a
(Chute de la Lobe)
Mabenanga
Lobe
Ndoumale
Grand Batanga I
Pongo
KR-1
KA-1
N 330 000
KD-1
COTCO 1
KL-1
N 320 000
KB-3
KB-2
KB-6
KB-4
KB FIELD
KL-3
KB-1
KB-G
12" TO SA-1 (NEW)
E 600 000
E 610 000
0
2500m
5000m

WIND, WAVES AND CURRENT DATA
Wind, waves and current data are defined in the following reports prepared by BMT Argoss:

•	“Extreme wave conditions near Kribi (Cameroon)”, reference RP_A15123, revision 1, dated 4 June 2015

•	“Metocean conditions near Kribi (Cameroon)”, reference RP_A15143, revision 1, dated 1 September 2015.

MOORING FACILITIES
Soft yoke mooring system

Annex 3
LNG Specification

LNG delivered by the sellers to the buyer under the LNG SPA shall conform with the following specifications:

Item	Unit	Range
		Min	Max
Methane	[*****]	[*****]	[*****]
Ethane	[*****]		[*****]
Propane	[*****]		[*****]
Butane	[*****]		[*****]
C5+	[*****]	[*****]	[*****]
Nitrogen	[*****]	[*****]	[*****]
H2S	[*****]	[*****]	[*****]
Total sulphur	[*****]	[*****]	[*****]
Mercury	[*****]	[*****]	[*****]
Solid and impurities	[*****]		[*****]
HHV	[*****]	[*****]	[*****]
Wobbe index	[*****]	[*****]	[*****]

The quality of the LNG is measured in the gas chromatograph on the FLNG Vessel.
HHV and Wobbe index shall be calculated in accordance to ISO 6976 (1995) at reference temperature and pressure conditions of 15°C and 1 atm.
[*****]

Annex 4
Retainage

The following table shall provide the Operations Retainage Limit when the Feed Gas rate is in accordance with the Daily Feed Gas Quantity, which Golar shall be entitled to retain, deduct from the Customer’s Inventory, and use without cost.

[*****]	Feed Gas rate (MMscfd)	Operations Retainage Limit (% of Feed Gas rate (expressed in MMBTUs))
[*****]	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
[*****]	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
[*****]	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]

[*****]
[*****]

[*****][*****]
[*****]
[*****]

Annex 5
Acceptance Test Principles

[*****]
[*****]
[*****]

[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]

Annex 6
Form of Acceptance Certificate

[Letterhead of the Customer]

Date ●

Golar Hilli Corporation
c/o Golar Management Ltd
13th Floor, One America Square
17 Crosswall
London EC3N 2LB

Cameroon Floating Liquefied Natural Gas Export Project – Acceptance Certificate

Pursuant to Clause 9.4(●) of the Liquefaction Tolling Agreement dated [●] it is hereby certified that the FLNG Facility has passed the Acceptance Tests required by that Agreement. Please confirm your receipt of this Acceptance Certificate by signing and returning the enclosed copy.

SIGNED for and on behalf of Société Nationale des Hydrocarbures:

By:____________________
Name:
Position:

SIGNED for and on behalf of Perenco Cameroon SA:

By:____________________
Name:
Position:
_______________________
ACNKOWLEDGED AND AGREED for and on behalf of Golar Hilli Corporation:

By:____________________
Name:
Position:

Annex 7
Conditions of Use
All Terminal Facilities, Terminal Services and other assistance of any kind whatsoever provided to a vessel calling at the Terminal are provided subject to all Applicable Laws and to these Conditions of Use. These Conditions of Use shall (a) apply to each vessel calling at the Terminal regardless of whether any such vessel pays or owes amounts to Golar or Sanaga Partners, and (b) be deemed to have been expressly accepted by each vessel calling at the Terminal regardless of whether such acceptance has been acknowledged in writing or otherwise.
For purposes of these Conditions of Use, the following definitions shall apply:
“Affiliates” means, in relation to any person or entity, another person or entity who, either directly or indirectly, Controls, is controlled by or is under the common Control of such first mentioned party. For the purposes of this definition, "Control" means the beneficial ownership of more than fifty percent (50%) of the issued share capital or the legal power to direct or cause the direction of the general management of the company, partnership or other person in question, and “Controlled” shall be construed accordingly;
“Applicable Laws” means any law, regulation, administrative and judicial provision, constitution, decree, judgment, legislation, order, ordinance, regulation, code, directive, statute, treaty or other legislative measure, in each case of any Governmental Authority from time to time in force, which is legally binding on a party;
“FLNG Unit” means the floating LNG liquefaction unit “Hilli Episeyo” with IMO number 7382720;
“Golar” means Golar Hilli Corporation and Golar LNG Limited, and their respective Affiliates and Representatives;
“Golar's Facilities” means the FLNG Unit and any infrastructure and equipment on board the FLNG Unit and the soft yoke mooring;
“Governmental Authority” means in respect of any country, any national, federal, regional, state, municipal, or other local government, any subdivision, agency, department, commission, authority or any other executive, legislative or administrative entity thereof, or any instrumentality, ministry, agency or other authority, acting within its legal authority;
“Hazard” shall have the meaning given in condition 5 below;
“LNG Facility” means Sanaga Partners’ Facilities and Golar's Facilities;
“Limited Amount” is defined in condition 11;
“Master” means, with respect to any vessel, the duly licensed master, captain or other person lawfully in command of such vessel;
“Representative of Sanaga Partners” or “Representative of Golar” means any director, officer, employee, contractor, and duly authorised servant, consultant, advisor, agent or representative of Sanaga Partners or Golar as applicable in whatever capacity they may be acting, and their respective officers, directors, employees, contractors and agents, or any other person acting on behalf of Sanaga Partners or Golar;
“Sanaga Partners” means Société Nationale des Hydrocarbures and Perenco Cameroon and each of their Affiliates and Representatives;
“Sanaga Partners’ Facilities” means all fixed and moveable assets which Sanaga Partners uses and/or controls and operates from time to time for the purpose of performance of Sanaga Partners’ LNG supply and delivery operations including, without limitation, [●];
“Terminal” means the site with the following coordinates [●], at which the Terminal Facilities are located;
“Terminal Facilities” means all the infrastructure, facilities, equipment, installations, anchorages and approaches of and to the Terminal, including, without limitation, the LNG Facility and any other channels, channel markings, buoys, jetties, berths, lines and gangways at the Terminal;
“Terminal Manual” means the terminal manual detailing Terminal guidelines, procedures and emergency response;
“Terminal Services” means any service tendered or provided by the Terminal or Sanaga Partners to a vessel, including, pilotage, towage, tug assistance, mooring and other navigational services, whether for consideration or free of charge; and
“Third Parties” means any person or entity other than Sanaga Partners or Golar.
All vessels calling at the Terminal must be capable of operating within the physical limitations of the Terminal Facilities’ berth dimensions, loading arm envelopes and mooring equipment as detailed in the Terminal Manual, or as advised from time to time by Sanaga Partners or Golar. In addition to the requirements of Applicable Laws, the following conditions shall apply to each vessel calling at the Terminal:

1.
The Master of a vessel shall at all times and in all circumstances remain solely responsible on behalf of the vessel's owners and operators for the safety and proper navigation and operation of his vessel and shall at all times comply with the Terminal regulations, all Applicable Laws and the Terminal Manual.

2.
Neither Sanaga Partners nor Golar make any warranty (whether express or implied) with respect to Terminal Facilities or to the rendering of Terminal Services and any use thereof shall be at the sole risk of the vessel Master and owners and operators. Neither Sanaga Partners nor Golar shall be responsible for any loss or damage to a vessel, actual or consequential, or any loss or damage to the vessel’s owners or operators or the vessel’s cargo or any part thereof, or any loss or injury suffered by the Master, officers or crew of the vessel, which is related to Terminal Facilities or to Terminal Services provided to a vessel regardless of any act, omission, fault or negligence of Sanaga Partners or Golar, or any fault or defect in the Terminal Facilities, save, in respect of loss or damage to the vessel’s cargo or any part thereof, where caused by the sole negligence of Sanaga Partners or Golar.

3.
Neither Sanaga Partners nor Golar shall be responsible to any vessel or to its owners or operators for any loss related to strikes or other labour disturbances, regardless of whether Sanaga Partners or Golar are parties thereto, and regardless of any act, omission, fault or negligence of Sanaga Partners or Golar.

4.
The vessel and its owners and operators shall in all circumstances hold harmless and indemnify Sanaga Partners and Golar as applicable against any and all losses, claims, damages, costs and expenses Sanaga Partners or Golar may incur or has incurred arising out of or in connection with:

4.1
any damage to the Terminal Facilities or injury to its personnel related to the vessel's use of the Terminal Facilities and involving the fault, wholly or partially, of the Master, officers or crew of the vessel, including negligent navigation;

4.2
any loss suffered by Third Parties with respect to damage to their property or injury to their personnel related to the vessel's use of the Terminal Facilities and involving the fault, wholly or partially, of the Master, officers or crew of the vessel, including negligent navigation;

4.3	any Hazard under condition 5 hereof and involving the fault, wholly or partially, of the Master, officers or crew of the vessel, including negligent navigation;

4.4
any loss or damage to the vessel while at the Terminal, including consequential losses and all claims, damages and costs arising therefrom regardless of any act, omission, fault or negligence by Sanaga Partners or Golar; and

4.5
any personnel injury or property loss suffered by the Master, officers or crew of the vessel while at the Terminal, including consequential losses and all claims, damages and costs arising therefrom regardless of any act, omission, fault or negligence by Sanaga Partners or Golar.

5.
If the vessel or any object on the vessel becomes or is likely to become an obstruction, threat, or danger to navigation, operations, safety, health, environment or security of the Terminal (a “Hazard”), the Master and the owners and operators shall, at the option of the Terminal, take immediate action to clear, remove or rectify the Hazard as the Terminal may direct, and if the Master and/or the owners and/or operators fail to take such action, the Terminal shall be entitled to take such measures as it may deem appropriate to clear, remove or rectify the Hazard, and the Master and owners and operators shall be responsible for all costs and expenses associated therewith.

6.
In the event of any escape or discharge of oil or oily mixture or contaminants from any vessel or from any hose or other discharging device connected to such vessel (from whatsoever cause such escape or discharge may arise and irrespective of whether or not such escape or discharge has been caused or contributed to by the negligence or default on the part of the vessel or her owners or operators), either of Sanaga Partners or Golar by itself or by its subcontractors or by any other person whatsoever shall have the right to take any measures it deems fit to clean up the pollution resulting from such escape or discharge and to recover the full cost thereof from such vessel, its owners and operators, for which cost the vessel, its owners and operators shall be jointly and severally liable to Sanaga Partners and Golar (as the case may be).

7.
Without prejudice to the limitation of liability of the Master and owners and operators under condition 11, each of the owners and operators of the vessel hereby waives any right it may have to limit its liability for liabilities arising under this contract whether in conformity with any international maritime or shipping convention or any other statutory provision now or hereinafter enacted affording ship owners a right to limit their liability. The waiver herein contained applies to all persons claiming through owners or operators.

8.	Any liability incurred by the Master or owners or operators by operation of these Conditions of Use shall be joint and several.

9.
Without prejudice to the limitation of liability of the Master and owners and operators at condition 11, the Master shall immediately report to Sanaga Partners and Golar any accident, incident, claim, damage, loss or unsafe condition or circumstance. Any such report shall be made in writing and signed by the Master. Sanaga Partners and Golar shall be entitled to inspect and investigate any such report but without prejudice to the foregoing.

10.
These Conditions of Use shall be construed, interpreted and applied in accordance with laws of England and, if so requested by Sanaga Partners and Golar, the vessel and her owners and operators shall submit to the exclusive jurisdiction of the courts of England and Wales.

11.
Subject to condition 12, any liability of the Master and owners and operators to Sanaga Partners and Golar by virtue of the operation of these Conditions of Use shall be limited to USD [*****] (the “Limited Amount”) in aggregate for all liabilities arising from any one accident or occurrence. In the event that any loss or damage in respect of which the vessel and her owners and operators are liable to indemnify Sanaga Partners and/or Golar exceeds the Limited Amount then the Master and owners and operators shall indemnify Sanaga Partners and/or Golar, in aggregate not exceeding the Limited Amount, by paying each a sum, which equates to the ratio of loss or damage suffered by each to the total loss or damage suffered by each.

12.
The limit of liability set out in condition 11 shall not limit, restrict or prejudice any claim or right that Sanaga Partners or Golar has or may have against the Master or owners or operators under general principles of law or equity. For the avoidance of doubt, said limit of liability shall only apply with respect to, and to the extent of, a claim by Sanaga Partners or Golar against the Master or owners or operators under these Conditions of Use.

ACKNOWLEDGEMENT
Name of vessel: _______________
As Master of the abovenamed vessel, I acknowledge for and on behalf of the vessel's owners and operators that the above Conditions of Use of the Terminal govern the use by such vessel of the Terminal Facilities.
Signed:
By Master for and on behalf of the owners and operators of vessel

Date: _______________

Annex 8
Approved LNG Vessels

[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

Annex 9
Allotted Loading Times and Demurrage Rates for LNG Vessels

Allotted Loading Times

Scheduled Loading Quantity (m3)	Allowed Laytime (days)
115,000	[*****]
120,000	[*****]
125,000	[*****]
130,000	[*****]
135,000	[*****]
140,000	[*****]
145,000	[*****]
150,000	[*****]
155,000	[*****]
160,000	[*****]
165,000	[*****]
170,000	[*****]

Demurrage Rates

LNG Vessel Cargo Capacity (Gross)	Demurrage Rate USD per Day
LNG Vessels less than 135,000m3 (steam turbine)	[*****]
135,000m3 and above (steam turbine)	[*****]
145,000 to 154,000m3 (duel fuel diesel electric)	[*****]
LNG Vessels greater than 154,000m3 (duel fuel diesel electric)	[*****]

1